SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                               PRE-EFFECTIVE
                             AMENDMENT NO. 1 TO
                                  FORM 10

                GENERAL FORM FOR REGISTRATION OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
           (Exact name of registrant as specified in its charter)


             Delaware                           04-3638229
  (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                   No.)




                            701 Mount Lucas Road
                        Princeton, New Jersey 08540
                  (Address of principal executive offices)

                               (609) 497-5500
            (Registrant's telephone number, including area code)


   Securities to be registered pursuant to Section 12(b) of the Act: NONE


     Securities to be registered pursuant to Section 12(g) of the Act:

                Units of Limited Liability Company Interests
     ----------------------------------------------------------------
                              (Title of class)

ITEM 1.  BUSINESS............................................................1

ITEM 2.  FINANCIAL INFORMATION..............................................71

ITEM 3.  PROPERTIES.........................................................94

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.....94

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS OF THE MANAGING MEMBER AND
         REGISTRANT.........................................................95

ITEM 6.  EXECUTIVE COMPENSATION.............................................97

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.....................99

ITEM 8.  LEGAL PROCEEDINGS.................................................101

ITEM 9.  MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S UNITS AND
         RELATED MATTERS...................................................101

ITEM 10. RECENT SALES OF UNREGISTERED UNITS................................103

ITEM 11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED................104

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.........................111

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.......................112

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
         FINANCIAL DISCLOSURE..............................................113

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.................................113

ITEM 1.    BUSINESS

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC

     Goldman Sachs Hedge Fund Partners, LLC (the "Fund") is a Delaware limited liability company organized in March 2002 to operate as an investment fund. Goldman Sachs Princeton LLC, a Delaware limited liability company, serves as the Fund's managing member (the "Managing Member"). As of March 31, 2004, the Fund had approximately $963.4 million net assets under management. Although the Fund is currently closed to new investors generally, in the sole discretion of the Managing Member, the Managing Member expects to continue to accept limited investments from existing qualified investors and to accept investments from new investors to the extent additional capacity is created as a result of redemptions from the Fund. In connection with the initial offering and each subsequent funding, the limited liability company interests of the Fund ("Units") were privately offered and sold to accredited investors pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act") and the sales were exempt from registration under the Securities Act. The acceptance of future subscriptions in the Fund and the continued growth of the Fund will be determined by the Managing Member in its sole discretion.

     From its inception in April 2002 through July 2003, the Fund consistently grew through subscriptions of new investors. The Fund believes its growth during this period follows with the general national trend of significant inflows achieved by other hedge funds during this period. From April 1, 2002 through July 1, 2003, the Fund received approximately 834 new investors averaging over 50 new investors a month and had a maximum of 104 new investors subscribing to the Fund in July 2003. Moreover, during that period, total subscriptions in the Fund exceeded $880 million and averaged over $55 million per month with approximately $121.8 million being invested in July 2003. During this sixteen-month period the Fund had at least 30 new investors each month and at least $28.4 million invested every month. The numbers of investors that came into the Fund during this period does not represent the number of investors in the Fund today due to redemptions made by investors during the same period. Since July 2003, the Fund has only taken in limited subscriptions from new investors.

                             INVESTMENT PROGRAM

INVESTMENT OBJECTIVE AND APPROACH

     The Fund's investment objective is to target attractive long-term risk-adjusted returns across a variety of market environments with lower volatility than, and minimal correlation to, the broad equity markets. To achieve this objective, the Fund allocates all or substantially all of its assets among privately placed investment funds (such funds and any successor funds thereto, individually, an "Investment Fund" and collectively the "Investment Funds") managed by the Managing Member, each of which allocates its assets to, or invests in entities managed by, independent investment managers (collectively, the "Advisors") that employ a broad range of investment strategies primarily within one of the following four hedge fund sectors: the tactical trading sector, the equity long/short sector, the relative value sector, and the event driven sector. Currently, substantially all of the Fund's assets are invested in four Investment Funds, each of which is managed by the Managing Member. The existing Investment Funds are Goldman Sachs Global Tactical Trading, LLC ("GTT"), Goldman Sachs Global Equity Long/Short, LLC ("GELS"), Goldman Sachs Global Relative Value, LLC ("GRV") and Goldman Sachs Global Event Driven, LLC ("GED"). The assets of each Investment Fund are allocated to Advisors, directly or indirectly, pursuant to discretionary investment management agreements or, in the discretion of the Investment Fund's managing member (currently, in each case, the Managing Member), by means of investments in funds managed by Advisors ("Advisor Funds"). (References herein to Advisors include Advisor Funds where the context permits). One or more of the Investment Funds have in the past and may from time to time not accept additional subscriptions or limit the amount of additional subscriptions from third parties because certain of the Advisors with which they invest are no longer accepting additional investments. Under such circumstances, the Managing Member does not generally allow additional investors to subscribe for units in the Fund except as a result of redemptions in the Fund. However, even if the Investment Funds are closed generally, the Investment Funds will accept additional investments from the Fund for rebalancing or other purposes. As of December 31, 2003 and March 31, 2004, the Fund's proportionate share of each individual investment in an Advisor owned, directly or indirectly, by any individual Investment Fund did not exceed 5% of the Fund's equity.

     Each of the existing Investment Funds is a Delaware limited liability company. A brief description of the investment objective and approach of each of the existing Investment Funds is set forth under "--Description of the Investment Funds and the Performance of the Investment Funds" below.

     The hedge fund sectors referenced herein are subjective classifications made by the managing member of an Investment Fund in its sole discretion. Such classifications are based on information provided by the Advisors to the managing member of the relevant Investment Fund and may differ from classifications of similarly named sectors made by other industry participants. In addition, although each Advisor to which an Investment Fund allocates assets invests principally utilizing investment strategies within such Investment Fund's hedge fund sector, certain Advisors to which an Investment Fund allocates assets may also utilize other investment strategies that are either related or unrelated to such hedge fund sector.

     There can be no assurance that the Fund or any of the Investment Funds will achieve its investment objective or that the portfolio design, risk monitoring and hedging strategies of the Fund or any of the Investment Funds will be successful. See "CERTAIN RISK FACTORS."

     The Fund may hold cash or invest the Fund's cash balances at such times and in any instruments it deems appropriate, including cash equivalents and other short term securities, pending investment in Investment Funds, in order to fund anticipated redemptions or expenses of the Fund, or otherwise in the sole discretion of the Managing Member. Such balances may also be invested in money market funds sponsored by The Goldman Sachs Group, Inc. or its affiliates, including Goldman, Sachs & Co. ("Goldman Sachs") (collectively referred to herein, together with their affiliates, directors, partners, trustees, managers, members, officers and employees, as the "GS Group") and the Fund will not be reimbursed for any fees accruing to any affiliate of the GS Group in respect of any such investment. The Fund generally reinvests any available income earned from investments of its cash balances in accordance with its investment program. The Investment Funds are also permitted to hold cash or invest their cash balances in the same manner.

ALLOCATION AMONG THE INVESTMENT FUNDS

     The Managing Member may allocate the Fund's assets across the four hedge fund sectors in a manner consistent with the Fund's objective of targeting attractive long-term risk-adjusted returns. In order to determine such allocation, the Managing Member periodically establishes a model allocation among the four hedge fund sectors that, if made, would result in each sector contributing a roughly equivalent amount to the expected portfolio risk of the Fund. In order to accomplish this, the Managing Member estimates the long-term risk expectation of each of the Investment Funds and the expected long-term correlation among the risk exposures of each of the Investment Funds. For these purposes, risk is measured by volatility, and volatility is determined utilizing various models chosen by the Managing Member. The Managing Member utilizes this model allocation as a benchmark and will either allocate the Fund's assets among the Investment Funds in a manner roughly consistent with such benchmark or, in its sole discretion, will make strategic allocations to one or more Investment Funds, which could result in the portfolio not being equally risk weighted among the four hedge fund sectors, when it believes that market conditions or other factors merit an overweighting or underweighting to one or more of the hedge fund sectors. Through March 31, 2004, the Managing Member had not made any strategic allocations, however, the Managing Member may elect to do so in the future in its sole discretion. The Managing Member periodically re-evaluates the contribution to the risk of the Fund from each investment sector and may in its sole discretion re-allocate the Fund's assets as it deems advisable. The Managing Member expects to implement changes to the contribution to the risk of the Fund in the second quarter of 2004 to increase the weight allocation towards GED and GELS and to decrease the weight allocation towards GTT and GRV. Reallocation may be considered due to such factors as are deemed relevant by the Managing Member, which may include changes in market conditions, differences in relative performance among the Investment Funds, changes in the amount of the Fund's leverage, and the addition or elimination of Investment Funds. Due to the restrictions on redemptions and additional subscriptions imposed by the Investment Funds and the Advisors and other factors, the Managing Member may not always be able to re-allocate the Fund's assets at the time and in the manner that it would otherwise seek to do. See "CERTAIN RISK FACTORS--GENERAL RISKS--There can be no Assurance that the Managing Member's Decisions Regarding Risk Allocations will be Successful; Inaccurate Information Provided by the Advisors may have a Material Adverse Effect on Implementing the Fund's Investment Objective" and "--SPECIAL RISKS OF THE FUND'S STRUCTURE--Risks Associated with the Fund Investing in Other Entities--Advisors may have Limited Capacity to Manage Additional Investment Fund Investments." The models used to measure risk, and the methodologies utilized to allocate the assets of the Fund among the Investment Funds, may be changed or modified by the Managing Member at any time without notice or approval of investors in its sole discretion.

     As of March 31, 2004, December 31, 2003 and as of December 31, 2002, respectively, the net assets of the Fund were allocated among the Investment Funds approximately as described in the tables below. Net assets means the total assets of the Fund less total liabilities of the Fund at the time of determination in accordance with accounting principles generally accepted in the United States ("GAAP"). Total assets means the sum of the Fund's cash and cash equivalents, other assets and investments determined at any time in accordance with GAAP as of that date. The figures represent actual allocations of the Fund's net assets and not the allocation of the expected risk of the Fund among the Investment Funds. The allocations of the Fund's net assets will change from time to time in accordance with the Fund's investment objective and strategies. The Fund's investments are carried at fair value as determined by the Fund's attributable share of the net assets of the respective Investment Fund. Fair values are determined utilizing information supplied by each individual Investment Fund net of each Advisor's management and incentive fee and are not a guarantee of actual realizable amounts. See "CERTAIN RISK FACTORS--SPECIAL RISKS OF THE FUND'S STRUCTURE--The Fund's Financial Statements are, and in the Future will be, Based on Estimates of Valuations Provided by Third Party Advisors which may not be Accurate or may Need to be Adjusted in the Future--Risks Associated with the Fund Investing in Other Entities--Valuation of the Investment Funds' Investments will be based upon Valuations Provided by the Advisors which are Generally not Audited; Uncertainties in Valuations could have a Material Adverse Effect on the Fund's Net Assets;" and ITEM 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations--Critical Accounting Policies and Estimates."



                               MARCH 31, 2004


                       FAIR VALUE OF FUND'S      FAIR VALUE OF
     INVESTMENT FUND  INVESTMENT IN $ AMOUNT   FUND'S INVESTMENT
                                               AS A % OF FUND'S
                                                  NET ASSETS

           GTT             $263,898,142             27.39%

           GELS            $140,134,406             14.55%

           GRV             $366,225,056             38.01%

           GED             $213,504,527             22.16%

          Total            $983,762,131           102.11%(1)


                             DECEMBER 31, 2003

     INVESTMENT FUND   FAIR VALUE OF FUND'S      FAIR VALUE OF
                      INVESTMENT IN $ AMOUNT   FUND'S INVESTMENT
                                               AS A % OF FUND'S
                                                  NET ASSETS

           GTT             $249,583,571             26.74%

           GELS            $140,117,348             15.01%

           GRV             $359,311,989             38.50%

           GED             $221,899,920             23.78%

          Total            $970,912,828           104.03% (1)

     (1) The total value of the Fund's investments in the Investment Funds exceeded 100% of the Fund's net asset value, because the Fund's net asset value reflected certain accrued liabilities of the Fund, including fees and expenses.


                             DECEMBER 31, 2002

     INVESTMENT FUND   FAIR VALUE OF FUND'S      FAIR VALUE OF
                      INVESTMENT IN $ AMOUNT   FUND'S INVESTMENT
                                               AS A % OF FUND'S
                                                  NET ASSETS

           GTT              $98,921,553             25.81%

           GELS             $53,355,947             13.92%

           GRV             $146,920,415             38.34%

           GED              $84,386,691             22.02%

          Total            $383,584,606           100.09% (1)

     (1) The total value of the Fund's investments in the Investment Funds exceeded 100% of the Fund's net asset value, because the Fund's net asset value reflected certain accrued liabilities of the Fund, including fees and expenses.


PERFORMANCE OF THE FUND

     Since the commencement of its operations on April 1, 2002 until December 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2004, the Fund had net returns as described in the tables below. Past performance of the Fund is not indicative of future results which may vary. The Fund's net return has been computed based on the performance of the Fund net of all fees and expenses including, among others (i) incentive allocations to the Managing Member and (ii) a monthly management fee to the Managing Member. See "FEES AND EXPENSES."

                     APRIL 1, 2002 - DECEMBER 31, 2002

            SERIES OF UNITS      MONTH OF      NET RETURN FOR
                  (1)           ISSUANCE OF        PERIOD
                                   UNITS         OUTSTANDING

           Class A Series 1        April            3.97%

           Class A Series 2         May             3.88%

           Class A Series 3        June             3.19%

           Class A Series 4        July             2.33%

           Class A Series 5       August            2.52%

           Class A Series 6      September          1.51%

           Class A Series 7       October           0.75%

           Class A Series 8      November           1.77%

           Class A Series 9      December           2.34%

     (1) As of December 31, 2002, the Fund had 9 series of Class A units outstanding. Each series of Class A units is identical in every regard except with respect to its individualized incentive allocation base. Effective January 1, 2003, Class A Series 2 through Class A Series 9 units were collapsed into Class A Series 1 units.



                    JANUARY 1, 2003 - DECEMBER 31, 2003


            SERIES OF UNITS      MONTH OF      NET RETURN FOR
                  (1)           ISSUANCE OF        PERIOD
                                   UNITS         OUTSTANDING

           Class A Series 1       January           9.60%

           Class A Series 2      February           7.98%

           Class A Series 3        March            6.87%

           Class A Series 4        April            7.65%

           Class A Series 5         May             6.59%

           Class A Series 6        June             3.77%

           Class A Series 7        July             3.74%

           Class A Series 8       August            4.64%

           Class A Series 9      November           1.65%

           Class A Series 10     December           1.35%


     (1) As of December 31, 2003, the Fund had 10 series of Class A units outstanding. Each series of Class A units is identical in every regard except with respect to its individualized incentive allocation base. Effective January 1, 2004, Class A Series 2 through Class A Series 10 units were collapsed into Class A Series 1 units.


                      JANUARY 1, 2003 - MARCH 31, 2003

            SERIES OF UNITS       DATE OF      NET RETURN FOR
                  (1)           ISSUANCE OF        PERIOD
                                   UNITS         OUTSTANDING

           Class A Series 1       January           1.81%

           Class A Series 2      February           0.31%

           Class A Series 3        March            0.76%

     (1) As of March 31, 2003, the Fund had 3 series of Class A units outstanding. Each series of Class A units is identical in every regard except with respect to its individualized incentive allocation base. Effective January 1, 2004, Class A Series 2 through Class A Series 3 units were collapsed into Class A Series 1 units.


                      JANUARY 1, 2004 - MARCH 31, 2004

            SERIES OF UNITS       DATE OF      NET RETURN FOR
                  (1)           ISSUANCE OF        PERIOD
                                   UNITS         OUTSTANDING

           Class A Series 1       January           2.72%

           Class A Series 2      February           1.68%


     (1) As of March 31, 2004, the Fund had 2 series of Class A units outstanding. Each series of Class A units is identical in every regard except with respect to its individualized incentive allocation base.



     The Fund is issued units of interests in each Investment Fund, so-called "no-fee-shares," which are not subject to any management fee or incentive allocation at the Investment Fund level. Through its investment in the Investment Funds, the Fund bears a pro rata portion of all other offering, organizational and operating expenses of the Investment Funds, including the administration fee for the Managing Member's services as administrator of each Investment Fund, and a pro rata portion of the Advisor compensation paid by the Investment Funds. Returns in the tables above are shown net of these expenses. See "FEES AND EXPENSES."

     The table below compares the historical cumulative total net return of the Fund's Units for the investment periods indicated in the table with the 3 Month LIBOR rate, the Lehman Brothers Aggregate Index, the MSCI World Index and the S&P 500 Index. 3 Month LIBOR rate, the Lehman Brothers Aggregate Index, the MSCI World Index and the S&P 500 Index are commonly used as comparative indices by hedge fund investors. The Managing Member does not manage the Fund in respect of any particular index. References to market or composite indices, benchmarks or other measures of relative market performance over a specified period of time (referred to herein as an index or collectively as indices) are provided for information only. Reference to these indices does not imply that the portfolio will achieve returns, volatility or other results similar to the Indices. The composition of an index may not reflect the manner in which a portfolio is constructed in relation to expected or achieved returns, portfolio guidelines, restrictions, sectors, correlations, concentrations, volatility or tracking error targets, all of which are subject to change over time. These indices are unmanaged and the figures for an index reflect the reinvestment of dividends but do not reflect the deduction of any fees or expenses which would reduce returns. The holders of Units of the Fund (each referred to as a "Member" and collectively the "Members") cannot invest directly in indices.


      INVESTMENT PERIOD     FUND      3    LEHMAN      MSCI      S&P
                             (1)   MONTH  BROTHERS    WORLD      500
                                   LIBOR  AGGREGATE   INDEX     INDEX
                                            INDEX

      4/1/2002-12/31/2002   3.97%   1.42%  10.16%    -20.16%   -22.31%

      1/1/2003-12/31/2003   9.60%   1.23%   4.11%     33.11%    28.68%

      1/1/2004-03/31/2004   2.72%   0.29%   2.65%      2.62%     1.69%

     (1) Fund returns shown are the net returns for Class A Series 1 for each of the investment periods shown. See above for the Fund's returns for Class A Series 2-10



DESCRIPTION OF THE INVESTMENT FUNDS AND THE PERFORMANCE OF THE
INVESTMENT FUNDS

     The annual net returns shown for each Investment Fund in the tables below have been computed based on the performance of the respective Investment Fund net of all expenses allocated by each Investment Fund to the Fund for periods shown following the commencement of the Fund. Past performance of the Investment Funds is not indicative of future results which may vary. The Fund owns "no-fee shares" in each Investment Fund and accordingly the Fund was not charged any incentive allocation or management fee by the Managing Member in its capacity as managing member of each of the Investment Funds. See "FEES AND EXPENSES."

GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

     GTT's investment objective is to target attractive long-term risk-adjusted absolute returns by allocating its assets to Advisors that employ strategies primarily within the tactical trading sector. Tactical trading strategies are directional trading strategies that generally fall into one of the following two categories: managed futures strategies and global macro strategies. Managed futures strategies involve trading in futures and currencies globally, generally using systematic or discretionary approaches based on identified trends. In formulating these strategies, GTT's Advisors generally use quantitative models or discretionary inputs to speculate on the direction of individual markets or subsectors of markets. Discretionary inputs may include macroeconomic and fundamental data (such as inflation estimates and supply/demand characteristics of individual markets) and technical data (such as market price patterns, market volatility estimates, and trading volume statistics). Global macro strategies generally utilize analysis of macroeconomic and financial conditions to develop views on country, regional or broader economic themes and then seek to capitalize on such views. Other strategies may be employed as well. The Advisors generally invest GTT's assets in a diversified portfolio composed primarily of futures contracts, forward contracts, physical commodities, options on futures and on physical commodities and other derivative contracts on foreign currencies, interest rates, financial instruments, stock indexes and other financial market indexes, metals, grains and agricultural products, petroleum and petroleum products, livestock and meats, oil seeds, tropical products and softs (such as sugar, cocoa, coffee and cotton). GTT Advisors also engage in the speculative trading of securities, including, but not limited to, equity and debt securities (including, without limitation, high yield securities and emerging market securities), and other securities. Those GTT Advisors that trade securities may do so on a cash basis or using options or other derivative instruments. Certain Advisors may utilize other investment media, such as swaps and other similar instruments and transactions. All speculative trading on behalf of GTT is conducted at the direction of the Advisors. The GTT Advisors generally trade on behalf of GTT on commodities and securities exchanges worldwide as well as in the interbank foreign currency forward market and various other over-the-counter markets. GTT allocates its assets pursuant to discretionary investment advisory agreements and through investments in Advisor Funds.

     As of December 31, 2003, GTT's managing member (currently, the Managing Member) had allocated GTT's assets, directly or indirectly, to 22 Advisors, although this number may change materially over time as determined by GTT's managing member. GTT's managing member generally does not allocate more than 25% of GTT's total assets to any single GTT Advisor at the time of allocation. GTT is a successor fund to The Directors Fund Limited Partnership which commenced its operations in 1986. Effective January 2, 2002, pursuant to the Delaware Revised Uniform Partnership Act and the Delaware Limited Liability Company Act, GTT was converted from a Delaware limited partnership to a Delaware limited liability company at which time its name was changed from The Directors Fund Limited Partnership to Goldman Sachs Global Tactical Trading, LLC.

     GS Group, including Goldman Sachs, collectively with its affiliates, directors, partners, trustees, managers, members, officers and employees, owned approximately 6.68% of GTT as of December 31, 2003 and approximately 6.64% as of March 31, 2004.

     For the past five years from January 1, 1999 to December 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2004, GTT had net returns on invested assets as described in the table below.


              INVESTMENT PERIOD        NET RETURN FOR PERIOD

            1/1/1999 - 12/31/1999(1)          -2.92%

            1/1/2000 - 12/31/2000(1)           1.18%

            1/1/2001 - 12/31/2001(1)           9.25%

            1/1/2002 - 12/31/2002(2)          10.99%

            1/1/2003 - 12/31/2003(3)          11.61%

            1/1/2003 - 3/31/2003 (3)           3.70%

            1/1/2004 - 3/31/2004 (3)           4.02%

     (1) Annual net return is based on the performance of Class B Series 1 units and is net of a 3% management fee and a 25% incentive allocation paid or made to Goldman Sachs Princeton LLC as managing member of GTT. GTT did not bear any additional Advisor compensation expenses during this period because such expenses were paid by Goldman Sachs Princeton LLC, and so returns do not reflect any additional fees paid to Advisors. The Fund did not invest in Class B Series 1 units of GTT. Effective January 1, 2002, the Class B Series 1 units were converted to Class A Series 1 units.

     (2) Annual net return is based on the performance of Class A Series 1 units (for the period from January 1, 2002 to March 31, 2002) and Class C Series 1 (for the period from the commencement of the Fund's operations on April 1, 2002 to December 31, 2002). Class A Series 1 units of GTT are subject to a 1.25% management fee and a 5% incentive allocation paid or made to Goldman Sachs Princeton LLC as managing member of GTT. The returns shown, to the extent they reflect Class A Series 1 units, are net of the management fee and the incentive allocation paid by GTT to Goldman Sachs Princeton LLC as managing member of GTT. The Fund did not invest in Class A Series 1 units of GTT. Class C Series 1 units ("no-fee-shares") of GTT (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GTT and so returns, to the extent they reflect Class C Series 1 units, do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class A Series 1 units and Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GTT. Returns for the Class A Series 1 units are shown for periods prior to the Fund's commencement of operations on April 1, 2002 since GTT did not have no-fee-shares outstanding during such periods.

     (3) Net return is based on the performance of Class C Series 1 units. Class C Series 1 units ("no-fee-shares") of GTT (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GTT and so returns do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GTT.

GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT, LLC

     GELS' investment objective is to target attractive risk-adjusted returns with volatility lower than the broad equity markets, primarily through long and short investment opportunities in the global equity markets. As of December 31, 2003, GELS' managing member (currently, the Managing Member) had allocated GELS' assets, directly or indirectly, to 23 Advisors, although this number may change materially over time as determined by GELS' managing member. GELS' Advisors' strategies generally involve making long and short equity investments, often based on the Advisor's assessment of fundamental value compared to market price. It is anticipated that GELS' Advisors will employ a wide range of styles. For example, the GELS Advisors may (i) focus on companies within specific industries; (ii) focus on companies only in certain countries or regions;
(iii) focus on companies with specified levels of market capitalization; or
(iv) employ a more diversified approach, allocating assets to opportunities across investing styles, industry sectors and geographic regions. Other strategies may be employed as well. GELS' managing member generally does not allocate more than 25% of GELS' total assets to any single Advisor at the time of allocation. GELS was organized on July 1, 2001 and commenced its operations on August 1, 2001.

     GS Group, including Goldman Sachs, collectively with its affiliates, directors, partners, trustees, managers, members, officers and employees, owned approximately 3.20% of GELS as of December 31, 2003 and approximately 3.67% as of March 31, 2004.

     Since GELS commenced its operations on August 1, 2001 until December 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2004, it had net returns on invested assets as described in the table below.

            INVESTMENT PERIOD        NET RETURN FOR PERIOD

        8/1/2001 - 12/31/2001 (1)            1.58%

        1/1/2002 - 12/31/2002 (2)            0.02%

        1/1/2003 - 12/31/2003 (3)           13.73%

          1/1/2003-3/31/2003 (3)            -0.74%

         1/1/2004 - 3/31/2004 (3)            3.38%

     (1) Annual net return is based on the performance of Class A Series 1 units. Class A Series 1 units of GELS are subject to a 1.25% management fee and a 5% incentive allocation paid or made to Goldman Sachs Princeton LLC as managing member of GELS. The returns shown are net of the management fee and the incentive allocation paid by GELS to Goldman Sachs Princeton LLC as managing member of GELS. The Fund did not invest in Class A Series 1 units of GELS. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GELS.

     (2) Annual net return is based on the performance of Class A Series 1 units (for the period from January 1, 2002 to March 31, 2002) and Class C Series 1 (for the period from the commencement of the Fund's operations on April 1, 2002 to December 31, 2002). Class A Series 1 units of GELS are subject to a 1.25% management fee and a 5% incentive allocation by Goldman Sachs Princeton LLC as managing member of GELS. The returns shown, to the extent they reflect Class A Series 1 units, are net of the management fee and the incentive allocation paid by GELS to Goldman Sachs Princeton LLC as managing member of GELS. Class C Series 1 units ("no-fee-shares") of GELS (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GELS and so returns, to the extent they reflect Class C Series 1 units, do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class A Series 1 units and Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GELS. Returns for the Class A Series 1 units are shown for periods prior to the Fund's commencement of operations on April 1, 2002 since GELS did not have no-fee-shares outstanding during such periods.

     (3) Net return is based on the performance of Class C Series 1 units. Class C Series 1 units ("no-fee-shares") of GELS (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GELS and so returns do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GELS.

GOLDMAN SACHS GLOBAL RELATIVE VALUE, LLC

     GRV's investment objective is to target attractive risk-adjusted absolute returns with volatility and correlation lower than the broad equity markets by allocating assets to Advisors that operate primarily in the global relative value sector. As of December 31, 2003, GRV's managing member (currently, the Managing Member) had allocated GRV's assets, directly or indirectly, to 26 Advisors, although this number may change materially over time as determined by GRV's managing member. GRV's managing member generally does not allocate more than 25% of GRV's total assets to any single Advisor at the time of allocation. Relative value strategies seek to profit from the mispricing of financial instruments, capturing spreads between related securities that deviate from their fair value or historical norms. Directional and market exposures are generally held to a minimum or completely hedged. Strategies that may be utilized in the relative value sector include convertible arbitrage, equity arbitrage, and fixed-income arbitrage, each of which is described in greater detail below. Other strategies may be employed as well.

     Convertible Arbitrage

     Convertible bond arbitrage strategies consist of buying convertible bonds and shorting an appropriate number of shares of the issuer's common stock. The stock short sale is intended to hedge the stock price risk arising from the equity conversion feature of the convertible bond. Due to the bond features of convertibles, credit and interest rate risk may also be hedged.

     Equity Arbitrage

     Equity arbitrage strategies try to avoid market direction influences and seek to generate returns primarily from stock selection. Advisors construct long and short baskets of equity securities they determine to be mispriced relative to each other, typically with similar characteristics. Portfolios are generally designed to exhibit zero or low beta to equity markets. Beta measures the degree to which an asset's price changes when a reference asset's price changes. For example, a beta greater than one suggests that for every 1% change in the reference asset's price, the asset will move greater than 1%.

     Fixed Income Arbitrage

     Fixed-income arbitrage strategies seek to exploit pricing anomalies that might exist across fixed-income securities and their related derivatives. Although some fixed-income strategies are based on macroeconomic considerations, the strategies are primarily quantitative in nature, and financial modeling is an integral component. Opportunities in fixed-income instruments or baskets of securities are found when securities deviate from historical relationships or fair value as determined by the Advisor. These relationships can be temporarily distorted by exogenous shocks to fixed-income supply and demand or by structural changes in the fixed-income market.

     Multi-Strategy

     Multi-strategy Advisors invest across a range of strategies. GRV's Advisors tend to be more opportunistic in targeting specific relative value strategies during differing market environments. In addition, these Advisors may have exposures that have traditionally been described as being within the event driven sector, such as merger arbitrage, high yield/distressed securities and other special situations.

     GS Group, including Goldman Sachs, collectively with its affiliates, directors, partners, trustees, managers, members, officers and employees, owned approximately 5.40% of GRV as of December 31, 2003 and approximately 5.42% as of March 31, 2004.

     GRV was organized on November 1, 2001 and commenced its operations on January 1, 2002. Since commencement of its operations on January 1, 2002 until December 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2004, GRV had net returns on invested assets as described in the table below.

            INVESTMENT PERIOD        NET RETURN FOR PERIOD

        1/1/2002 - 12/31/2002 (1)            4.93%

        1/1/2003 - 12/31/2003 (2)            7.11%

        1/1/2003 - 3/31/2003 (2)             1.47%

        1/1/2004 - 3/31/2004 (2)             2.27%


     (1) Annual net return is based on the performance of Class A Series 1 units (for the period from January 1, 2002 to March 31, 2002) and Class C Series 1 (for the period from the commencement of the Fund's operations on April 1, 2002 to December 31, 2002). Class A Series 1 units of GRV are charged a 1.25% management fee and a 5% incentive allocation by Goldman Sachs Princeton LLC as managing member of GRV. The returns shown, to the extent they reflect Class A Series 1 units, are net of the management fee and the incentive allocation paid by GRV to Goldman Sachs Princeton LLC as managing member of GRV. The Fund did not invest in Class A Series 1 units of GRV. Class C Series 1 units ("no-fee-shares") of GRV (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GRV and so returns, to the extent they reflect Class C Series 1 units, do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class A Series 1 units and Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GRV. Returns for the Class A Series 1 units are shown for periods prior to the Fund's commencement of operations on April 1, 2002 since GRV did not have no-fee-shares outstanding during such periods.

     (2) Net return is based on the performance of Class C Series 1 units. Class C Series 1 units ("no-fee-shares") of GRV (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GRV and so returns do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GRV.

GOLDMAN SACHS GLOBAL EVENT DRIVEN, LLC

     GED's investment objective is to target attractive risk-adjusted absolute returns with volatility and correlation lower than the broad equity markets by allocating assets to Advisors that operate primarily in the global event driven sector. As of December 31, 2003, GED's managing member (currently, the Managing Member) had allocated GED's assets, directly or indirectly, to 20 Advisors, although this number may change materially over time as determined by GED's managing member. GED's managing member generally will not allocate more than 25% of GED's total assets to any single Advisor at the time of allocation. Event driven strategies seek to identify security price changes resulting from corporate events such as restructurings, mergers, takeovers, spin-offs and other special situations. Corporate event arbitrageurs generally choose their investments based on their perceptions of the likelihood that the event or transaction will occur, the amount of time that the process will take and the perceived ratio of return to risk. Strategies that may be utilized in the event driven sector include merger arbitrage, high yield/distressed securities, and special situations, each of which is described in greater detail below. Other strategies may be employed as well.

     Merger Arbitrage

     Merger arbitrageurs seek to capture the price spread between current market prices and the value of securities upon successful completion of a takeover or merger transaction. The availability of spreads reflects the unwillingness of other market participants to take on transaction-based risk, i.e., the risk that the transaction will not be completed and the price of the company being acquired will fall. Merger arbitrageurs evaluate this risk and seek to create portfolios that reduce specific event risk.

     High Yield/Distressed Securities

     High yield/distressed securities strategies invest in debt or equity securities of firms in or near bankruptcy. GED Advisors differ in terms of the level of the capital structure in which they invest, the stage of the restructuring process at which they invest, and the degree to which they become actively involved in negotiating the terms of the restructuring.

     Special Situations

     Special situations such as spin-offs and corporate reorganizations and restructurings offer additional opportunities for event driven managers. Often these strategies are employed alongside merger arbitrage or distressed investing. A GED Advisor's ability to evaluate the effect of the impact and timing of the event and to take on the associated event risk is the source of the returns. GED Advisors differ in the degree to which they hedge the equity market risk of their portfolios.

     GS Group, including Goldman Sachs, collectively with its affiliates, directors, partners, trustees, managers, members, officers and employees, owned approximately 2.46% of GED as of December 31, 2003 and approximately 3.09% as of March 31, 2004.

     GED was organized on November 1, 2001 and commenced its operations on April 1, 2002. Since commencement of its operations until December 31, 2003 and for the three month periods ended March 31, 2003 and March 31, 2004, GED had net returns on invested assets as described in the table below.

             INVESTMENT PERIOD        NET RETURN FOR PERIOD

       4/1/2002 - 12/31/2002 (1)             -0.66%

        1/1/2003 - 12/31/2003 (1)            18.09%

        1/1/2003 - 3/31/2003 (1)              3.70%

        1/1/2004 - 3/31/2004 (1)              3.93%

     (1) Net return is based on the performance of Class C Series 1 units. Class C Series 1 units ("no-fee-shares") of GED (including those issued to the Fund) are not subject to management fees or incentive allocations paid or made to Goldman Sachs Princeton LLC as managing member of GED and so returns do not reflect the payment of any such fees or the making of any allocations to Goldman Sachs Princeton LLC. In addition, returns for Class C Series 1 units during the entire period reflect returns net of the compensation paid to Advisors. The returns shown are also net of the payment of an administration fee to Goldman Sachs Princeton LLC by GED.

OVERVIEW OF THE INVESTMENT PROCESS OF THE INVESTMENT FUNDS

     In its capacity as managing member of each of the Investment Funds, the Managing Member employs a dynamic investment process which includes Advisor selection, portfolio design and ongoing risk analysis and monitoring. The Goldman Sachs Group, Inc. acquired the assets and business of Commodities Corporation Limited, a Princeton New Jersey-based asset management firm established in 1969, specializing in alternative investments, and contributed them to a newly formed wholly owned subsidiary, Commodities Corporation LLC, which was renamed Goldman Sachs Princeton LLC in May 2001. The Managing Member (together with the predecessor entity) has over 30 years of experience in constructing diversified portfolios by selecting, allocating among, and monitoring absolute return-oriented (i.e., returns not measured against a benchmark) or "skill-based" Advisors. Skill-based Advisors are Advisors which, as a result of their particular investment style and skills, have the potential to be profitable regardless of the direction of the market (i.e., unlike long-only Advisors, which would be expected to make money when markets go up, and not during periods of market decline). The Managing Member has also developed computer systems and operational capabilities to assist in the monitoring of Advisors.

     An Investment Fund's managing member seeks to identify Advisors to which it may allocate such Investment Fund's assets. The Advisor selection process includes a review by the Investment Fund's managing member's team of professionals, which may include representatives of its portfolio management, Advisor selection, risk and quantitative analysis, compliance, tax, legal, finance and operations areas.

     Both qualitative and quantitative criteria are factored into the Advisor selection process. These criteria include portfolio management experience, strategy, style, historical performance, including risk profile and drawdown (i.e., downward performance) patterns, risk management philosophy and the ability to absorb an increase in assets under management without a diminution in returns. The managing member of each Investment Fund also examines the organizational infrastructure, including the quality of the investment professionals and staff, the types and application of internal controls, and any potential for conflicts of interest. However, the Fund and the Investment Funds do not control the Advisors and are frequently not able to review the actual books and investments of many Advisors since this is proprietary information and in many cases such information is not shared with the managing member of the Investment Funds, neither on a historical nor a current basis.

     In determining the relative allocations of capital to each Advisor, the managing member of an Investment Fund considers the risk and return characteristics of each of the Advisors, including the average expected volatility of returns, drawdown patterns and liquidity and leverage characteristics. In addition, each Investment Fund's managing member considers how each Advisor's returns are expected to correlate to the other Advisors in the portfolio. It is expected that allocations will vary significantly over time as returns for different Advisors vary. The managing member of an Investment Fund also may adjust allocations from time to time when it deems it appropriate to do so. In addition, it is expected that individual allocations will grow larger or smaller as each Advisor's performance varies over time.

     The identity and number of the Investment Fund's Advisors may change materially over time. The managing member of an Investment Fund may withdraw from or invest with different Advisors without prior notice to or the consent of the Fund, the Members or the members of the Investment Fund.

     The managing member of an Investment Fund may invest a substantial portion of the Investment Fund's assets with Advisors who may have limited track records and Advisor Funds with limited operating histories. In such cases, the Advisors or individual members of their management teams generally will have had, in the Investment Fund's managing member's opinion, relevant experience trading in the strategies that such Advisors are expected to utilize. However, the Fund and the Investment Funds are not able to ensure Members that each of the Advisors, even those with longer track records, will perform as expected or not undertake actions that would not be in the best interest of the Fund or the Members.

LEVERAGE AND OTHER STRATEGIES

     Leverage

     Advisors may utilize leverage in their investment programs. Leverage may take the form of trading on margin, use of derivative instruments that are inherently leveraged, and other forms of direct and indirect borrowings. Advisors generally will determine the amount of leverage they utilize, provided that limitations on leverage may be imposed on Advisors by their investment management agreements or law, if applicable. The managing member of the Investment Funds, on behalf of each Investment Fund, may seek to adjust the degree of leverage with which such Investment Fund as a whole invests by taking the Advisors' anticipated leverage use into account when allocating and reallocating the Investment Fund's assets among the Advisors. However, the managing member of an Investment Fund generally will not have any right to adjust the amount of leverage utilized by any of the Advisors, and generally does not exercise such right if available. Adjustments to an Investment Fund's overall leverage level will be based on factors deemed relevant by its managing member, including its assessment of the risk/reward parameters of the Advisors and the strategies currently included in such Investment Fund's investment portfolio.

     The managing member of an Investment Fund may also elect, in its sole discretion, to cause an Investment Fund to invest indirectly in an Advisor Fund through a swap, option or other structure designed to provide greater leverage than a direct investment in the Advisor Fund. As of December 31, 2003, none of the Investment Funds had invested indirectly in an Advisor through such a swap, option or other structure, however, the managing member of an Investment Fund may elect to do so in the future. See "--Additional Methods of Investing in Advisor Funds by the Investment Funds" below and "CERTAIN RISK FACTORS--INVESTMENT RELATED RISKS--Risks Related to Investment and Trading--The Use of Leverage may Substantially Increase the Adverse Impact to which the Investment Funds' Investment Portfolios may be Subject."

     The Fund and each Investment Fund may, but are not required to, borrow (including through direct borrowings, borrowings through derivative instruments, or otherwise) from the GS Group or other parties, when deemed appropriate by its managing member, including to make investments and distributions in respect of redemptions of membership units, to pay expenses, or for other purposes. During the year ended December 31, 2003, the Fund entered into a borrowing facility with a major financial institution (the "Facility Counterparty"). The facility is structured as a call spread option that has been issued by the Fund to the Facility Counterparty. Under the terms of the facility, the Fund receives cash and redeposits the amount with the Facility Counterparty in a collateral account. The Fund has the right to draw funds from the collateral account to use for liquidity purposes. Under the facility, the Fund may draw, at any given time, up to the total amount of the collateral account at the time of withdrawal. However, in no event can the amount which the Fund may draw under the facility exceed 5% of the Fund's net asset value. The effective interest rate on funds drawn from the collateral account is LIBOR + 0.875%. The Fund also pays the equivalent of a commitment fee of 0.25% on the undrawn funds. The facility expires on July 15, 2004 and the Fund currently intends to renew it. As of December 31, 2003, the Fund had received an amount of $47.5 million under the facility, all of which had been redeposited as collateral and remained undrawn. In February 2004, the size of the facility was reduced to $20.0 million. As of March 31, 2004, the Fund had received an amount of $20.0 million, all of which had been redeposited as collateral and remained undrawn. See "ITEM 2. FINANCIAL INFORMATION--Liquidity and Capital Resources" for further description of the borrowing facility. Each Investment Fund currently has a similar facility with the Facility Counterparty. Each Investment Fund may pledge its assets in order to secure any such borrowings. The Advisors may also borrow funds or enter into other similar transactions (including from or with the GS Group). The managing member of the Fund and an Investment Fund may modify, as applicable, the Fund's or the Investment Fund's borrowing policies, including the purposes of borrowings, and the length of time that the Fund or the Investment Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund or an Investment Fund to receive payments of interest or repayments of principal will be senior to those of the members of the Fund and the Investment Fund and the terms of any borrowings may contain provisions that limit the activities of the Fund and the Investment Fund.

     Temporary and Defensive Strategies

     The  Fund and the  Investment  Funds  may,  from  time to  time,  take temporary or defensive positions in cash, cash equivalents, other short-term securities or money market funds to attempt to minimize volatility caused by adverse market, economic, or other conditions. Any such temporary or defensive positions could prevent the Fund and the Investment Funds from achieving their investment objectives. In addition, the Fund may, in the Managing Member's sole discretion, hold cash, cash equivalents, other short-term securities or investments in money market funds pending allocation to Investment Funds, in order to fund anticipated redemptions, expenses of the Fund or other operational needs, or otherwise in the sole discretion of the Managing Member. The Investment Funds are permitted to hold cash or invest their cash balances in the same manner as the Fund.

     Potential Investments

     The Advisors may invest in securities, assets and instruments of any type, long or short, including, without limitation, the following: equity securities and instruments including, without limitation, common stocks, preferred stocks, equity index futures and forwards, interests in real estate investment trusts, convertible debt instruments, convertible preferred stock, equity interests in trusts, partnerships, joint ventures, limited liability companies, warrants and stock purchase rights, swaps and structured notes; fixed income instruments including bonds, interest rate futures contracts and swaps, options on futures, indices, loan participations and government and corporate debt instruments (both rated and unrated); currencies and speculative positions on currencies, spot transactions, currency forwards, cross currency swaps, options and futures on currencies; commodities, including without limitation, spot transactions in commodities, commodities futures and swaps and options on futures; and structured financial products, including mortgage-backed securities, pass-throughs and other asset-backed securities (both investment-grade and non-investment grade). The Advisors may employ short selling, and trade in securities without active public markets, indices, over-the-counter options, when-issued and forward commitment securities and engage in the borrowing and lending of portfolio securities. The Advisors may also engage in derivative transactions including swaps and repurchase and reverse repurchase agreements or other strategies to hedge against securities, currencies or interest rates or to manage risk relating to their portfolio investments, to leverage their portfolio and to establish speculative positions. The Advisors may invest in both U.S. and non-U.S. issuers, including issuers based in emerging market countries.

     Additional  Methods of  Investing in Advisor  Funds by the  Investment
     Funds

     An Investment Fund will typically invest directly in an Advisor Fund by purchasing an interest in such Advisor Fund. There may be situations, however, where an Advisor Fund is not open or available for direct investment by the Investment Fund or where the managing member of such Investment Fund elects for other reasons to invest indirectly in an Advisor Fund. Such an instance may arise, for example, where the Investment Fund's proposed allocation does not meet an Advisor Fund's investment minimums. On occasions where the managing member of an Investment Fund determines that an indirect investment is the most effective or efficient means of gaining exposure to an Advisor Fund, the Investment Fund may invest in an Advisor Fund indirectly by purchasing a structured note or entering into a swap or other contract, paying a return approximately equal to the total return of an Advisor Fund. In the case of a structured note or swap, a counterparty would agree to pay to the Investment Fund a return based on the return of the Advisor Fund, in exchange for consideration from the Investment Fund equivalent to the cost of purchasing an ownership interest in the Advisor Fund. The Investment Fund may also invest indirectly in an investment vehicle or "feeder fund" established by the managing member of the Investment Funds, the Advisor or their respective affiliates that invests all of their assets in an Advisor Fund. In addition, in the discretion of the managing member of the Investment Funds, an indirect investment in an Advisor Fund of the type described above may be structured so as to provide greater leverage than a direct investment in the Advisor Fund, which may increase the risks to the Investment Fund relative to a direct investment in the Advisor Fund. Indirect investment through a swap or similar contract in an Advisor Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Investment Fund's investment. There can be no assurance that the Investment Fund's indirect investment in an Advisor Fund through a structured note or swap will have the same or similar results as a direct investment in the Advisor Fund, and the Investment Fund's value may decrease as a result of such indirect investment.

     Any references in this registration statement (the "Registration Statement") to strategies or techniques utilized by the Advisors on behalf of the Investment Funds include strategies or techniques utilized by (i) Advisors pursuant to investment management agreements entered into with either the Investment Fund or separate Cayman Islands limited liability companies formed by the managing member of an Investment Fund (each a "Portfolio Company" and collectively the "Portfolio Companies") through which the Investment Fund allocates assets to such Advisor, or (ii) Advisor Funds in which an Investment Fund invests. See "PORTFOLIO COMPANIES" below.

     The Fund's investment program and the investment program of each of the Investment Funds are speculative and entail substantial risks. There can be no assurance that the investment objectives of the Fund and each of the Investment Funds, including their risk monitoring and diversification goals, will be achieved, and results may vary substantially over time. Advisors of each Investment Fund may consider it appropriate, subject to applicable regulations, to utilize forward and futures contracts, options, swaps, other derivative instruments, short sales, margin and other forms of leverage in their investment programs. Such investment techniques can substantially increase the adverse impact to which an Investment Fund's, and the Fund's, investment portfolio may be subject. See "CERTAIN RISK FACTORS."

                          INTERNATIONAL ACTIVITIES

     The Fund allocates its assets to the Investment Funds who in turn allocate their assets to Advisors located throughout the world. From time to time, these Advisors invest in securities of non-U.S. issuers, including companies based in less developed countries (i.e., "emerging markets"), or in securities issued by the governments outside the United States. A portion of the Fund's assets, therefore, ultimately may be invested in securities and other financial instruments denominated in non-U.S. currencies, the prices of which are translated into U.S. dollars for purposes of calculating the Fund's net asset value. Some Advisors may invest exclusively in securities and other financial instruments denominated in non-U.S. currencies. The Investment Funds have invested, from time to time, up to 25%-30% of their assets with Advisors located outside the United States or in non-U.S. markets or financial instruments. The amount so invested outside the United States could be significantly greater than such amount at any particular time in the future. Historical international investment activity may not be indicative of current or future levels.

     The value of the Fund's assets and liabilities may fluctuate with U.S. dollar exchange rates as well as with the price changes of the Advisors' investments in the various local markets and currencies. Investing in securities of companies which are generally denominated in non-U.S. currencies involve certain considerations comprising both risks and opportunities not typically associated with investing in securities of U.S. issuers. See "CERTAIN RISK FACTORS--INVESTMENT RELATED RISKS--Risks Related to International Investments--Trading on Foreign Exchanges may Involve Higher Risk of Financial Irregularities and/or Lack of Appropriate Risk Monitoring and Controls," "--Non-U.S. Investments Involve Special Risks not Usually Associated with Investments in U.S. Securities," "--Investment in Emerging Markets Involves Significant Risks, Including Inflation and Currency Devaluations," "--Foreign Currency Transactions and Exchange Rate Risk Create Additional Risks for Advisors investing in certain Financial Instruments," and "--Non-U.S. Futures Transactions Afford Less Protection as Rules of a Foreign Exchange may not be Enforced by a Domestic Requirement."

                            PORTFOLIO COMPANIES

     The Investment Funds may allocate assets to Advisors (i) through direct or indirect investments in Advisor Funds, (ii) through direct allocation of assets held in a separately managed account pursuant to an investment management agreement between the Investment Fund and the Advisor or such similar arrangement as is determined by the managing member of such Investment Fund or (iii) through investments in Portfolio Companies, each of which allocates its assets to a single Advisor via a separately managed account. The managing member of the Investment Funds or an affiliate thereof is the investment manager of each Portfolio Company, and the officers and all or a majority of the directors of each such entity are persons that are employed by, or are otherwise affiliated with, the managing member of the Investment Funds or its affiliates. Portfolio Companies may have other investors in addition to the Investment Funds. See "POTENTIAL CONFLICTS OF INTEREST." It is expected that one investor in each Portfolio Company is a Cayman Islands limited liability company managed by the managing member of the Investment Funds and formed to accept subscriptions from non-U.S. persons and U.S. tax-exempt entities.

     Each Portfolio Company (or the investment manager on behalf of the Portfolio Company) will enter into an investment management agreement with an Advisor selected by the managing member of the applicable Investment Fund. Each investment management agreement provides for the payment of fees and expenses of the Advisor, any restrictions on the Advisor relating to the management of the assets, including restrictions relating to leverage and investment strategies, if applicable, and rights of the managing member of the applicable Investment Fund with respect to ongoing monitoring and risk management, which may include rights to receive reports, require the disposition of positions, and withdraw all or a portion of an allocation to the Advisor. Each Portfolio Company, however, reserves the right in its sole discretion and for any reason to waive fees of, or impose different fees on, any investor, as may be agreed to by the Portfolio Company and the investor. Each Portfolio Company may, by agreement with its Advisor, structure the Advisor's fees (or a portion thereof) as an incentive allocation or other arrangement.

     The governing documents of each Portfolio Company provide, among other things, for the management of the Portfolio Company by its board of directors, redemption rights of shareholders of the Portfolio Company (which will be negotiated on a case-by-case basis with each shareholder, provided that the Investment Funds have the right to redeem their shares upon request, subject to any restrictions contained in the investment management agreement between the Portfolio Company and the Advisor), certain fees and expenses as discussed below and in "FEES AND EXPENSES," and indemnification and exculpation of the managing member of the Investment Funds, in its capacity as the investment manager of the Portfolio Company) and its affiliates. The board of directors of a Portfolio Company may cause such entity to list its shares on the Irish, Luxembourg or other stock exchange, or to enter into a transaction or series of transactions in which the shareholders of the Portfolio Company become beneficial owners of economically comparable equity interests of another entity, which may be domiciled outside the Cayman Islands, so long as (i) the shareholders of the Portfolio Company do not suffer any material adverse economic effect as a result thereof or (ii) the shareholders of the Portfolio Company receive prior written notice of any initial listing or transaction and an opportunity to redeem their interests in the Portfolio Company prior to the effectiveness of the initial listing or transaction.

     The managing member of the Investment Funds does not currently charge any management fee or performance-based fee or allocation at the Portfolio Company level. Each Portfolio Company pays the managing member of the Investment Funds (or any other entity selected by the Portfolio Company to be its administrator) an administration fee, accruing daily and calculated and paid on a monthly basis, equal to one-twelfth of 0.20% of the net assets of the Portfolio Company as of the end of each month, calculated prior to any reduction in net assets due to Advisor fees. Historically, the administration fee has from time to time been waived by the managing member of the Investment Funds and the managing member of the Investment Funds may choose to waive or entirely eliminate the administration fee in the future in the managing member's sole discretion. The Portfolio Companies may also retain another entity not affiliated with the Managing Member as sub-administrator. Fees payable to such sub-administrator may be payable out of the administration fee or pursuant to such other arrangements as may be agreed to by the Managing Member (in its capacity as investment manager of the Portfolio Company) and such sub-administrator. See "FEES AND EXPENSES."

     Each Portfolio Company bears its own offering, organizational, and operating expenses, including any management and incentive fees payable to the Advisor of the Portfolio Company's assets pursuant to the Portfolio Company's investment management agreement. The Fund bears, indirectly through its investment in the Investment Funds, a pro rata portion of the expenses of each Portfolio Company in which the Investment Funds invest. See "FEES AND EXPENSES."

     References in this Registration Statement to assets or investments of the Fund, the Investment Funds and the Advisors shall be deemed to include interests in Portfolio Companies and assets and investments of Portfolio Companies to the extent of the Fund's and the Investment Funds' indirect interest therein, whether or not so indicated, where the context permits.

                             FEES AND EXPENSES

     The Fund pays the Managing Member a monthly management fee (the "Management Fee"), equal to one-twelfth of 1.25% of the net assets of the Fund as of the end of the applicable month, appropriately adjusted to reflect capital appreciation or depreciation and any subscriptions, redemptions or distributions. For purposes of determining the Management Fee, net assets are not reduced to reflect any accrued incentive allocation (the "Incentive Allocation"). See "--Capital Accounts; Allocation of Gains and Losses" below.

     The Fund is currently issued units of a class of membership interests of each Investment Fund (no-fee-shares) which is not subject to any management fees or incentive allocation charged by the Managing Member, although the Fund may be charged management fees or an incentive allocation in the future. As the Fund owns no-fee shares in each of the Investment Funds, there are no incentive allocations or management fees paid to the Managing Member in respect of the Fund's investments in each of the Investment Funds. The ratios shown below do not reflect the inclusion of the Fund's proportionate shares of expenses of the Investment Funds, including the administration fees paid, directly or indirectly, by the Investment Funds.

     Fees and Expenses for the Fund for the year ended December 31, 2003 are as follows:

              Class A     Class A   Class A     Class A    Class A    Class A    Class A    Class A   Class A     Class A
              Series 1   Series 2   Series 3   Series 4   Series 5   Series 6   Series 7   Series 8   Series 9   Series 10
             ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------   ---------
Ratios to
average
net assets
(annualized):
  Expenses      1.39%     1.39%     1.38%       1.37%      1.35%      1.34%       1.30%      1.30%      1.28%     1.27%
  Incentive
  allocation    0.48%     0.40%     0.35%       0.39%      0.33%      0.20%       0.19%      0.24%      0.09%     0.07%
  Total      ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  expenses
  and
  incentive
  allocation    1.87%     1.79%     1.73%       1.76%      1.68%      1.54%       1.49%      1.54%      1.37%     1.34%
             =========  =========  =========  =========  =========  =========  =========  =========  =========   =========

     The table below that sets forth certain information with respect to the Fund including fees and expenses paid to the Managing Member by the Fund. The dollar amounts of fees and expenses are shown for fiscal year 2003 and are based on a $1,000,000 investment in Class A Series 1 made as of January 1, 2003.

        FEES AND EXPENSES    PERCENTAGE AMOUNT   DOLLAR AMOUNT

      Management Fee             1.25% (1)        $13,183 (4)

      Incentive Allocation        5% (2)          $5,051 (4)

      Administration Fee          N/A (3)         $2,100 (4)

      Placement Fee                None              None

      Entry Fee                    None              None

      Exit Fee                     None              None

      Minimum   Subscription        N/A         $1,000,000 (5)
      Amount

     (1) The Managing Member receives a monthly Management Fee, equal to one-twelfth of 1.25% of the net assets of the Fund as of the end of the applicable month, appropriately adjusted to reflect capital appreciation or depreciation and any subscriptions, redemptions or distributions. See "--Capital Accounts; Allocation of Gains and Losses" below.

     (2) At the end of each fiscal year of the Fund, the Managing Member is entitled to receive an Incentive Allocation equal to 5% of the increase in the NAV of each series of Units. The Managing Member does not receive a payment or make a contribution in the event of a decrease in the NAV of a series of Units, however the Managing Member is only entitled to receive an Incentive Allocation relating to an increase in NAV of a series of Units if the NAV of such series is above a prior high NAV. See "--Capital Accounts; Allocation of Gains and Losses" below.

     (3) The Fund bears a pro rata portion of the administration fee to the Managing Member for services provided to the Investment Funds and Portfolio Companies. Each of the Investment Funds pays its managing member (currently the Managing Member) an administration fee of 0.20% for services rendered to it. The Dollar Amount (which is approximate based on calculation) reflects the total administration fee comprised of the Fund's aggregate pro rata portion for services provided to the Investment Funds and the fee directly payable by the Portfolio Companies based on an investment of $1,000,000 in Class A Series 1 Units as of January 1, 2003.

     (4) Based on an investment of $1,000,000 in Class A Series 1 Units as of January 1, 2003.

     (5) The minimum subscription by a purchaser of Units is $1,000,000, although the Managing Member, in its sole discretion, may accept subscriptions below the minimum.

     The Managing Member currently serves as the administrator of the Fund (in such capacity the "Administrator") pursuant to an administration agreement (the "Administration Agreement"). The Administrator is responsible for calculating the net asset value ("NAV") for the Fund, and maintaining capital accounts, valuing securities and other assets, including securities which are not readily marketable, assisting in the preparation of financial statements and tax returns, assisting in the preparation and distribution of reports, maintaining a registry of ownership and providing certain other administrative services. See "CERTAIN RISK FACTORS--SPECIAL RISKS OF THE FUND'S STRUCTURE--Risks Related to Fund's Structure--The Fund's Financial Statements are, and in the Future will be, Based on Estimates of Valuations Provided by Third Party Advisors which may not be Accurate or may Need to be Adjusted in the Future."

     The Investment Funds and the Portfolio Companies have entered into a similar administration agreement with the Managing Member. The Managing Member does not receive a fee directly from the Fund for its service as the Administrator. The administrator of each Investment Fund and each Portfolio Company (currently the Managing Member in each case) receives an administration fee, accruing daily and calculated and paid on a monthly basis, equal to one-twelfth of 0.20% of the net assets of such Investment Fund or Portfolio Company (in the case of the Investment Funds, without taking into account their investments in Portfolio Companies so as to avoid duplication) as of the end of each month, appropriately adjusted to reflect capital appreciation or depreciation and any subscriptions, redemptions or distributions. Therefore, there will be no administration fee payable at the Investment Fund level with respect to any assets of the Investment Funds attributable to investments in Portfolio Companies. Fees payable by the Portfolio Companies are described under "PORTFOLIO COMPANIES." For purposes of determining the administration fee at the Investment Fund level, net assets shall not be reduced to reflect any incentive allocation and management fees of the Managing Member. The Fund will bear its pro rata portion of these fees through its investments in the Investment Funds.

     The Administrator and the Fund have entered into an agreement with SEI Global Services, Inc. ("SEI") to serve as the sub-administrator of the Fund effective March 1, 2004. In addition to the services described above, SEI is expected to assist in the preparation of the Fund's periodic and other reports including filing such reports with the SEC and other services associated with the Fund being a registrant under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Pursuant to the agreement, the Administrator is responsible for paying the fees of SEI. The Fund pays no additional fees to SEI. The Managing Member (in its capacity as the administrator of each Investment Fund) and each Investment Fund have entered into a similar agreement with SEI, and the Managing Member and each Portfolio Company may enter into similar agreements with SEI. In the future, the Managing Member may cease to serve as the administrator of the Fund, the Investment Funds and the Portfolio Companies and SEI may perform such duties directly.

     The Managing Member and the Fund may, in the future, engage other entities, which may be unaffiliated with the Managing Member, to provide administration or other services to the Fund, the Investment Funds or the Portfolio Companies as administrator or sub-administrator. The terms of any such engagement shall be subject to such terms and conditions as the Managing Member and such other entity may agree. The terms of such engagement may differ from the terms and conditions under which the Managing Member or one or more of its affiliates provides administration services to the Fund, including without limitation the compensation arrangements and indemnification obligations.

     Pursuant to the Administration Agreement, the Fund has agreed to indemnify the Administrator against any loss or liability arising out of any claim asserted or threatened by any third party in connection with the Administrator's performance of its obligations or duties under the Administration Agreement, except where such loss or liability arises as a result of gross negligence, willful misconduct or reckless disregard on the part of the Administrator. Pursuant to the agreement with SEI, the Fund has agreed to indemnify SEI under similar circumstances.

     The Fund bears all of its own operating expenses, including, without limitation, legal expenses; professional fees (including, without limitation, fees and expenses of consultants and experts) relating to investments; costs and expenses relating to any amendment of the Amended and Restated Limited Liability Company Agreement of the Fund dated January 1, 2004 (as it may be amended or modified from time to time, the "LLC Agreement") or the Fund's other organizational documents or subscription agreement or any modification or supplement to the Private Placement Memorandum dated March 2003 for the Fund (as it may be supplemented or modified from time to time, the "Memorandum"), and any distribution of such documentation to the Members; accounting, auditing and tax preparation expenses; fees and expenses of other agents of the Fund; taxes and governmental fees; printing and mailing expenses; expenses relating to transfers and redemptions of Units; fees and out-of-pocket expenses of any service company retained to provide accounting and bookkeeping services to the Fund; quotation or valuation expenses; expenses relating to the acquisition, holding and disposition of investments (e.g., expenses which the Managing Member determines to be related to the investment of the assets of the Fund, including, among others, research expenses, brokerage fees and commissions, expenses relating to short sales, clearing and settlement charges, custodial fees and expenses, costs and charges for equipment or services used in communicating information regarding the Fund's transactions between the Managing Member and other agents, bank service fees, interest expenses, borrowing costs and extraordinary expenses); insurance premiums; costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Fund and the amount of any judgment or settlement paid in connection therewith, or the enforcement of the Fund's rights against any person or entity; costs and expenses for indemnification or contribution payable by the Fund to any person or entity (including, without limitation, pursuant to the indemnification obligations described under "ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS"); and all costs and expenses incurred as a result of dissolution, winding-up and termination of the Fund.

     The Fund in the past has borne its organizational expenses and continues to bear expenses incurred in connection with the offer and sale of Units, including printing costs and legal fees and other expenses of the Fund, the Managing Member and any placement agent and other expenses relating to the offering of Units. In addition, the Fund bears, indirectly through its investment in each Investment Fund its pro rata portion of the offering, organizational and operating expenses of such Investment Fund, including expenses related to the investment of such Investment Fund's assets, such as fees to the Advisors, Portfolio Company and Advisor Fund fees and expenses, brokerage commissions, expenses relating to short sales, clearing and settlement charges, custodial fees, bank service fees, interest expenses, borrowing costs and extraordinary expenses.

     Each   of   the   Managing   Member,   the   Administrator   and   any
sub-administrator pays its own overhead costs and expenses, including the salaries, fringe benefits and other compensation costs of its employees.

     The Managing Member, the Administrator or any sub-administrator may pay certain of the Fund's or any Investment Fund's expenses described above. The Fund or applicable Investment Fund will reimburse the Managing Member, the Administrator or any sub-administrator, as applicable, for the payment of any such expenses.

     The Managing Member has the right, in its sole discretion, to waive or impose different fees on the Members as may be agreed to by the Managing Member and the Member (including by means of a rebate or the issuance of a new class of Units) and to make appropriate amendments to the LLC Agreement to reflect any such fee arrangements. Similarly, each Investment Fund has the right, in its sole discretion and for any reason, to waive fees of, or impose different fees on, its investors, as may be agreed to by the Investment Fund and the investor.

     Advisors are compensated by the Investment Funds on terms that may include fixed and/or performance-based fees or allocations. Currently, aggregate fixed fees of most Advisors are approximately 2% (annualized) of each Advisor's allocation, and performance-based fees or allocations generally range from 17% to 25% of the net capital appreciation in each individual Advisor's investments for the year. However, each Investment Fund may, in the sole discretion of its managing member, allocate assets to Advisors that receive fixed and/or performance based fees that exceed these ranges. The Fund will bear a pro rata share of the Advisor compensation paid by the Investment Funds.

     Performance-based compensation is typically not paid to an Advisor until the Advisor makes up prior losses. See "CERTAIN RISK FACTORS--GENERAL RISKS--Risks Related to the Units, Liquidity of Units and the Offering of Units--Special Considerations are Applicable to the Units; After the Initial Offering of Units Subsequent Purchasers of Units may Suffer Losses because of Previously Established Open Positions."

CAPITAL ACCOUNTS; ALLOCATION OF GAINS AND LOSSES

     The Fund maintains a separate capital account on the books of the Fund for each series of Units and for each Member, with respect to each series of Units held by such Member. Each capital account with respect to a series of Units will be (i) increased by the amount of any capital contributions in respect of such series, (ii) decreased for any payments in redemption of, or any distributions in respect of, such series, (iii) increased or decreased as of the close of each accounting period by such series' allocable share of the net appreciation or net depreciation of the net assets of the Fund (as determined below), and (iv) decreased by any Incentive Allocation (discussed below) and any Management Fee accrual in respect of such series. For each accounting period, the net appreciation or net depreciation of the net assets of the Fund (before reduction for any Management Fee) shall be allocated to each series of Units pro rata based upon the relative capital accounts of each series as of the beginning of such accounting period, prior to any year-to-date accrued Incentive Allocation. Each Member's capital account with respect to each series of Units shall equal the capital account of such series of Units multiplied by the percentage of Units in such series owned by such Member. Capital accounts will be appropriately adjusted for exchanges of Units from one series into another series, the Incentive Allocation discussed below, and for other events and items as determined by the Managing Member.

     The NAV of a series of Units equals the capital account with respect to such series of Units, and the NAV per Unit of a series shall be equal to the NAV of such series divided by the number of outstanding Units of such series.

     At the end of each fiscal year of the Fund (or other period used to determine the Incentive Allocation), the Managing Member receives an Incentive Allocation equal to 5% of the increase in the NAV of each series of Units (appropriately adjusted as determined by the Managing Member in its sole discretion for additional contributions, distributions and redemptions, and determined prior to any Incentive Allocation accrual with respect to such series of Units, but after the deduction of all Fund expenses for the period, including the Management Fee allocable to that series) above the Prior High NAV of such series. The Managing Member does not receive a payment or make a contribution in the event of a decrease in the NAV of a series of Units, however the Managing Member is only entitled to receive an Incentive Allocation relating to an increase in NAV of a series of Units if the NAV of such series is above a prior high NAV. The "Prior High NAV" with respect to a series of Units is equal to the NAV of such series immediately following the date as of which the last Incentive Allocation has been made with respect to such series (or, if no Incentive Allocation with respect to such series has been made, the NAV of such series immediately following the initial offering of such series), appropriately adjusted as determined by the Managing Member in its sole discretion for additional contributions, distributions and redemptions. The Incentive Allocation will be in addition to any performance-based fees paid to the Advisors.

     The Incentive Allocation with respect to a series of Units accrues daily and is credited to the capital account of the Managing Member as of December 31 of each year out of the capital account of such series. In the event of an intra-year redemption of Units, any accrued Incentive Allocation with respect to such Units will be credited to the capital account of the Managing Member upon redemption.

     Each of the Investment Funds has entered into performance-based compensation arrangements with the Managing Member as its managing member, which are similar or identical to the arrangements described above. However, as a member of each of the Investment Funds, the Fund receives membership units of a class, the NAV of which is not reduced in connection with any performance-based allocations made to the managing member of the Investment Funds.

     The managing member of the Investment Funds may invest the Investment Funds' assets in Advisor Funds or managed accounts ("Managed Accounts") managed by Advisors affiliated with Goldman Sachs. In each such case, the managing member of the Investment Funds and the Managing Member will ensure that the aggregate fees and allocations paid to or received by the affiliated Advisor and the Managing Member will not exceed the fees that a member (including the Fund) otherwise would incur if the Advisor were not so affiliated.

     The Managing Member reserves the right, in its sole discretion, to apply different performance-based percentage allocations and performance compensation arrangements to any Member, as may be agreed to by the Managing Member and such Member without notice to the other Members. The managing member of the Investment Funds has a similar right with respect to members of each of the Investment Funds.

     The LLC Agreement provides that the Managing Member may amend the provisions of the LLC Agreement relating to the Incentive Allocation to conform to applicable law or regulatory authorities, so long as such amendment does not increase the Incentive Allocation in respect of a Member to more than the amount that would otherwise be determined absent such amendment.

     For a discussion of the LLC Agreement See "ITEM 11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED--OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT."

                            THE MANAGING MEMBER

     Goldman Sachs Princeton LLC, a Delaware limited liability company, serves as Managing Member of the Fund and currently acts as the managing member of each of the Investment Funds. The Managing Member is responsible for the management and operations of the Fund. As managing member of the Investment Funds, Goldman Sachs Princeton LLC will be responsible for the management and operations of the Investment Funds, including the selection of the Advisors with which the Investment Funds invest their assets. Goldman Sachs Princeton LLC, in its capacity as Managing Member and as managing member of the Investment Funds, is permitted to delegate some of its investment management responsibilities to its advisory affiliates or other persons as set forth in the LLC Agreement and the limited liability company agreements for the relevant Investment Funds. The principal business of the Managing Member is to function as an investment manager for multi-advisor funds and to select advisors to make investments on behalf of such funds.

     The Managing Member is an advisory affiliate of Goldman Sachs and Goldman Sachs Asset Management, a unit of the Investment Management Division of Goldman, Sachs & Co. ("GS Asset Management" and, together with Goldman Sachs Asset Management, L.P., a Delaware limited partnership and a successor to certain of the asset management businesses of GS Asset Management, "GSAM"). Each of the Managing Member, Goldman Sachs and GSAM is a wholly owned subsidiary of The Goldman Sachs Group, Inc.

     Goldman Sachs, one of the world's oldest and largest investment banking and securities firms, was founded in 1869. GSAM, formed in 1988, is located at 32 Old Slip, New York, New York 10005. Goldman Sachs Princeton LLC is located at 701 Mount Lucas Road, Princeton, New Jersey 08540.

     The Fund has no employees. As of December 31, 2003, the Managing Member was supported by approximately 125 employees of the GS Group worldwide, of which approximately 26 allocated at least a portion of their time to portfolio management of the Fund and the Investment Funds. The Fund's assets were managed, indirectly through the Fund's investments in the Investment Funds, by approximately 90 Advisors.

     The Managing Member may withdraw any interest it may have as the Managing Member, and may substitute an entity that is an affiliate of Goldman Sachs as the Managing Member of the Fund. From time to time certain qualified officers and employees of the Managing Member, Goldman Sachs and its affiliates may invest, directly or indirectly, in the Fund. Subject to the redemption provisions of the LLC Agreement, any such party may redeem any Units that it may acquire without prior notice to the non-managing members. The managing member of each Investment Fund has such rights with respect to its interests therein. Members of the GS Group have from time to time made and withdrawn investments in certain of the Investment Funds. Redemptions of any amount may be made by members of the Managing Member and Affiliates at any time, without prior notice, in accordance with the redemption provisions of the limited liability company agreement of the applicable Investment Fund.

     It is not presently expected that the Investment Funds' Advisors or any of their respective principals will purchase Units or membership units in the Investment Funds.

     The Managing Member also manages a number of other investment funds that have investment programs that are similar to those of the Fund. See "POTENTIAL CONFLICTS OF INTEREST."

                      POTENTIAL CONFLICTS OF INTEREST

     The Goldman Sachs Group, Inc. is a worldwide, full-service investment banking, broker-dealer, asset management and financial services organization. As a result, The Goldman Sachs Group, Inc., GSAM, the Managing Member (for purposes of this "POTENTIAL CONFLICTS OF INTEREST" section, in its capacities as Managing Member of the Fund and managing member of each of the Investment Funds), and their affiliates, directors, partners, trustees, managers, members, officers and employees (collectively, for purposes of this "POTENTIAL CONFLICTS OF INTEREST" section, "Goldman Sachs"), including those who may be involved in the management, sales, investment activities, business operations, or distribution of the Fund or the Investment Funds, are engaged in businesses and have interests other than that of managing the Fund or the Investment Funds. In addition, the investment managers to which the Investment Funds directly or indirectly allocate their assets and their affiliates, directors, partners, trustees, managers, members, officers and employees (collectively, for purposes of this "POTENTIAL CONFLICTS OF INTEREST" section, the "Advisors") may similarly have clients, businesses, and interests in addition to managing assets of the applicable Advisor Fund, Portfolio Company or Managed Account. The activities and interests of Goldman Sachs and the Advisors include potential multiple advisory, transactional and financial and other interests in securities, instruments and companies that may be directly or indirectly purchased or sold by the Fund, Investment Funds, Advisor Funds, Portfolio Companies or Managed Accounts and their service providers, including without limitation the Advisors. These are considerations of which Members should be aware, and which may cause conflicts that could disadvantage the Investment Funds and the Fund.

     Present and future activities of Goldman Sachs and the Advisors in addition to those described in this "POTENTIAL CONFLICTS OF INTEREST" section may give rise to additional conflicts of interest. By having made an investment in the Fund, a Member is deemed to have acknowledged and assented to the existence of potential conflicts of interest relating to Goldman Sachs and the Advisors, and to the operations of the Fund and the Investment Funds in the face of these conflicts.

POTENTIAL CONFLICTS RELATING TO ADVISOR SELECTION AND THE SALE OF FUND UNITS

     CERTAIN INTERESTS OF GOLDMAN SACHS MAY AFFECT THE SELECTION OF ADVISORS FOR THE INVESTMENT FUNDS AND THE SALE OF FUND UNITS

     The interests of Goldman Sachs, including the Managing Member and its personnel, may create potential conflicts in the selection of Advisors for the Investment Funds and in the sale of Fund Units. The Managing Member will select Advisors for an Investment Fund in accordance with its duties to clients. However, given the breadth of Goldman Sachs' activities, it is expected that Goldman Sachs may receive various forms of compensation, commissions, payments, rebates or services from Advisors, and provide a variety of products and services to them. The amount of such compensation, commissions, payments, rebates or services to Goldman Sachs may increase if an Investment Fund invests with such Advisors. Such compensation, commissions, payments, rebates or services may incentivize Goldman Sachs and its personnel to promote the sale of Fund Units or to select such Advisors over other Advisors which might also be appropriate for the Investment Funds.

     In addition, Goldman Sachs is a full-service investment banking, broker-dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal in the global fixed income, currency, commodity, equity and other markets in which the Fund, the Investment Funds and the Advisors directly and indirectly invest. Thus, it is likely that Advisors will undertake transactions in securities in which Goldman Sachs makes a market or otherwise has direct or indirect interests. In addition, it is likely that the Advisors will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from Goldman Sachs and from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Further, while decisions for the Fund and Investment Funds will be made consistent with Goldman Sachs' obligations to manage the Fund and Investment Funds appropriately, business relationships and the fees, compensation and other benefits to Goldman Sachs arising therefrom, may in certain cases incentivize the Managing Member to select certain Advisors as opposed to other Advisors which might also be appropriate for the Investment Funds.

     For example, Goldman Sachs may provide brokerage or other services to Advisors or act as prime broker for Advisors. Payments to Goldman Sachs for providing brokerage or other services or acting as prime broker will generally increase as the size of the assets that an Advisor manages increases. Therefore, investment by an Investment Fund with an Advisor where Goldman Sachs acts as prime broker, or to which Goldman Sachs provides brokerage services, will likely result in additional revenues to Goldman Sachs and its personnel. Goldman Sachs may provide research products and other products and services to an Advisor and receive revenues in connection with these activities. Goldman Sachs may receive price discounts or services from Advisors based on its relationships with such Advisors. In connection with services Goldman Sachs may provide Advisors, Goldman Sachs will act in its own commercial interests. As a result, investments with Advisors will be subject to many of the same conflicts arising from Goldman Sachs activities described herein.

     Goldman Sachs, and its sales personnel and other financial service providers, have interests in promoting sales of the Fund and Investment Funds and investments with certain Advisors. With respect to Goldman Sachs, including the Managing Member and its personnel, the remuneration and profitability of activity relating to the Fund and Investment Funds may be greater than the provision of other services and sales of other products. For example, Goldman Sachs and its sales personnel may directly or indirectly receive a portion of the fees and commissions charged to the Fund and the Investment Funds.

     Goldman Sachs (and its personnel and other distributors) will be entitled to retain fees and other amounts that it receives in connection with its service to the Fund, the Investment Funds and the Advisors as broker, dealer, agent, lender, advisor or in other commercial capacities, no accounting to the Fund, Members or the Investment Funds will be required, and no fees or other compensation payable by the Fund, the Members, the Investment Funds or the Advisors will be reduced by reason of receipt by Goldman Sachs of any such fees or other amounts.

     Goldman Sachs, including the Managing Member, may also have business relationships with, and purchase, or distribute or sell, services or products from or to, distributors, consultants and others who recommend the Fund, the Investment Funds or the Advisors, or who engage in transactions with or for the Fund, the Investment Funds or the Advisors. For example, Goldman Sachs regularly participates in industry and consultant sponsored conferences and may purchase educational, data related or other services from consultants or other third parties that it deems to be of value to its employees and its businesses. Consultants and other third parties that provide services to direct or indirect investors in the Fund may receive fees from Goldman Sachs, the Fund, the Investment Funds, or the Advisor Funds in connection with the distribution of interests in the Fund or other Goldman Sachs products. In addition, Goldman Sachs employees may have board, advisory, brokerage or other relationships with issuers, distributors, consultants and others that may have investments in Advisor Funds, Portfolio Companies or Managed Accounts or that may recommend investments with Advisors or distribute Advisor Funds or engage in transactions for the Advisors. As a result, those persons and institutions may have conflicts associated with their promotion of the Fund, Investment Funds or Advisors or other dealings with the Fund, Investment Fund or Advisors that would create incentives for them to promote the Fund, Investment Fund or Advisors or raise other conflicts.

POTENTIAL CONFLICTS RELATING TO THE ALLOCATION OF ADVISOR OPPORTUNITIES AMONG THE INVESTMENT FUNDS AND OTHER GOLDMAN SACHS MANAGED ACCOUNTS

     Goldman Sachs, including the Managing Member, currently manages or advises, or may in the future manage or advise, accounts or funds, including accounts or funds that may provide greater fees or other compensation, including performance-based fees, to Goldman Sachs or in which Goldman Sachs or its personnel have an interest (collectively, the "Client/GS Accounts"), that have investment objectives that are similar to those of the Fund and/or the Investment Funds. Client/GS Accounts may seek to invest with Advisors in which an Investment Fund invests or that would be an appropriate investment by an Investment Fund. The advice to those Client/GS Accounts may compete or conflict with the advice given to the Investment Funds, or may involve a different timing or nature of action taken than with respect to the Investment Funds. For example, the Investment Funds may compete with Client/GS Accounts for investment opportunities.

     In determining the allocation of such opportunities among an Investment Fund and other Client/GS Accounts, a number of factors may be considered by the Managing Member, which may include, without limitation, the relative sizes of the applicable accounts and their expected future sizes, the expected future capacity of the applicable Advisor, the investment objectives and guidelines, risk tolerance, availability of other investment opportunities and available cash for investment of the Investment Fund and such Client/GS Accounts. Allocation of investment opportunities with Advisors among an Investment Fund and other Client/GS Accounts will be made by the Managing Member in a manner that it considers, in its sole discretion, to be reasonable and equitable. Although allocating investment opportunities with Advisors among an Investment Fund and other Client/GS Accounts may create potential conflicts of interest because of the interest of Goldman Sachs or its personnel in such other Client/GS Accounts or because Goldman Sachs may receive greater fees or compensation from such Client/GS Accounts, the Managing Member will not make allocation decisions based on such interests or such greater fees or compensation. The Managing Member may determine that an investment opportunity or particular purchases or sales are appropriate for one or more Client/GS Accounts or for itself or an affiliate, but not for the an Investment Fund, or is appropriate for, or available to, the Investment Fund but in different sizes, terms or timing than is appropriate for others. Therefore, the amount, timing, structuring or terms of an investment by the Investment Funds may differ from, and performance may be lower than, investments and performance of other Client/GS Accounts. Allocation among accounts, including Client/GS Accounts, in any particular circumstance may be more or less advantageous to any one account.

     The Managing Member also serves as the managing member of Goldman Sachs Hedge Fund Partners II, LLC, a Delaware limited liability company ("HFP II"), and Goldman Sachs Hedge Fund Partners III, LLC, a Delaware limited liability company ("HFP III" and together with HFP II, the "Other Existing HFP Funds"). The Other Existing HFP Funds have investment objectives and utilize strategies similar to the Fund. Goldman Sachs, including the Managing Member, may in the future form additional investment funds, that have investment objectives and utilize investment strategies similar to the Fund (any such fund, an "Additional HFP Fund"). Since the Fund, the Other Existing HFP Funds and any Additional HFP Fund will utilize similar investment strategies, the Fund may be competing with the Other Existing HFP Funds and any Additional HFP Fund for the same investment opportunities. For example, both the Fund and HFP II invest in GELS and GED. In addition, the Other Existing HFP Funds invest in other investment funds managed by the Managing Member or its affiliates that have investment objectives and strategies that are similar to the Investment Funds, and also allocate their assets to Advisors in the same sectors as the Investment Funds. It is anticipated that any Additional HFP Fund will invest in certain of these and other investment funds. Allocation of investment opportunities will be made in a reasonable and equitable manner, as determined by the Managing Member in its sole discretion. The Managing Member may determine that an investment opportunity is appropriate for the Other Existing HFP Funds, an Additional HFP Fund, or the investment funds in which they invest, but not for the Fund or the Investment Funds, as applicable, which may have adverse effects on the Fund and the Investment Funds. In addition, the fact that the Fund, the Other Existing HFP Funds and any Additional HFP Fund indirectly allocate their assets to Advisors in the same sectors as the Fund may create capacity issues for the Fund in the future.

OTHER POTENTIAL CONFLICTS RELATING TO THE MANAGEMENT OF THE FUND AND THE INVESTMENT FUNDS BY THE MANAGING MEMBER

     POTENTIAL RESTRICTIONS AND ISSUES RELATING TO INFORMATION HELD BY GOLDMAN SACHS

     In connection with its management of the Fund and the Investment Funds, the Managing Member may utilize investment policy advisors or a committee which may include personnel of Goldman Sachs or of unaffiliated firms. The performance by such persons of obligations related to their consultation with Managing Member personnel could conflict with their area of primary responsibility with Goldman Sachs or elsewhere. In connection with their activities with the Managing Member, such persons may receive information regarding the proposed investment activities of the Fund and the Investment Funds which is not generally available to the public. There will be no obligation on the part of such persons to make available for use by the Fund or Investment Funds any information or strategies known to them or developed in connection with their own client, proprietary or other activities. In addition, Goldman Sachs will be under no obligation to make available any research or analysis prior to public dissemination.

     Goldman Sachs, including the Managing Member, may from time to time have access to certain fundamental analysis and proprietary technical models developed by Goldman Sachs and other affiliates. Goldman Sachs, including the Managing Member, will not be under any obligation, however, to effect transactions on behalf of Fund or the Investment Funds in accordance with such analysis or models. In addition, Goldman Sachs, including the Managing Member, has no obligation to seek information or to make available to or share with the Fund or the Investment Funds any information, investment strategies, opportunities or ideas known to Goldman Sachs personnel or developed or used in connection with other clients or activities.

     In addition, Goldman Sachs and its representatives may be in possession of information not available to all Goldman Sachs personnel, including the Managing Member or other Goldman Sachs personnel advising or otherwise providing services to the Fund or the Investment Funds, and such representatives may act on the basis of such information in ways that have adverse effects on the Fund or the Investment Funds. Goldman Sachs is under no obligation to disseminate such information.

     From time to time, Goldman Sachs may come into possession of material, non-public information or other information that could limit the ability of the Investment Funds to invest with Advisors. The investment flexibility of the Investment Funds may be constrained as a consequence. In making investment decisions for the Fund and the Investment Funds, the Managing Member is not generally permitted to obtain or use material non-public information acquired by any division, department or affiliate of Goldman Sachs in the course of their activities.

     POTENTIAL  CONFLICTS  RELATING  TO OTHER  ACCOUNTS  MANAGED BY GOLDMAN
     SACHS

     The results of the investment activities of the Fund and the Investment Funds may differ significantly from the results achieved by Goldman Sachs for its proprietary accounts and from the results achieved by Goldman Sachs for other accounts managed by it. Goldman Sachs may give advice, and take action, with respect to any current or future Client/GS Account or proprietary or other accounts that may compete or conflict with the advice the Managing Member may give to the Fund or the Investment Funds, or may involve a different timing or nature of action taken than with respect to the Fund or the Investment Funds.

     In addition, transactions undertaken by Goldman Sachs may also adversely impact the Fund, the Investment Funds and the Advisors. Subject to applicable law, clients of Goldman Sachs may have, as a result of receiving client reports or otherwise, access to information regarding Goldman Sachs' transactions or views which may affect their transactions outside of accounts controlled by the personnel providing advice to the Fund or the Investment Funds and as a result negatively impact the performance of the Fund, the Investment Funds or the Advisors. Further, the Fund, the Investment Funds and the Advisor Funds may be adversely affected by cash flows and market movements arising from purchase and sales transactions by other Client/GS Accounts, as well as increases in capital invested in, and redemptions from, Advisor Funds by other Client/GS Accounts.

     The Managing Member, the Fund and the Investment Funds may receive research products and services in connection with the brokerage services that brokers (including, without limitation, Goldman Sachs entities) may provide to the Fund, the Investment Funds or one or more other Client/GS Accounts. Such products and services may disproportionately benefit other Client/GS Accounts relative to the Fund or an Investment Fund based on the amount of brokerage commissions paid by the Fund or such Investment Fund, as applicable, and such other Client/GS Accounts. For example, research or other services that are paid for through one client's commissions may not be used in managing that client's account. In addition, Client/GS Accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Fund and the Investment Funds and to Client/GS Accounts.

ADDITIONAL POTENTIAL CONFLICTS RELATING TO MANAGEMENT OF THE FUND AND THE INVESTMENT FUNDS BY THE MANAGING MEMBER

     To the extent permitted by applicable law, Goldman Sachs may enter into transactions and invest in futures, securities, currencies, swaps, options, forward contracts or other instruments on behalf of the Investment Funds in which Goldman Sachs, acting as principal or on a proprietary basis for its customers, serves as the counterparty. The Fund or an Investment Fund may also enter into cross transactions in which Goldman Sachs acts on behalf of the Fund or such Investment Fund, as applicable, and for the other party to the transaction. Goldman Sachs may have a potentially conflicting division of responsibilities to both parties to a cross transaction. For example, Goldman Sachs may represent both an Investment Fund and another Client/GS Account in connection with the purchase of an interest in an Advisor Fund by the Investment Fund, and Goldman Sachs may receive compensation or other payments from either or both accounts which could influence the decision of Goldman Sachs to cause the Investment Fund to invest in the Advisor Fund. Goldman Sachs will only consider engaging in a principal or cross transaction on behalf of the Fund or Investment Funds with Goldman Sachs or its affiliates to the extent permitted by applicable law.

     Subject to applicable law, Goldman Sachs, including the Managing Member, may from time to time in-source or outsource certain processes or functions in connection with a variety of services to the Fund or the Investment Funds that it provides in its investment management and administrative capacities.

     When Goldman Sachs acts as broker, dealer, agent or lender or in other commercial capacities for the Fund or the Investment Funds, it is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged by Goldman Sachs will be in its view commercially reasonable, although Goldman Sachs, including its sales personnel, will have an interest in obtaining fees and other amounts which are favorable to Goldman Sachs and such sales personnel. To the extent permitted by applicable law, the Fund or any Investment Fund may invest all or some of its short term cash investments in any money market fund advised or managed by Goldman Sachs, and as described above may invest with Advisors that are affiliated with Goldman Sachs. In connection with any such investment, the Fund and Investment Funds will pay all fees pertaining to the investment, and no portion of any advisory, administrative or 12b-1 fees will be offset against fees payable in accordance with any such investment (i.e., there could be "double fees" involved in making any such investment, which would not arise in connection with a direct investment). In such circumstances, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to the provision of services, no accounting or repayment to the Fund or Investments Funds or the Members will be required. In addition, the Fund, and each Investment Fund, when the Managing Member deems it appropriate, may, to the extent permitted by applicable law, borrow funds from Goldman Sachs or its affiliates, at rates and on other terms arranged with Goldman Sachs.

     When Goldman Sachs acts as broker, dealer, agent, lender or advisor or in other commercial capacities in relation to the Fund or an Investment Fund, Goldman Sachs may take commercial steps in its own interests, which may have an adverse effect on the Fund or such Investment Fund, as applicable. For example, in connection with prime brokerage or lending arrangements involving Advisors, Goldman Sachs may require repayment of all or part of a loan at any time or from time to time.

     An Advisor may purchase or sell a position in which an Investment Fund has a direct or indirect interest after or at the same time that Goldman Sachs or a Client/GS Account undertakes the same strategy, which may increase the cost of that strategy to the Advisor or otherwise disadvantage the Investment Fund or the Fund. The directors, officers and employees of Goldman Sachs, including the Managing Member, may buy and sell securities or other investments for their own accounts (including through funds managed by Goldman Sachs, including the Managing Member). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees that are the same, different from or made at different times than positions taken for an Investment Fund or the Fund. To reduce the possibility that the Fund or an Investment Fund will be materially adversely affected by the personal trading described above, the Managing Member has established policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund's or the Investment Funds' portfolio transactions.

     Goldman Sachs or Client/GS Accounts may pursue or enforce rights with respect to an issuer in which an Advisor has invested, and those activities may have an adverse effect on the applicable Investment Fund and, in turn, the Fund. As a result, prices, availability, liquidity and terms of an Advisor's investments may be negatively impacted by the activities of Goldman Sachs or Client/GS Accounts, and transactions of an Advisor may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

     Goldman Sachs may create, write, sell or issue, or act as placement agent or distributor of, derivative instruments with respect to the Fund or with respect to which the underlying securities, currencies or instruments may be those in which the Fund or an Investment Fund, invests, or which may be otherwise based on the performance of the Fund or such Investment Fund. The structure or other characteristics of the derivative instruments may have an adverse effect on an Investment Fund. For example, the derivative instruments could represent leveraged investments in the Fund or an Investment Fund, and the leveraged characteristics of such investments could make it more likely, due to events of default or otherwise, that there would be significant redemptions of interests from the Fund or such Investment Fund more quickly than might otherwise be the case. Goldman Sachs, acting in commercial capacities in connection with such derivative instruments, may in fact cause such a redemption. This may have an adverse effect on the investment management, flexibility, and diversification strategies of the Fund or the Investment Funds and on the amount of fees, expenses and other costs incurred directly or indirectly for the account of the Fund or the Investment Funds. Similarly, Goldman Sachs (including its personnel and Client/GS Accounts) may also invest in the Fund or an Investment Fund, or hedge its derivative positions by buying or selling Units in the Fund or units of interests in an Investment Fund, and reserves the right to redeem some or all of its investments at any time. These investments and redemptions will be made without notice to the Members or the members of the Investment Fund, as applicable, including the Fund, and could result in early redemptions that could have similarly adverse effects on the Fund or the Investment Fund.

     The Fund and each Investment Fund will be required to establish business relationships with its counterparties based on its own credit standing. Goldman Sachs, including the Managing Member, will not have any obligation to allow its credit to be used in connection with the Fund's or an Investment Fund's establishment of its business relationships, nor is it expected that the Fund's or an Investment Fund's counterparties will rely on the credit of such entities in evaluating the Fund's creditworthiness.

POTENTIAL CONFLICTS RELATING TO THE SELECTION OF INVESTMENTS BY THE ADVISORS

     CERTAIN   INTERESTS  OF  AN  ADVISOR  MAY  AFFECT  THE   SELECTION  OF
     INVESTMENTS

     Each Advisor may act as an investor, investment banker, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent or principal in the global fixed income, currency, commodity, equity and other markets in which the Advisor trades. Thus, it is possible that an Advisor Fund, Portfolio Fund or Managed Account will undertake transactions in securities in which its Advisor makes a market or otherwise has direct or indirect interests. These business relationships and the fees, compensation and other benefits to the Advisors arising therefrom may in certain cases incentivize the Advisors to make certain investments for Advisor Funds, Portfolio Companies or Managed Accounts over other investments which might also be appropriate.

     POTENTIAL   CONFLICTS   RELATING  TO  THE   ALLOCATION  OF  INVESTMENT
     OPPORTUNITIES AMONG THE ADVISORS' ACCOUNTS

     Advisors may manage or advise other current or future accounts or funds, including accounts or funds that may provide greater fees or other compensation including performance-based fees, to the Advisors or in which Advisors or their personnel have an interest (collectively, the "Client/Advisor Accounts"), that have investment objectives that are similar to those of the Advisor Fund, Portfolio Company or Managed Account managed by a particular Advisor. Client/Advisor Accounts may seek to invest in securities or instruments in which the Advisor Fund, Portfolio Company or Managed Account invests or that would be an appropriate investment thereby. Therefore, an Advisor or its personnel may have a financial incentive to favor other Client/Advisor Accounts over the Advisor Fund, Portfolio Company or Managed Account managed by such Advisor when allocating investment opportunities and making purchase and sale decisions.

     An Advisor may determine that a particular investment opportunity or particular purchases or sales are appropriate for one or more Client/Advisor Accounts, including funds or accounts in which performance-based or other compensation received by the Advisor is greater than that received from the Advisor Fund, Portfolio Company or Managed Account managed by a particular Advisor or in which investment personnel or other employees of such Advisor have an interest, or for itself or an affiliate, but not for such Advisor Fund, Portfolio Company or Managed Account, or is appropriate for, or available to, such Advisor Fund, Portfolio Company or Managed Account, but in different sizes, terms or timing than is appropriate for others. Such decisions may create a potential conflict of interest. The amount, timing, structuring or terms of an investment by an Advisor Fund, Portfolio Company or Managed Account may differ from, and performance may be lower than, investments and performance of the other Client/Advisor Accounts of the Advisor.

OTHER POTENTIAL CONFLICTS RELATING TO THE ADVISORS' PORTFOLIO MANAGEMENT ACTIVITIES

     POTENTIAL CONFLICTS RELATING TO FEES AND OTHER INTERESTS OF ADVISORS

     When an Advisor acts as broker, dealer, agent, lender or advisor or in other commercial capacities for an Advisor Fund, Portfolio Company or Managed Account, it is anticipated that the commissions, mark-ups, mark-downs, financial advisory fees, underwriting and placement fees, sales fees, financing and commitment fees, brokerage fees, other fees, compensation or profits, rates, terms and conditions charged thereby will be in its view commercially reasonable, although the Advisor, including its sales personnel will have an interest in obtaining fees and other amounts which are favorable to such Advisor and its sales personnel. To the extent permitted by applicable law, an Advisor Fund, Portfolio Company or Managed Account may invest all or some of its short term cash investments in money market funds advised or managed by its Advisor, and may invest in other investment products advised or managed by the Advisor. In connection with any such investment, the Fund and Investment Funds will pay all fees pertaining to the investment, and no portion of any advisory, administrative or 12b-1 fees will be offset against fees payable in accordance with any such investment (i.e., there could be "double fees" involved in making any such investment, which would not arise in connection with a direct investment). In such circumstances, as well as in all other circumstances in which the Advisor receives any fees or other compensation in any form relating to the provision of services, no accounting or repayment to the Fund or Investments Funds will be required.

     When an Advisor acts as broker, dealer, agent, lender or advisor or in other commercial capacities in relation to an Advisor Fund, Portfolio Company or Managed Account, Advisors may take commercial steps in their own interests, which may have an adverse effect on such an entity or account. For example, in connection with prime brokerage or lending arrangements involving an Advisor Fund, Portfolio Company or Managed Account, Advisors may require repayment of all or part of a loan at any time or from time to time.

     An Advisor's management of an Advisor Fund, Portfolio Company or Managed Account may benefit the Advisor. For example, an Advisor Fund, Portfolio Company or Managed Account may, subject to applicable law, invest directly or indirectly, in the securities of companies affiliated with the Advisor or in which the Advisor have an equity, debt or other interest. Subject to applicable law, an Advisor Fund, Portfolio Company, or Managed Account may engage in investment transactions which may result in the Advisor or a Client/Advisor Account being relieved of obligations or otherwise divesting of an investment. The purchase, holding and sale of investments by an Advisor Fund, Portfolio Company or Managed Account may enhance the profitability of the Advisor's or its Client/Advisor Accounts' own investments in and its activities with respect to such entities.

     An Advisor may create, write, sell or issue, or act as placement agent or distributor of, derivative instruments with respect to which the underlying securities, currencies or instruments may be those in which the Advisor Fund, Portfolio Company or Managed Account managed by it invests, or which may be otherwise based on the performance of such Advisor Fund,
Portfolio Company or Managed Account. The structure or other characteristics of the derivative instruments may have an adverse effect on the Advisor Fund, Portfolio Company or Managed Account. For example, the derivative instruments could represent leveraged investments in an Advisor Fund, and the leveraged characteristics of such investments could make it more likely, due to events of default or otherwise, that there would be significant redemptions of interests from the Advisor Fund more quickly than might otherwise be the case. The Advisor, acting in commercial capacities in connection with such derivative instruments, may in fact cause such a redemption. This may have an adverse effect on the investment management, flexibility, and diversification strategies of an Advisor Fund and on the amount of fees, expenses and other costs incurred directly or indirectly for the account of such Advisor Fund. Similarly, an Advisor (including its personnel or Client/Advisor Accounts) may also invest in an Advisor Fund, or hedge its derivative positions by buying or selling the Advisor Fund and will generally reserve the right to redeem some or all of its investments at any time. These investments and redemptions will be made without notice to the investors in such Advisor Funds, including Investment Funds, and could result in early redemptions that could have similarly adverse effects on the Advisor Funds. An Advisor may, if permitted by applicable law, enter into transactions and invest in futures, securities, currencies, swaps, options, forward contracts or other instruments on behalf of an Advisor Fund, Portfolio Company or Managed Account in which such Advisor, acting as principal or on a proprietary basis for its customers, serves as the counterparty. An Advisor Fund, Portfolio Company or Managed Account may also enter into cross transactions in which its Advisor acts on behalf of the Advisor Fund, Portfolio Company or Managed Account and for the other party to the transaction. An Advisor may have a potentially conflicting division of responsibilities to both parties to a cross transaction.

     Subject to applicable law, an Advisor may from time to time in-source or outsource certain processes or functions in connection with a variety of services to the Advisor Fund, Portfolio Company or Managed Account managed by it in investment management and administrative capacities.

     The directors, officers and employees of an Advisor may buy and sell securities or other investments for their own accounts (including through funds managed by the Advisor). As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of an Advisor that are the same, different from or made at different times than positions taken for its Advisor Fund, Portfolio Company or Managed Account. An Advisor may establish, and Goldman Sachs has established, policies and procedures that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the portfolio transactions of an Advisor Fund, Portfolio Company or Managed Account that it manages. However, there can be no assurance that such policies and procedures will avoid all conflicts of interest.

     Advisors may adopt policies and procedures designed to prevent conflicts of interest from influencing proxy voting decisions they make on behalf of advisory clients, including the Advisor Funds, Portfolio Companies or Managed Accounts that they manage, and to help ensure that such decisions are made in accordance with the Advisors' fiduciary obligations to their clients. Nevertheless, notwithstanding such proxy voting policies and procedures, actual proxy voting decisions of an Advisor may have the effect of favoring the interests of other clients or businesses of the Advisor and/or its affiliates.

     POTENTIAL  RESTRICTIONS  AND ISSUES  RELATING TO  INFORMATION  HELD BY
     ADVISORS

     In  connection  with its  management  of an  Advisor  Fund,  Portfolio
Company or Managed Account, an Advisor may utilize investment policy advisors or a committee which may include personnel of the Advisor or unaffiliated firms. These individuals may, as a result, obtain information regarding the proposed activities of the Advisor Fund, Portfolio Company or Managed Account which is not generally available to the public.

     An Advisor may from time to time have access to certain fundamental analysis and proprietary technical models developed by it and its affiliates. Such Advisor will not be under any obligation, however, to effect transactions on behalf of an Advisor Fund, Portfolio Company or Managed Account that it manages in accordance with such analysis and models. In addition, an Advisor may have no obligation to seek information or to make available to or share with the Advisor Fund, Portfolio Company or Managed Account any information, investment strategies, opportunities or ideas known to personnel of the Advisor or developed or used in connection with other clients or activities.

     In addition, an Advisor and its representatives may be in possession of information not available to all Advisor personnel, including the Advisor personnel advising or otherwise providing services to the Advisor Fund, Portfolio Company or Managed Account managed by such Advisor, and such representatives may act on the basis of such information in ways that have adverse effects on the Advisor Fund, Portfolio Company or Managed Account. The Advisor will not be under any obligation to disseminate such information.

     From time to time, an Advisor may come into possession of material, non-public information or other information that could limit the ability of the Advisor Fund, Portfolio Company or Managed Account managed by such Advisor to buy and sell investments. The investment flexibility of such an Advisor Fund, Portfolio Company or Managed Account may be constrained as a consequence.

     POTENTIAL CONFLICTS RELATING TO OTHER ACCOUNTS MANAGED BY ADVISORS

     The results of the investment activities of an Advisor Fund, Portfolio Company or Managed Account may differ significantly from the results achieved by its Advisor for its proprietary accounts and from the results achieved by the Advisor for other accounts managed by it. An Advisor may give advice, and take action, with respect to an Client/Advisor Account that may compete or conflict with the advice the Advisor may give to the Advisor Fund, Portfolio Company or Managed Account managed by it, or may involve a different timing or nature of action taken than with respect to such Advisor Fund, Portfolio Company or Managed Account.

     An Advisor and its Client/Advisor Accounts may buy or sell positions while an Advisor Fund, Portfolio Company or Managed Account managed by it is undertaking the same or a different, including potentially opposite, strategy, which could disadvantage the Advisor Fund, Portfolio Company or Managed Account. For example, an Advisor Fund may buy a security and its Advisor or its Client/Advisor Accounts may establish a short position in that same security. That subsequent short sale may result in impairment of the price of the security which the Advisor Fund holds. Conversely, the Advisor Fund may establish a short position in a security and the Advisor or its Client/Advisor Accounts may buy that same security. That subsequent purchase may result in an increase of the price of the underlying position in the short sale exposure of the Advisor Fund. In addition, transactions in investments by one or more Client/Advisor Accounts and the Advisor may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of such Advisor's Advisor Fund, Portfolio Company or Managed Account, particularly, but not limited to, in small capitalization, emerging market or less liquid strategies. For example, an Advisor Fund, Portfolio Company or Managed Account may purchase or sell a position after or at the same time the Advisor or the Client/Advisory Accounts undertake the same strategy which may increase the cost of that strategy to the Advisor Fund, Portfolio Company or Managed Account or otherwise disadvantage the Advisor Fund, Portfolio Company or Managed Account.

     In addition, conflicts may arise because portfolio decisions regarding an Advisor Fund, Portfolio Company or Managed Account may benefit other Client/Advisor Accounts. For example, the sale of a long position or establishment of a short position by an Advisor Fund may impair the price of the same security sold short by (and therefore benefit) the Advisor or another Client/Advisor Account, and the purchase of a security or covering of a short position in a security by an Advisor Fund may increase the price of the same security held by (and therefore benefit) the Advisor or another Client/Advisor Account.

     An Advisor and its clients may pursue or enforce rights with respect to an issuer in which an Advisor Fund, Portfolio Company or Managed Account has invested, and those activities may have an adverse effect on such Advisor Fund, Portfolio Company or Managed Account. As a result, prices, availability, liquidity and terms of Advisor Fund, Portfolio Company or Managed Account investments may be negatively impacted by the activities of the Advisor or its clients, and transactions for an Advisor Fund, Portfolio Company or Managed Account managed by an Advisor may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

     In addition, other client transactions may also adversely impact the Fund, Investment Funds, Advisor Funds, Portfolio Companies or Managed Accounts. Subject to applicable law, clients of an Advisor may have, as a result of receiving client reports or otherwise, access to information regarding the Advisor's transactions or views which may affect their transactions outside of accounts controlled by the personnel providing advice to the Advisor Fund, Portfolio Company or Managed Account managed by such Advisor, and in connection therewith negatively impact the performance of such Advisor Fund, Portfolio Company or Managed Account.

     Purchases and sales of securities for an Advisor Fund, Portfolio Company or Managed Account may be bunched or aggregated with orders for other Client/Advisor Accounts of the Advisor that manages such Advisor Fund, Portfolio Company or Managed Account. Prevailing trading activity frequently may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged. Thus, the effect of aggregation may operate on some occasions to the disadvantage of the Advisor Fund, Portfolio Company or Managed Account. In addition, under certain circumstances, an Advisor Fund, Portfolio Company or Managed Account will not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

     An Advisor and the Advisor Fund, Portfolio Company or Managed Account managed by it, or such Advisor's affiliates or personnel, may from time to time receive research products and services in connection with the brokerage services that brokers (including, without limitation, affiliated entities) may provide to such Advisor Fund, Portfolio Company or Managed Account or one or more Client/Advisor Accounts managed by such Advisor. Such products and services may disproportionately benefit such Client/Advisor Accounts relative to such Advisor Fund, Portfolio Company or Managed Account based on the amount of brokerage commissions paid by such Advisor Fund, Portfolio Company or Managed Account and such other Client/Advisor Account. For example, research or other services that are paid for through one client's commissions may not be used in managing that client's account. In addition, Client/Advisor Accounts may receive the benefit, including disproportionate benefits, of economies of scale or price discounts in connection with products and services that may be provided to the Advisor Funds, Portfolio Companies or Managed Accounts and to Client/Advisor Accounts.

     POTENTIAL REGULATORY RESTRICTIONS ON ADVISOR ACTIVITY

     From time to time, the activities of the Advisor Funds, Portfolio Companies or Managed Accounts may be restricted because of regulatory requirements applicable to an Advisor and/or its internal policies designed to comply with, limit the applicability of, or otherwise relate to such requirements. A client not advised by an Advisor would not be subject to some of those considerations. There may be periods when an Advisor may not initiate or recommend certain types of transactions, or may otherwise restrict or limit its advice in certain securities or instruments issued by or related to companies for which the Advisor is performing investment banking, market making or other services or has proprietary positions. For example, when an Advisor is engaged in an underwriting or other distribution of securities of, or advisory services for, a company, an Advisor Fund, Portfolio Company or Managed Account managed by such Advisor may be prohibited from or limited in purchasing or selling securities of that company. Similar situations could arise if personnel of an Advisor serve as directors of companies the securities of which an Advisor Fund, Portfolio Company or Managed Account managed by such Advisor wishes to purchase or sell. However, if permitted by applicable law, the Advisor Fund, Portfolio Company or Managed Account may purchase investments that are issued, or the subject of an underwriting, distribution, or advisory assignment by, its Advisor, or in cases in which the Advisor's personnel are directors or officers of the issuer.

     The investment activities of an Advisor for proprietary accounts and for other accounts may also limit the investment strategies and rights of the Advisor Fund, Portfolio Company or Managed Account managed by such Advisor. For example, in certain regulated industries, in certain emerging markets, in corporate and regulatory ownership definitions and in certain futures and derivative transactions there are limits on the aggregate amount of investment by affiliated investors that may not be exceeded without the grant of a license or other regulatory or corporate consent or, if exceeded, may cause the Advisor, Advisor Fund, Portfolio Company or Managed Account to suffer disadvantages or business restrictions. If certain aggregate ownership thresholds are reached or certain transactions undertaken, the ability of the Advisor to purchase or dispose of investments, or exercise rights or undertake business transactions, may be restricted by regulation or otherwise impaired. As a result, an Advisor may limit purchases, sell existing investments, or otherwise restrict or limit the exercise of rights (including voting rights) when the Advisor, in its sole discretion, deems it appropriate in light of potential regulation restrictions on ownership or other impairments arising from reaching investment thresholds.

                                COMPETITION

     The market for hedge funds and hedge fund products is highly competitive. The Fund competes for investors with other hedge funds, fund of funds, mutual funds, and money managers who employ similar investment strategies and who offer similar hedge fund products to investors. New entities, including other hedge funds, fund of funds and money managers, regularly enter the market, and there are limited barriers to entry. In addition, new hedge fund products are regularly introduced into the market by existing funds. The Fund competes with its competitors on, among other things, the basis of its reputation, its short-term and long-term performance and track record, access to, and ability to select, Advisors, fees, management and portfolio teams, strategies, client services and its ability to manage risk.

                                FISCAL YEAR

     The Fund's fiscal year ends on December 31 of each calendar year. The Managing Member, in its sole discretion, may change the fiscal year-end of the Fund.

                                 EMPLOYEES

     As of December 31, 2003, the Fund had no employees, however, the Fund is managed by the Managing Member which as of December 31, 2003, was supported by approximately 26 employees of the GS Group who allocate at least a portion of their time to the management of the Fund and the Investment Funds.

             SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This   Registration   Statement   contains  certain   "forward-looking
statements" regarding the operation of the Fund and the Fund's investment objectives, including, among other things:

               o    investment strategies and allocations of assets;

               o    future performance; and

               o    trends in the four hedge fund sectors.

     Forward-looking statements are typically identified by the use of terms such as "may," "will," "should," "expect," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. These statements are only predictions and are not historical facts. Actual events or results may differ materially.

     The  forward-looking  statements  included  herein  are  based  on the
Managing Member of the Fund's current expectations, plans, estimates and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Fund's control. Any of the assumptions underlying the forward-looking statements contained herein could be inaccurate and, therefore, the Managing Member of the Fund cannot assure Members that the forward-looking statements included in this Registration Statement will prove to be accurate.

     In light of the significant uncertainties inherent in the forward-looking statements included in this Registration Statement, including, without limitation, the risks set forth under "CERTAIN RISK FACTORS" below, the inclusion of such information should not be regarded as a representation by the Fund or the Managing Member that the investment objectives set forth in this Registration Statement will be achieved. The Fund cautions Members that forward-looking statements are not guarantees and that the actual results could differ materially from those expressed or implied in the forward-looking statements.

                            CERTAIN RISK FACTORS

                               GENERAL RISKS

     The following are certain risk factors that relate to the operations and terms of the Fund and the Investment Funds.

     RISKS RELATED TO THE FUND AND THE INVESTMENT  FUNDS'  PERFORMANCE  AND
     OPERATION

LACK OF OPERATING HISTORY OF THE FUND; PAST PERFORMANCE OF THE FUND IS NOT INDICATIVE OF FUTURE RESULTS

     Although the Managing Member also manages other investment funds which have historically had investment programs similar to that of the Fund, the Fund is a recently formed entity and has a limited independent operating history upon which Members can evaluate its likely performance. Similarly, many current and future Advisors have or will have had short operating histories. The past investment performance of the Fund, any of the Investment Funds or Advisors should not be construed as an indication of the future results of such Advisors, the Investment Funds, or of the Fund. The results of other accounts and investment funds previously formed and managed by the Managing Member currently or in the past, which have or have had investment objectives, strategies, risk profiles, or investments that are similar to or different from the Fund or the Investment Funds, are not indicative of the results that the Fund or the Investment Funds may achieve. The Investment Funds make investments in different portfolios of securities and, accordingly, their results and, in turn, the results of the Fund, may differ from the results previously obtained by the Managing Member and those funds and accounts.

A SUBSTANTIAL PORTION OF AN INVESTMENT FUND'S ASSETS MAY BE INVESTED UTILIZING STRATEGIES WHICH ARE NOT WITHIN ITS HEDGE FUND SECTOR; MOST ADVISORS DO NOT PROVIDE DETAILED POSITION INFORMATION REGARDING THEIR PORTFOLIOS

     Although the managing member of an Investment Fund intends to allocate assets to Advisors whose principal investment strategies are within the specified hedge fund sector referenced in its name, a substantial portion of the Investment Fund's assets may be invested utilizing strategies within other investment sectors. In addition, the sectors referenced therein are subjective classifications made by the managing member in its sole discretion. Such classifications are based on information previously provided by the Advisors and may differ from classifications into similarly named sectors made by other industry participants. The managing member of each Investment Fund will rely on information previously provided by each Advisor in determining in its sole discretion that the principal investment strategies utilized by an Advisor are within such Investment Fund's specified hedge fund sector.

     The managing member of an Investment Fund seeks to select Advisors for the Investment Fund that exhibit certain operational, management and risk control standards in the daily investment of their portfolios. The managing member requests historical performance and position data in order to evaluate how Advisors behave in certain environments. However, some Advisors have no operating history and therefore such performance and position data may not be available. The managing member also requests that each Advisor provide guidelines about the size of its typical positions and the amount of leverage that it will use in managing assets. These risk and investment guidelines serve as a framework for the managing member to conduct its ongoing risk monitoring on behalf of each Investment Fund as it believes that there is value in regularly monitoring each Investment Fund's Advisors to better understand such Advisors' risk and sources of return. The managing member also conducts due diligence visits with the Advisors, which may include representatives of its Advisor selection, risk and quantitative analysis, compliance and operations areas. Accordingly, the managing member seeks Advisors who are willing to share information and market outlook and who agree to engage in a regular dialogue and provide portfolio composition and profit and loss information regularly, although the level of detail will vary by Advisor. However, many Advisors are unwilling to provide significant transparency, e.g. position detail, because such information is proprietary to such Advisors, particularly those Advisors operating in the event driven and relative value sectors, but also those in the equity long/short and tactical trading sectors and the Fund may still choose to invest with such Advisors because of their historical returns and reputation. Moreover, due to changes in the investment programs of certain Advisors over time or the failure of the Advisors to accurately provide information or to provide such information in sufficient detail, it is possible that the Investment Fund's assets will be allocated to Advisors whose principal investment strategies are not within its specified hedge fund sector for extended periods of time.

     As is customary with the funds-of-hedge funds, most of the Advisors do not provide the managing member of the Investment Funds with detailed position reports because such information is proprietary to such Advisors. These Advisors would not likely permit the Investment Funds to invest with them if such an information requirement was a condition to such investments. Also, Advisors may not comply with their stated investment strategies. Members of the Fund are assuming the risk that the Advisors may not be providing accurate and timely information about their strategies, performance and positions and that the information provided by the Advisors will subsequently be proven or discovered to be inaccurate and/or false. Reference in this Registration Statement to information received by Advisors includes information received directly from the Advisors as well as information received from independent administrators or other third party providers on behalf of such Advisors.

THERE CAN BE NO ASSURANCE THAT THE MANAGING MEMBER'S DECISIONS REGARDING RISK ALLOCATIONS WILL BE SUCCESSFUL; INACCURATE INFORMATION PROVIDED BY THE ADVISORS MAY HAVE A MATERIAL ADVERSE EFFECT ON IMPLEMENTING THE FUND'S INVESTMENT OBJECTIVE

     The Managing Member will have the discretion to underweight or overweight allocations to hedge fund sectors from a risk perspective. There is no assurance that its decisions in this regard will be successful. In addition, the Fund will be limited in its ability to make changes to allocations due to the redemption provisions of the Investment Funds, including notice periods and limited redemption dates, the ability of the Investment Funds to suspend and postpone redemptions, and one-year lockups on redemptions of units in GELS, GRV and GED. In addition, any such allocations will be made by the Fund based on information previously provided by the Advisors. If such information is inaccurate or incomplete, it is possible that the Fund's allocation to the hedge fund sectors from a risk perspective may not reflect the Managing Member's intended allocations. This could have a material adverse effect on the ability of the Managing Member to implement the Fund's investment objective.

NON-DIVERSIFIED STATUS; THE MANAGING MEMBER MAY ALLOCATE TO ONE OR MORE ADVISORS A RELATIVELY LARGE PERCENTAGE OF AN INVESTMENT FUND'S ASSETS

     The Fund is a "non-diversified" investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the percentage of the Fund's assets that may be invested in the securities of any one issuer. The Fund will allocate its assets to Investment Funds. Although the managing member of the Investment Funds intends to follow a general policy of seeking to diversify each Investment Fund's capital among multiple Advisors, the managing member may in its discretion depart from such policy from time to time and one or more Advisors may be allocated a relatively large percentage of an Investment Fund's assets, although the managing member of the Investment Funds generally will not allocate more than 25% of the total assets of an Investment Fund, to any single Advisor at the time of investment in such Advisor. Consequently, losses suffered by such Advisors of an Investment Fund could result in a proportionately higher reduction in such Investment Fund's capital than if such capital had been more proportionately allocated among a larger number of Advisors.

DEPENDENCE ON THE MANAGING MEMBER AND THE ADVISORS; THE MANAGING MEMBER GENERALLY HAS LIMITED ACCESS TO INFORMATION ON OR CONTROL OVER ADVISOR'S PORTFOLIOS AND MEMBERS ASSUME THE RISK THAT ADVISORS MAY KNOWINGLY MISREPRESENT INFORMATION WHICH COULD HAVE A MATERIAL NEGATIVE IMPACT ON THE FUND

     The Managing Member invests assets of the Fund in the Investment Funds which in turn will invest in the Advisors. The managing member of each of the Investment Funds, which currently is the Managing Member, has the sole authority and responsibility for the selection of the Advisors for that Investment Fund. The success of each Investment Fund and, in turn, of the Fund, depends upon the ability of the managing member of the Investment Funds and each Investment Fund's Advisors to develop and implement investment strategies that achieve each Investment Fund's investment objectives. For example, an Advisor's inability to effectively hedge an investment strategy that it utilizes may cause the assets of an Investment Fund allocated to such Advisor to significantly decline in value and could result in substantial losses to such Investment Fund and, in turn, to the Fund. The Investment Funds do not have any control over the Advisors. Moreover, subjective decisions made by the Managing Member or the managing member of an Investment Fund or by the Investment Funds' Advisors may cause the Fund, the Investment Fund or the Advisors to incur losses or to miss profit opportunities on which they may otherwise have capitalized. Members of the Fund will have no right or power to participate in the management or control of the Fund, Investment Funds, Portfolio Companies, Advisors or Advisor Funds, and will not have an opportunity to evaluate in advance any specific investments made by the Fund, the Investment Funds, Portfolio Companies, Advisors or Advisor Funds, or the terms of any investments made by the Fund, the Investment Funds, Portfolio Companies, Advisors or Advisor Funds.

While the Managing Member will select the Investment Funds in which the Fund invests, the Managing Member relies to a great extent on information provided by the Advisors and will generally have limited access, if any access at all, to information regarding the Advisors' portfolios and operations. Most Advisors consider this information proprietary and would not provide this information even if requested. If the Investment Funds only invested in Advisors who provided complete access to their information, the Investment Funds would not be able to access many Advisors with which they might otherwise wish to invest since many Advisors with strong track records and/or limited capacity will not agree to provide this access. Limiting the Advisors that the Investment Funds would invest with would have a material adverse impact on the Investment Funds and, in turn, the Fund and its Members. Accordingly, the Investment Funds invest with many Advisors who do not provide any or all such information, and Members who are not willing to assume this risk should not retain their investment in the Fund. There is a risk that Advisors may knowingly, recklessly, negligently or otherwise withhold or misrepresent information regarding activities that could have a material negative impact on the performance of an Investment Fund and the Fund. Members of the Fund are assuming the risk that the Advisors will act in such a manner. These activities, therefore, could occur without the knowledge of the Managing Member, and could have a material negative impact on the Fund's performance and financial statements, including, among other things, causing a restatement of prior financial statements. Any such misrepresentation or fraud by an Advisor would result in their position being inaccurately reflected in an Investment Fund's, and therefore the Fund's, financial statements. Once an Investment Fund learns of any such misrepresentation or fraudulent activities, it will likely be too late for such Investment Fund to withdraw its assets from such Advisor without having incurred significant losses due to its investment with such Advisor.

THE INVESTMENT FUNDS DO NOT INTEND TO PARTICIPATE IN INITIAL PUBLIC OFFERINGS WHICH MAY LIMIT POTENTIAL GAINS

     The Investment Funds do not presently intend to participate directly or indirectly in initial public offerings, which are subject to the rules of the NASD that limit the ability of NASD member firms to sell securities in initial public offerings to certain classes of "restricted persons." Securities sold in certain initial public offerings in the past have on occasion experienced initial, sometimes rapid, increases in market value following such offerings. As a result, this could have an adverse effect on the performance of the Investment Funds, and, in turn, the Fund.

             RISKS RELATED TO THE FUND'S REGULATORY ENVIRONMENT

LIMITED REGULATORY OVERSIGHT; MEMBERS NOT AFFORDED PROTECTION OF INVESTMENT COMPANY ACT

     The Fund and each of the Investment Funds, in reliance upon an exemption available to privately offered investment companies, are not required to register as investment companies and have not registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"). Thus, the provisions of the Investment Company Act intended to provide various protections to investors (which, among other things, require investment companies to have a majority of disinterested directors, provide limitations on leverage, limit transactions between investment companies and their affiliates, require securities held in custody at all times to be individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and regulate the relationship between the adviser and the investment company) are not applicable. The Managing Member is registered as an adviser under the Investment Advisers Act of 1940 (the "Investment Advisers Act").

     Moreover, the Advisor Funds and Portfolio Companies in which the Investment Funds invest generally are not registered as investment companies, and the Investment Funds and the Fund, in turn, are not provided the protections of the Investment Company Act. In addition, the Investment Funds' Advisors often will not be registered as investment advisers under the Investment Advisers Act. Therefore, an Investment Fund as an investor with such Advisors will not have the benefit of certain of the protections of the Investment Advisers Act.

     The Advisor Funds and Portfolio Companies generally do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies in accordance with certain SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody will be at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of the registered investment company. It is anticipated that the Advisors to which the Investment Funds will allocate assets generally will maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on an Investment Fund and, in turn, on the Fund, than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Fund's Advisor could convert to its own use assets committed to it by an Investment Fund or that a custodian could convert to its own use assets committed to it by an Investment Fund's Advisor. There can be no assurance that the Advisors or the entities they manage will comply with all applicable laws and that assets of the Investment Funds entrusted to Advisors by the Investment Funds will be protected.

     Furthermore, in accordance with U.S. Commodity Futures Trading Commission (the "CFTC") regulations, the Managing Member is registered as a commodity trading advisor ("CTA") and a commodity pool operator ("CPO") under the U.S. Commodity Exchange Act of 1974 as amended (the "Commodity Exchange Act"), and all of the Advisors of each Investment Fund are either registered as CTAs or have indicated to the managing member of the Investment Funds, that they are exempt from such registration. Because the Units are being privately offered under both federal and state securities laws and Units may be purchased only by persons who are qualified eligible persons pursuant to Rule 4.7 under the Commodity Exchange Act, the Memorandum has not been filed with or reviewed by any regulatory authority. The Managing Member reserves the right to withdraw any registrations relating to the Fund in the future as permitted by applicable law.

THE FUND FACES LEGAL,  TAX AND REGULATORY  RISKS WHICH MAY ADVERSELY AFFECT
THE FUND

     Legal, tax and regulatory changes could occur during the term of the Fund that may adversely affect the Fund (including changes under the Securities Exchange Act of 1934). For example, the regulatory and tax environment for derivative instruments in which Advisors of an Investment Fund may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by such Investment Fund and, in turn, the value of the Fund's assets, and the ability of such Investment Fund to pursue its trading strategies. Similarly, the regulatory environment for leveraged investors and for hedge funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or hedge funds may materially adversely affect the ability of the Fund to pursue its investment objective or strategies. In particular, the SEC has been reviewing several matters in the investment management industry including issues relating to hedge funds that could result in increased regulatory oversight and other legislation or regulation relating to advisors and managing members, hedge funds, or funds of hedge funds. Such legislation or regulation could pose additional risks and result in material adverse consequences to the Investment Funds and/or the Fund and/or limit potential investment strategies that would have otherwise been used by the Advisors or the Investment Funds in order to seek to obtain higher returns or to limit volatility.

             RISKS RELATED TO THE UNITS, LIQUIDITY OF UNITS AND
                         THE OFFERING OF THE UNITS

UNITS WILL NOT BE LISTED AND WILL NOT BE MARKETABLE

     The Fund does not intend to list its Units for trading on any national securities exchange. There is no secondary trading market for the Units, and none is expected to develop. The Units are, therefore, not readily marketable. Because the Fund is a closed-end investment company, its Units will not be redeemable at the option of Members, other than on each January 1 or July 1 (occurring on or after the first anniversary of the purchase of such Units by the Member) upon 60 days' prior written notice to the Managing Member, and they will not be exchangeable for interests of any other funds. See "--The Fund is a Closed-End Fund with Limited Liquidity and Limited Rights for Redemption" below.

THE FUND IS A CLOSED-END FUND WITH LIMITED LIQUIDITY AND LIMITED RIGHTS FOR REDEMPTION

     The Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. Members should not retain their investment in this Fund if they need a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities. The Managing Member believes that unique investment opportunities exist in the market for Investment Funds. However, these investments are often illiquid, and a closed-end fund's ability to make such investments is limited.

     An investment in the Fund provides limited liquidity since the Units are not freely transferable and generally a Member is only permitted to redeem Units, upon 60 days' prior written notice to the Managing Member (unless such notice is waived by the Managing Member in its sole discretion), as of the time immediately prior to the opening of business on each January 1 or July 1 occurring on or after the first anniversary of the purchase of such Units by the Member. In addition, redemptions may be limited or postponed under limited circumstances. The same or similar limitations will apply to the Fund's investment in each of the Investment Funds. See "ITEM 11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED--OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Redemptions of Units."

     The Advisors of the Investment Funds may invest a portion of such Investment Fund's assets in securities and financial instruments that are not publicly traded. Such non-publicly traded securities and financial instruments may not be readily disposable, are difficult to value and, in some cases, may be subject to contractual, statutory or regulatory prohibitions on disposition for a specified period of time. An investment in the Fund is therefore suitable only for certain sophisticated investors that will not be materially impacted by postponements of the Fund's normal redemption dates. Further, distributions of proceeds by an Investment Fund to the Fund upon the Fund's withdrawal from such Investment Fund may be limited, in such Investment Fund's managing member's sole discretion, because of restrictions imposed upon withdrawals under the terms of the Advisor Funds or investment management agreements in or pursuant to which such Investment Fund's assets are invested, or where, in the view of the managing member, the disposal of part or all of such Investment Fund's assets to meet withdrawal requests would be prejudicial to its members. Distributions of proceeds by the Fund upon a Member's withdrawal may be limited, in the Managing Member's sole discretion, due to the above-described circumstances or where, in the view of the Managing Member, the disposal of part or all of the Fund's assets to meet withdrawal requests would be prejudicial to the Members.

REDEMPTIONS OF UNITS ARE SUBJECT TO SUBSTANTIAL WAITING PERIOD AND POTENTIALLY OUTDATED INFORMATION

     There will be a substantial period of time between the date as of which Members must submit a request for redemption and the date they can expect to receive full payment for their redemption proceeds from the Fund. Members whose Units are accepted for redemption bear the risk that the Fund's NAV (which is based upon the net asset value of the underlying Investment Funds) may fluctuate significantly in the 60-day period between the date by which redemption requests must be submitted and the date as of which such Units are valued for purposes of such redemption. Members will have to decide whether to request that the Fund redeem their Units without the benefit of having current information regarding the value of Units on a date proximate to the date on which Units are valued by the Fund for purposes of effecting such redemptions. In addition, under certain exceptional circumstances, such as force majeure, the Managing Member may find it necessary (i) to postpone redemptions if it determines that the disposition of investments to fund redemptions would adversely affect NAV per Unit or (ii) to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of redemption proceeds. Having an investment in the Fund is suitable only for Members who can bear the risks associated with the limited liquidity of the Units and the underlying investments of the Fund.

SUBSTANTIAL REDEMPTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE FUND

     Substantial requests for the Fund or an Investment Fund to redeem units of its members could require the Fund or the Investment Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the redemptions and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the units redeemed and the units that remain outstanding.

REDEMPTION MAY BE IN CASH OR IN-KIND UNDER THE SOLE DISCRETION OF THE MANAGING MEMBER; MEMBERS MAY BEAR RISKS RELATED TO IN-KIND SECURITIES AND PAY FEES IN DISPOSING IN-KIND SECURITIES

     The Fund generally expects to pay redemption proceeds in respect of redeemed Units in cash. However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being redeemed or that it will be able to liquidate investments at favorable prices to pay for redeemed Units. The Fund may in certain circumstances distribute securities as payment for redeemed Units, including if making a cash payment would result in a material adverse effect on the Fund or the Members, or if the Fund has received distributions from the Investment Funds in the form of securities that are transferable to the Members. An Investment Fund may distribute redemption proceeds to the Fund if the Investment Fund receives distributions from its Advisors in the form of securities. It is possible that, upon the Fund's withdrawal of all or a portion of its assets invested in an Investment Fund, the Fund may receive securities that are illiquid or difficult to value. In such circumstances, the Managing Member would seek to dispose of these securities in a manner that is in the best interests of the Fund, which may include a distribution in-kind to its Members. In the event that the Fund makes such a distribution of securities as payment for Units, Members will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

SPECIAL CONSIDERATIONS ARE APPLICABLE TO THE UNITS; AFTER THE INITIAL OFFERING OF UNITS SUBSEQUENT PURCHASERS OF UNITS MAY SUFFER LOSSES BECAUSE OF PREVIOUSLY ESTABLISHED OPEN POSITIONS

     The Fund may accept additional subscriptions for Units from time to time as determined by the Managing Member and in accordance with the LLC Agreement. Upon the approval of the Managing Member, a Member or prospective Member may make additional subscriptions for Units on the first day of each calendar quarter or at such other times as the Managing Member may determine in its sole discretion. Historically, the Fund has from time to time taken in funds on a monthly basis. The Fund is currently closed to new investors generally but, in the sole discretion of the Managing Member, the Managing Member expects to continue to accept limited investments from existing qualified investors and to accept investments from new investors to the extent additional capacity is created as a result of redemptions from the Fund. To the extent it opens in the future, the Fund may close again at any time at the sole discretion of the Managing Member.

     Additional subscriptions will dilute the indirect interests of existing Members in the Fund's investment portfolio prior to any such subscription, which could have a material adverse impact on the existing Members' interest in the Fund if future Fund investments underperform the prior investments. The Investment Funds may be closed from time to time to investments by new investors, however, the Investment Funds may be reopened in the sole discretion of the managing member of each Investment Fund. Additional subscriptions for membership units as determined by the managing member of each Investment Fund and in accordance with its limited liability company agreement will dilute the indirect interests of the Investment Fund's existing members, including the Fund, in the Investment Fund's investment portfolio prior to any such subscription, which could have an adverse impact on the existing members' interest in the Investment Fund if such Investment Fund's future investments underperform its prior investments. In addition, it is expected that certain Advisors of the Investment Funds will structure performance-based compensation similarly to the Fund, with such compensation being paid only if net asset value exceeds a high watermark equal to a previously obtained net asset value. Generally, no performance-based compensation will be paid by an Investment Fund to an Advisor until the assets managed by such Advisor appreciate above its high watermark, and such appreciation will be shared pro rata by all of the members of such Investment Fund, including the Fund, not just those who were members at the time the high watermark was set. The value attributable to the fact that no performance-based compensation will be paid to an Advisor until it exceeds its prior high watermark will not be taken into account in determining the NAV of an Investment Fund or any series of its membership units. Such value to existing members of an Investment Fund, including the Fund, will be diluted by new subscriptions for such Investment Fund's membership units. Because the new membership units will participate in any positive performance by the Advisor before it hits its high watermark without the Advisor being paid any performance-based compensation, the pre-existing units in an Investment Fund, including those held by the Fund, will not get the full benefit of the amount of the appreciation that is not subject to performance-based compensation.

     In addition, unlike purchasers who purchased the initial Units offered by the Fund, Units acquired following the initial offering of Units will represent indirect interests in operating funds which may have significant open positions. Since these Units will, indirectly through the Fund's investments in each of the Investment Funds, share in each Investment Fund's open positions which may have been held for some period of time prior to the issuance of the additional Units, the application of the relevant Advisor's trading approach to such positions may have a qualitatively different effect on the performance of the additional Units than it does on the performance of previously issued Units. For example, a number of trading approaches may become more aggressive in terms of willingness to tolerate losses in a position and increase the size of a position after an open trade has generated a substantial profit because subsequent losses (up to a certain level) are perceived as being only a partial give-back of prior profits, not an actual loss. As purchasers of Units will not have received, indirectly through the Fund's investments in the Investment Funds, the benefit of any profits on open positions prior to the date on which they purchase the Units, subsequent losses will constitute an absolute loss to such holders, not only a partial give-back of profits. In addition, certain trading approaches may follow profit-taking strategies whereby they will liquidate or partially liquidate a position after it has generated a predetermined amount of profit. Since the new Units will not, indirectly through the Fund's investments in the Investment Funds, have had the benefit of any such profit prior to the date on which they were issued, Members holding such Units may find themselves, indirectly through the Fund's investments in the Investment Funds, liquidated out of a position (which would have continued to generate substantial profits) due to an Advisor "taking profits," none of which had inured to their benefit. Some approaches apply similar analyses based on overall portfolio performance, not just the performance of particular positions, with generally analogous effects.

                   SPECIAL RISKS OF THE FUND'S STRUCTURE

     This section discusses certain risks related to the fact that the Fund allocates its assets to Investment Funds, which allocate their assets to Advisors.

                   RISKS RELATED TO THE FUND'S STRUCTURE

THE INVESTMENT FUNDS' AND THE ADVISORS' INVESTMENTS MAY NOT BE DIVERSIFIED AND THERE CAN BE NO ASSURANCE THAT THE FUND'S ALLOCATION MODELS AND METHODOLOGIES WILL ACHIEVE THE FUND'S ALLOCATION GOALS

     The managing member of the Investment Funds generally will not allocate more than 25% of any Investment Fund's total assets to any single Advisor at the time of allocation. However, following the time of allocation, the percentage of such Investment Fund's total assets allocable to any single Advisor could exceed the 25% level due to a number of factors, including redemptions from the Investment Fund and positive or negative performance by an Advisor as compared to other Advisors. No assurance is given as to any level of multiple Advisor diversification. Greater concentration with any single Advisor may entail additional risks.

     While the managing member of the Investment Funds may seek Advisors that utilize diversified investment strategies, there can be no assurance that market or other events will not have an adverse impact on the strategies employed by multiple Advisors. Advisors may at certain times hold large positions in a relatively limited number of investments. Advisors may target or concentrate their investments in particular markets, sectors, or industries. Those Advisors that concentrate in a specific industry or target a specific sector will also be subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the NAVs of such Advisors may be subject to greater volatility than those of investment companies that are subject to diversification requirements and this may negatively impact the NAV of the Investment Funds and the Fund.

     In addition, although the Managing Member will initially and on an ongoing basis seek to allocate the assets of the Fund to the Investment Funds so that the contribution of each of the four investment sectors to the expected portfolio risk of the Fund as a whole is roughly equivalent, or will use such expected portfolio risk allocations as a benchmark from which to overweight or underweight particular sectors, the allocations will be based on various models and methodologies selected from time to time by the Managing Member, and there can be no assurance that the particular models and methodologies selected by the Managing Member will be consistent with or achieve this objective. The Managing Member may also at certain times be unable to re-allocate the Fund's assets among the Investment Funds as it determines is advisable in order to achieve the Fund's objectives due to restrictions on redemptions and additional subscriptions imposed by the Investment Funds or Advisors. If imbalances in the allocations occur because the Fund is unable to re-allocate on a timely basis, because the Fund's allocation models and methodologies are not successful, or otherwise, losses occurring as a result could cause the Fund to suffer significantly greater losses than would be the case if the Fund's allocation goals had been achieved.

THE FUND'S FINANCIAL STATEMENTS ARE, AND IN THE FUTURE WILL BE, BASED ON ESTIMATES OF VALUATIONS PROVIDED BY THIRD PARTY ADVISORS WHICH MAY NOT BE ACCURATE OR MAY NEED TO BE ADJUSTED IN THE FUTURE

     Generally, the managing member of the Investment Funds does not, and will not, have any ability to assess the accuracy of the valuations or other financial information received from each Investment Fund's Advisors with respect to allocations not made through Managed Accounts. Although the managing member of the Investment Funds may obtain information provided by the Advisors about their net asset values, the managing member of the Investment Funds generally does not, and is not able to, confirm independently the accuracy of such valuations (which are generally unaudited except at year-end) except in the case of allocations made through Managed Accounts. Most Advisors treat their investment positions as proprietary information and many of them will not provide such information to their investors. Furthermore, the net asset values received by the managing member of the Investment Funds from each Investment Fund's Advisors will typically be based on estimated or unaudited reports only, and such values will be used to calculate NAVs and fee accruals for purposes of determining amounts payable on redemption to the extent audited information is not then available. In some cases, Advisors do not use independent administrators or other third party providers to value and report their net asset values. In such cases, the valuations used to determine the net asset values of these Advisors will be dependent solely upon the Advisors for validation, and even when third parties are involved, the Advisors may have primary responsibility for determining the values of the portfolio securities. The valuation reports will not be audited by third parties in most cases except at year-end. Valuations provided by each Investment Fund's Advisors may be subject to later adjustment based on valuation information available at that time, including, for example, as a result of year-end audits or other valuation reviews conducted by an Advisor's auditors. Furthermore, there is a risk that any valuation an Investment Fund receives from an Advisor will be fraudulent or may inadvertently contain material errors that the Investment Funds and, in turn, the Fund would not know when it prepares its financial statements. Members should understand that the Fund cannot prevent this risk since neither the Fund nor the Investment Funds have access to the Advisors' books and records. Neither the Fund nor the Investment Funds is a party to any direct agreements with any Advisor providing the Fund or the Investment Funds with a specific contractual recourse in the case where an Advisor has provided inaccurate or untimely valuations. Additionally, an Advisor may through its investment documents have sought to limit or eliminate its liability for inaccurate or untimely valuations entirely in which case the Fund may not have any recourse. The Fund has not entered into any direct agreements to indemnify any of the Advisors against such errors or omissions. Any such adjustments resulting from wrong valuations or errors in calculations may result in the Fund restating its net asset value or having to restate its financial statements at the time of such restatement, as well as for prior periods. Any such restatement, whether increasing or decreasing the net asset value of the Fund could have a material impact on the NAV of Member's Units. Members of the Fund are assuming the risk that valuations may be materially incorrect and/or will need to be adjusted and Members should not retain their investment in the Fund if they are unwilling to assume such risks. See "GENERAL RISKS--Risks Related to the Fund and the Investment Funds' Performance and Operation--Dependence on the Managing Member and the Advisors; the Managing Member Generally has Limited Access to Information on or control over Advisor's Portfolios and Members Assume the Risk that Advisors may Knowingly Misrepresent Information Which Could have a Material Negative Impact on the Fund" above and "--Risks Associated with the Fund Investing in Other Entities--Valuation of the Investment Funds' Investments will be based upon Valuations Provided by the Advisors which are Generally not Audited; Uncertainties in Valuations could have a Material Adverse Effect on the Fund's Net Assets" below.

     If at any time the Managing Member determines, in its sole discretion, that an incorrect number of Units was issued to a Member because the NAV in effect on the date of issuance was materially incorrect, the Fund will adjust such Member's Units by increasing or decreasing them, as appropriate, to such number of Units as would have been issued at the correct NAV. In addition, if at any time after a redemption of Units (including in connection with any withdrawal of a Member from the Fund) the Managing Member determines, in its sole discretion, that the amount paid to such Member or former Member pursuant to such redemption was materially incorrect (including because the NAV at which the Member or former Member purchased such Units was incorrect), the Fund will pay to such Member or former Member any additional amount that it determines such Member or former Member would have been entitled to receive had the redemption been effected at the correct NAV, or, in its sole discretion, seek payment from such Member or former Member of (and such Member or former Member shall be required to pay) the amount of any excess payment that the Managing Member determines such Member or former Member received, in each case without interest. If such a determination is made after a Member has had all of its Units redeemed, or if the NAV of a Member's remaining Units is insufficient to cover the amount of any overpayment (including, without limitation, due to a decrease in the Fund's NAV), the Fund may be unable, or may elect not under the circumstances, to collect the amount of any such excess payment, and any corresponding restatement of and reduction in the NAV of the Fund will generally be borne by the remaining Members of the Fund. The Fund will be subject to similar adjustment provisions as a member of the Investment Funds.

MEMBERS OF THE FUND ARE SUBJECT TO MULTIPLE LEVELS OF FEES AND EXPENSES BECAUSE OF THE FUND'S STRUCTURE AND THE FEE STRUCTURE OF THE FUND MAY CREATE INCENTIVES FOR ADVISORS TO MAKE RISKY INVESTMENTS

     Although in many cases investor access to the Investment Funds may be limited or unavailable, an investor who meets the conditions imposed by an Investment Fund may be able to invest directly with the Investment Fund. By investing in Investment Funds indirectly by having an investment in the Fund, a Member of the Fund bears a proportionate share of the fees and expenses of the Fund (including organizational and offering expenses, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Investment Funds. Thus, a Member of the Fund will be subject to higher operating expenses than if he or she invested in an Investment Fund directly or in a closed-end fund which did not utilize a "fund of funds" structure.

     Each Investment Fund generally will be subject to an Advisors' performance-based fee or allocation, irrespective of the performance of the Investment Fund and the Fund generally. Accordingly, an Advisor to an Investment Fund with positive performance may receive performance-based compensation from the Investment Fund, and thus indirectly from the Fund and its Members, even if the Fund's overall performance is negative.
Generally, fees payable to Advisors of the Investment Funds are approximately 2% (annualized) of the average net asset value of the Fund's investment, and incentive allocations or fees generally range from 17% to 25% of an Investment Fund's net profits, although it is possible that such ranges may be exceeded for certain Advisors. The performance-based compensation received by the Managing Member, the managing member of the Investment Funds and an Advisor also may create an incentive for such managing member or Advisor to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based compensation. Such compensation may be based on calculations of realized and unrealized gains made by the Managing Member, the managing member of the Investment Funds and the Advisors.

THE FUND COULD INDIRECTLY INCUR DUPLICATIVE TRANSACTION COSTS WITHOUT ACCOMPLISHING A NET INVESTMENT RESULT

     Investment decisions of the Investment Funds are generally made by their Advisors independently of each other. As a result, at any particular time, one Advisor may be purchasing securities of an issuer whose securities are being sold by another Advisor. Consequently, the Fund could indirectly incur transaction costs without accomplishing any net investment result.

COMPENSATION ARRANGEMENTS WITH THE MANAGING MEMBER AND THE ADVISORS OF THE INVESTMENT FUNDS MAY CREATE INCENTIVES FOR THE MANAGING MEMBER, THE INVESTMENT FUNDS OR THE ADVISORS TO MAKE RISKIER INVESTMENTS OR TO INFLATE RETURNS

     The Managing Member of the Fund and the Investment Funds receives an incentive allocation based upon the net capital appreciation allocated to their members. In addition, the Advisors of the Investment Funds, which may include affiliates of the Managing Member, may receive compensation based on the performance of their investments, a pro rata share of which will be borne by the Fund as a member of each Investment Fund. Accordingly, there often may be times when a particular Advisor of an Investment Fund may receive incentive compensation in respect of its portfolio for a period even though such Investment Fund's or the Fund's overall portfolio depreciated during such period. Incentive compensation arrangements may also create an incentive for the managing member of the Fund and the Investment Funds or the Advisors to make investments that are riskier or more speculative than would be the case if such arrangements were not in effect. Such incentives could also cause the Advisors to artificially or fraudulently inflate the actual performance of their portfolio or the valuation of specific positions. In addition, because both the Managing Member's Incentive Allocation and the performance-based compensation of the Advisors are calculated on a basis which includes unrealized appreciation of the Fund's or an Investment Fund's assets or a portion thereof, as the case may be, they may be greater than if such compensation were based solely on realized gains and losses.

         RISKS ASSOCIATED WITH THE FUND INVESTING IN OTHER ENTITIES

PAST PERFORMANCE OF AFFILIATED FUNDS AND OF ADVISORS ARE NOT NECESSARILY INDICATIVE OF THE RESULTS THAT THE FUND AND ANY INVESTMENT FUND MAY ACHIEVE OR OF FUTURE RESULTS

     The results of the Investment Funds and other investment funds or accounts formed or managed by the GS Group, including other investment funds or accounts managed by the GS Group which have or have had investment objectives that are similar to those of the Fund or the Investment Funds, are not necessarily indicative of the results that the Fund or any Investment Fund may achieve. The Fund makes indirect investments in a different portfolio of securities and, accordingly, its results are independent of the previous results obtained by those funds. Further, the Fund and each Investment Fund and their methods of operation may differ in several respects from prior GS Group investment vehicles or accounts; e.g., there are different investment and return objectives and investment allocation strategies and the Fund and each Investment Fund utilizes a different mix of Advisors and, in certain cases, investment techniques. Similarly, the past investment performance of any of the Advisors with which the Investment Funds will invest or with which other investment funds or accounts managed by the GS Group invest should not be construed as an indication of the future results of such Advisors or of the Investment Funds. Potential investors that desire performance or related information with respect to the Investment Funds or other investment funds formed or managed by the GS Group should contact the Managing Member.

A MEMBER'S INVESTMENT IN THE FUND WILL BE AFFECTED BY THE INVESTMENT POLICIES AND DECISIONS OF ADVISORS WHICH ARE OUTSIDE THE FUND'S CONTROL

     Because the Fund allocates its assets to Investment Funds which allocate their assets to Advisors, a Member's investment in the Fund will be affected by the investment policies and decisions of an Advisor in proportion to the amount of Fund assets that through the Investment Funds are allocated to each Advisor. The net asset value of the interests of the Advisors, and as a result, the net asset value of the Investment Funds and, in turn, the Fund, will fluctuate in response to, among other things, investment decisions made by the Advisor, various market and economic factors related to the markets in which the Advisors invest and the financial condition and prospects of issuers in which the Advisors invest. These risks will be outside the control of the Fund. Certain risks related to the investment strategies and techniques utilized by the Investment Funds and the Advisors are described under "INVESTMENT RELATED RISKS" below.

LIMITATIONS ON ABILITY TO INVEST IN ADVISORS MAY RESULT IN ASSETS NOT BEING USED TO PURSUE INVESTMENT OBJECTIVES

     In the event that the Investment Funds are able to allocate assets to Advisors only at certain times, the Investment Funds may hold cash or invest any portion of its assets that is not allocated to Advisors in cash equivalents, short-term securities or money market securities pending investment in Advisors. During the time that the Investment Fund's assets are not allocated to Advisors, that portion of the Investment Fund's assets will not be used to pursue the Investment Funds' and, in turn, the Fund's investment objectives.

VALUATION OF THE INVESTMENT FUNDS' INVESTMENTS WILL BE BASED UPON VALUATIONS PROVIDED BY THE ADVISORS WHICH ARE GENERALLY NOT AUDITED;
UNCERTAINTIES IN VALUATIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE FUND'S NET ASSETS

     The valuation of an Investment Fund's investments is ordinarily determined based upon monthly valuations provided by the Advisors which are only audited annually. Many of the securities in which Advisors invest may not have a readily ascertainable market price and will be valued by the Advisors without an independent third party valuation. In this regard, an Advisor may face a conflict of interest in valuing the securities, as their value will affect the Advisor's compensation. Valuations of the securities are very subjective and could prove in hindsight to have been wrong, and at times by significant amounts. Furthermore, the managing member of the Investment Funds may face a conflict of interest in overseeing the value of the Investment Funds' investments, as the value of the Investment Funds' investments will affect such managing member's compensation. Although prior to investing in any Advisor, the managing member of the Investment Funds generally will seek to conduct a due diligence review of the valuation methodology utilized by such Advisor, no assurances can be given that the managing member of the Investment Funds will be given access to necessary aspects of the Advisors' systems, that such due diligence review will ascertain whether accurate valuations will be provided by such Advisors to the Investment Funds, that the Advisors will comply with their own internal policies or procedures for keeping records or making valuations, or that the Advisors policies and procedures and systems will not change without notice to the Investment Funds. Moreover, the managing member of the Investment Funds will generally not have sufficient information in order to be able to confirm or review the accuracy of valuations provided by Advisor Funds in which an Investment Fund invests. See "GENERAL RISKS--Risks Related to the Fund and the Investment Funds' Performance and Operation--Dependence on the Managing Member and the Advisors; the Managing Member Generally has Limited Access to Information on or control over Advisor's Portfolios and Members Assume the Risk that Advisors may Knowingly Misrepresent Information Which Could have a Material Negative Impact on the Fund." The net asset values or other valuation information received by the managing member of the Investment Funds from an Advisor may require estimations of the value of certain assets and liabilities, and may be subject to later adjustment or revision by the Advisor, which adjustment or revisions may be significant. Any such adjustment or revision may result in either an increase or decrease in the net asset value of the Fund at the time the Fund is provided with information regarding the adjustment, which adjustment or revision may be significant. If an Advisor's valuations are consistently delayed or inaccurate, the managing member of the Investment Funds will consider whether the Advisor continues to be an appropriate manager for the Investment Fund. However, the managing member of the Investment Funds may elect in its sole discretion to retain the Advisor. The Advisor's information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error. In any case, the Investment Funds may not uncover errors for a significant period of time. If this occurs in connection with an investment in an Advisor Fund, the Investment Fund may be unable to sell interests in an Advisor Fund quickly, and therefore could be obligated to continue to hold such interests for an extended period of time. In such a case, or in the event that the managing member of the Investment Funds does not receive a valuation from an Advisor Fund, or determines, in its sole discretion, that a valuation is inaccurate or incomplete, the managing member of the Investment Funds may, in its sole discretion, determine the fair value of an Investment Fund's interests in the Advisor Fund independently of the Advisor's valuations based on information available to, and factors deemed relevant by, the managing member of the Investment Funds at the time of such valuation. Members should be aware that situations involving uncertainties as to the valuations by Advisors could have a material adverse effect on the Fund's net assets if the managing member of the Investment Funds or the Advisor's judgments regarding valuations should prove incorrect. Members who are unwilling to assume such risks should not retain their investment in the Fund. See "--Risks Related to the Fund's Structure--The Fund's Financial Statements are, and in the Future will be, Based on Estimates of Valuations Provided by Third Party Advisors which may not be Accurate or may Need to be Adjusted in the Future" above.

INVESTMENT  FUND  ALLOCATIONS TO ADVISOR FUNDS ARE DIFFICULT TO MONITOR AND
CONTROL

     Each Investment Fund may invest all or a substantial portion of its assets in Advisor Funds, rather than in all cases allocating assets, via Portfolio Companies or directly to Advisors, pursuant to managed account agreements. It is expected that the managing member of the Investment Funds generally will have less ability to monitor investments in the Advisor Funds, to obtain full and current information and to exercise control rights over such investments than with respect to allocations of assets to Managed Accounts. This could have a material adverse effect on the performance of such investments and, therefore, on the performance of the Investment Funds and the Fund.

TRADING IN INVESTMENTS MAY BE ILLIQUID WHICH MAY CAUSE  SUBSTANTIAL  LOSSES
AND  MAY  NEGATIVELY  IMPACT  THE  ABILITY  TO  MAKE   DISTRIBUTIONS  TO  A
WITHDRAWING OR REDEEMING MEMBER

     Some investment positions in which the Investment Funds have an interest will be illiquid. The Advisors may invest in restricted or non-publicly traded securities, securities on foreign exchanges and futures. These positions may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit.

     The above-described circumstances could prevent the Advisors of an Investment Fund from liquidating unfavorable positions promptly and subject such Investment Fund and, in turn, the Fund, to substantial losses. This could also impair the Fund's ability to redeem its membership units in an Investment Fund in order to make distributions to a withdrawing or redeeming Member in a timely manner.

MANAGED ACCOUNT ALLOCATIONS EXPOSE THE INVESTMENT FUNDS TO LIABILITY EXCEEDING ALLOCATIONS

     Each Investment Fund, generally through Portfolio Companies and possibly directly, may place assets with a number of Advisors by opening discretionary Managed Accounts rather than investing in Advisor Funds. It is possible, given the leverage at which certain of the Advisors of an Investment Fund will trade, that allocations of an Investment Fund to an Advisor through a managed account could result in losses that exceed the amount the Investment Fund had allocated to such Advisor to invest. Therefore, Managed Accounts expose the Investment Funds to theoretically unlimited liability. This risk is also applicable to allocations made by an Investment Fund to Portfolio Companies because of the possibility that the limited liability provided by a Portfolio Company could be successfully challenged based on various legal theories which could be proffered.

AN  INVESTMENT  FUND  MAY  NOT BE ABLE TO  VOTE  OR MAY  LIMIT  ITS  VOTING
ABILITIES

     Each Investment Fund may determine to limit its voting interest in certain Advisors in order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions. To the extent the Investment Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Advisor, the Investment Fund will not be able to vote on matters that require the approval of the interestholders of the Advisor, including matters adverse to the Investment Fund's and, in turn, the Fund's interests.

LACK OF OPERATING HISTORY OF CERTAIN ADVISORS; PAST PERFORMANCE OF ADVISORS IS NOT INDICATIVE OF FUTURE RESULTS

     Certain of the Advisors have short or limited or even no operating histories. In addition, the information the managing member of an Investment Fund has and will obtain about an Advisor may be limited. As such, the ability of the managing member of an Investment Fund to evaluate past performance or to validate investment strategies of such Advisors will be limited. Moreover, even to the extent an Advisor has a long operating history, the past investment performance of any of the Advisors should not be construed as an indication of the future results of the Advisors or of the Investment Funds or the Fund. In addition, the investment professionals within the Advisors and their strategies may change over time. This risk is related to, and enhanced by, the risks created by the fact that the managing member of an Investment Fund relies upon information provided to it by the Advisors that is not, and cannot be, independently verified.

ADVISORS  INVEST   INDEPENDENTLY  AND  MAY  HOLD  ECONOMICALLY   OFFSETTING
POSITIONS

     The Advisors of the Investment Funds generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Advisors do, in fact, hold such positions, the Investment Funds and, in turn, the Fund may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, an Advisor may be compensated based on the performance of its portfolio. Accordingly, there may often be times when a particular Advisor of an Investment Fund may receive performance or incentive compensation in respect of its portfolio for a period even though such Investment Fund's, or the Fund's, net asset value may not have increased, or may even have decreased, during such period. Furthermore, it is not unlikely that from time to time various Advisors of an Investment Fund may be competing with each other for the same positions in one or more markets. There can be no assurance that choosing a combination of Advisors for an Investment Fund will prove to be any more successful than would the selection of a single Advisor for such Investment Fund.

ADVISORS MAY HAVE LIMITED CAPACITY TO MANAGE ADDITIONAL INVESTMENT FUND INVESTMENTS

     Certain Advisor's trading approaches presently can accommodate only a certain amount of capital. Each Advisor will normally endeavor not to undertake to manage more capital than such Advisor's approach can accommodate without risking a potential deterioration in returns. Accordingly, each Advisor has the right to refuse to manage some or all of the Investment Funds' assets that the Investment Fund may wish to allocate to such Advisor. Further, in the case of Advisors that limit the amount of additional capital that they will accept from an Investment Fund, continued sales of units and interests in Advisor Funds in which such Investment Fund invests would dilute the participation of such Investment Fund's existing members, including the Fund, with such Advisor.

ADVISOR FUNDS' SECURITIES ARE GENERALLY ILLIQUID WHICH MAY INCREASE COSTS AND LIMIT REDEMPTIONS

     The securities of the Advisor Funds in which the Investment Funds (directly or through Advisors) invest or plan to invest may be illiquid. Subscriptions to purchase the securities of Advisor Funds are generally subject to restrictions or delays. In addition, the Investment Funds may be limited in their ability to make changes to allocations due to potential redemption restrictions of the Advisor Funds, including notice periods and limited redemption dates, the ability of the Advisor Funds to suspend and postpone redemptions, and lockups on redemptions of securities of the Advisor Funds. Further, the Advisor may not be able to dispose of Advisor Fund securities that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Advisor is unable to sell Advisor Fund securities, the Advisor might obtain a less favorable price than that which prevailed when it decided to buy or sell such securities.

FREQUENT TRADING AND TURNOVER TYPICALLY RESULT IN HIGH TRANSACTION COSTS AND THE INVESTMENT FUNDS HAVE NO CONTROL OVER THIS TURNOVER

     It is expected that Advisors will make frequent trades in securities and other investments. Frequent trades typically result in high transaction costs. The Advisors may invest on the basis of short-term market considerations. The turnover rate within the Advisors may be significant, potentially involving substantial brokerage commissions and fees. The Investment Funds and, in turn, the Fund will have no control over this turnover. As a result, it is anticipated that a significant portion of the Fund's income and gains, if any, may be derived from ordinary income and short-term capital gains. In addition, the withdrawal of an Investment Fund from an Advisor could involve expenses to the Investment Fund under the terms of the Investment Fund's investment with that Advisor.

INDEMNIFICATION  OF  ADVISORS  MAY  CREATE  COSTS  FOR  THE  FUND  AND  THE
INVESTMENT FUNDS

     The Fund and the Investment Funds may agree to indemnify certain of the Advisors and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of units by the Investment Funds. Currently, neither the Fund nor the Investment Funds is a party to any direct indemnification agreements with Advisors. Accordingly, the Fund and the Investment Funds are under no direct contractual obligation to indemnify any of the Advisors against inaccurate or untimely valuations of investments or net asset value and although the Fund and the Investment Funds may, the Fund and the Investment Funds currently do not intend to, enter into any such direct indemnification agreements with Advisors.

                          INVESTMENT RELATED RISKS

     This section discusses the types of investments that Investment Funds and the Advisors, as indicated, make, or are expected to make, and the principal risks associated with such investments. It is possible that an Advisor or the Investment Funds will make an investment that is not described below, and any such investment will be subject to its own particular risks.

                  RISKS RELATED TO INVESTMENT AND TRADING

AN INVESTMENT IN THE FUND INVOLVES A HIGH DEGREE OF RISK THAT THE ENTIRE AMOUNT INVESTED MAY BE LOST; INVESTMENT RESULTS MAY VARY SUBSTANTIALLY OVER TIME

     An investment in the Fund involves a high degree of risk, including the risk that the entire amount invested may be lost. The Advisors will invest in and actively trade financial instruments using strategies and investment techniques with significant risk characteristics, including risks arising from the volatility of the fixed income, commodity, currency and equity markets, risks of concentration, risks of short sales, risks of leverage, risks arising from the potential illiquidity of derivative instruments and the potential illiquidity of certain emerging markets, the risk of loss from counterparty and broker defaults, risk of inaccuracy of information received from Advisors and the risk of borrowing to meet redemption requests. No guarantee or representation is made that the Fund's, the Investment Funds' or the Advisors' investment program will be successful, that the various investment strategies utilized or investments made will have low correlation with each other or that the Fund's returns will exhibit low correlation with an investor's traditional investment portfolio. Each Advisor's investment program may utilize such investment techniques as margin transactions, option transactions, short sales, forward contracts and futures contracts, which involve substantial volatility and can, in certain circumstances, substantially increase the adverse impact to which the Investment Funds and the Fund may be subject. All investments made by the Fund risk the loss of capital. Investment results may vary substantially over time. See "INVESTMENT PROGRAM."

     PAST RESULTS OF THE FUND, CERTAIN OF THE INVESTMENT FUNDS, AND THE ADVISORS SELECTED BY ITS MANAGING MEMBER ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. NO ASSURANCE CAN BE MADE THAT PROFITS WILL BE ACHIEVED OR THAT SUBSTANTIAL LOSSES WILL NOT BE INCURRED.

THE ADVISORS MAY BE UNABLE TO OR MAY CHOOSE NOT TO SEEK TO ACHIEVE THEIR INVESTMENT GOALS; ADVISORS MAY NOT BE ABLE TO LOCATE SUITABLE INVESTMENT OPPORTUNITIES

     Many of the Advisors will, among other things, seek to utilize specialized investment strategies, follow allocation methodologies, apply investment models or assumptions, achieve a certain level of performance relative to specified benchmarks, and enter into hedging and other strategies intended, among other things, to affect the Advisors' performance, risk levels, and/or market correlation. There can be no assurance that any Advisor will have success in achieving any goal related to such practices. The Advisors may be unable to or may choose in their judgment not to seek to achieve such goals. In addition, there is a risk that Advisors may invest outside their strategies, which could have a negative impact on the Advisors' performance and in turn on the Fund.

     The success of the Advisor's trading activities will depend on, among other things, the Advisor's ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the capital markets. Identification and exploitation of the investment strategies to be pursued by an Advisor involves a high degree of uncertainty. No assurance can be given that the Advisors will be able to locate suitable investment opportunities in which to deploy all their capital. A reduction in the volatility and pricing inefficiency of the markets in which an Advisor will seek to invest, as well as other market factors, will reduce the number and scope of available opportunities for an Advisor's investment strategies.

THE USE OF LEVERAGE MAY SUBSTANTIALLY INCREASE THE ADVERSE IMPACT TO WHICH THE INVESTMENT FUNDS' INVESTMENT PORTFOLIOS MAY BE SUBJECT

     The Investment Funds, Portfolio Companies, Advisors and Advisor Funds may utilize leverage in their investment programs. Such leverage may take the form of loans for borrowed money, trading on margin or other forms of direct and indirect borrowings, or derivative instruments, including among others forward contracts, futures contracts, options, swaps and reverse repurchase agreements, and other instruments and transactions that are inherently leveraged. The utilization of leverage will increase the volatility of the Fund's investments. The managing member of the Investment Funds may seek to adjust the degree of leverage with which each Investment Fund as a whole invests by taking the Advisors' anticipated leverage use into account when allocating and reallocating the Investment Fund's assets among the Advisors. However, the managing member of the Investment Funds generally will not have any right to adjust the amount of leverage utilized by any of the Advisors, and generally does not exercise such right if available. In the discretion of its managing member, an Investment Fund may make an investment in an Advisor Fund through a swap, option or otherwise in a manner structured to provide greater leverage than a direct investment in the Advisor Fund, which may increase the risks to the Investment Fund relative to a direct investment in the Advisor Fund. In addition, the Advisors may buy and sell securities on margin and otherwise utilize leverage, further increasing the volatility of the Fund's investments. The use of leverage by the Investment Funds, Portfolio Companies, Advisors and Advisor Funds may substantially increase the adverse impact to which the Investment Funds' investment portfolios may be subject. Trading securities on margin results in interest charges and, depending on the amount of trading activity, such charges could be substantial. The level of interest rates generally, and the rates at which an Investment Fund, Portfolio Companies, Advisors and Advisor Funds may borrow in particular, can affect the operating results of the Investment Funds. The low margin deposits normally required in futures and forward trading permit a high degree of leverage; accordingly, relatively small price movement in a futures contract may result in immediate and substantial losses to the investor. Such a high degree of leverage necessarily entails a high degree of risk. In the event that an Investment Fund or a Portfolio Company enters into an investment management agreement with an Advisor that utilizes leverage in its investment program, the Investment Fund or Portfolio Company may become subject to claims by financial intermediaries that extended "margin" loans in respect of such managed account. Such claims could exceed the value of the assets allocated to such Advisor by the Investment Fund. The risks involved in the use of leverage are increased to the extent that an Investment Fund leverages its capital. The Fund generally will not utilize leverage directly, although it may borrow to, among other things, fund redemptions and pay expenses.

     The rights of any lenders to the Investment Funds, Portfolio Companies, Advisors and Advisor Funds to receive payments of interest or repayments of principal will be senior to those of the members or the investors in such Investment Funds, Portfolio Companies, Advisors and Advisor Funds respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Investment Funds and, in turn, the Fund, including the ability to make distributions.

CONVERGENCE RISK MAY RESULT IN SIGNIFICANT LOSSES OF THE INVESTMENT FUNDS AND THE FUND

     The Investment Funds will pursue their investment objectives by investing with Advisors that will take long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying one or more Advisors' trading positions were to fail to converge toward, or were to diverge further from, relationships expected by such Advisors, the Investment Funds and the Fund may incur significant losses.

POSSIBLE EFFECTS OF SPECULATIVE POSITION LIMITS COULD ADVERSELY AFFECT THE OPERATIONS AND PROFITABILITY OF THE INVESTMENT FUNDS AND THE FUND

     The CFTC, the U.S. commodities exchanges and certain offshore commodity exchanges have established limits referred to as "speculative position limits" or "position limits" on the maximum net long or net short (or, for some commodities, the gross) positions which any person or group of persons may own, hold or control in certain futures or options contracts. No such limits presently exist in the forward contract markets or on most foreign exchanges.

     Under currently applicable regulations, each of the Investment Funds which allocates its assets to Advisors who trade in commodities would be required to comply with position limits as if it were a single trader, absent obtaining exemptive relief therefrom. However, pursuant to the rules of several principal U.S. commodities exchanges and the CFTC, GTT has obtained exemptions that would permit it to not aggregate all of its current Advisors' accounts for purposes of determining compliance with position limits in contracts traded on these exchanges and to utilize expanded limits or separate single limits per Advisor in contracts traded on such exchanges. In addition, many of the major U.S. exchanges have eliminated speculative position limits and have substituted position accountability rules that would permit Advisors of an Investment Fund to trade without restriction as long as the Advisor can demonstrate the positions acquired were not acquired for the purpose of manipulating the market. To the extent a single speculative position limit is not applicable to the Advisors' trading in any or all futures, the different Advisors of an Investment Fund are able to acquire larger positions on behalf of such Investment Fund. Absent such exemptive relief or exchange rule changes, the position limits, especially in certain markets, may be quite restrictive. There can be no assurance that exemptive relief will continue to be available. The modification of trading strategies or liquidation of positions by the Advisors, if required to comply with position limits, could adversely affect the operations and profitability of the Investment Funds and therefore the Fund.

     The Commodity Exchange Act provides that trading done by persons directly or indirectly under the same control or trading as one pursuant to an expressed or implied agreement or understanding will be aggregated for determining compliance with applicable position limits. There is a possibility that the positions held by some or all Advisors of an Investment Fund and their respective principals would be aggregated under one of the foregoing principles or applicable exchange regulations with those held by certain other Advisors of such Investment Fund. If a commodity exchange or any other regulatory body were to aggregate the positions held by certain Advisors of an Investment Fund, it may have a material adverse effect on the ability of each of the affected Advisors to trade in such markets.

     The managing member of the Investment Funds will be responsible for ensuring that the Investment Funds do not exceed applicable position limits due to trading orders placed by its Advisors and comply with any exemptions the managing member has obtained or may obtain in the future. The managing member will monitor the Investment Funds' compliance with speculative position limits by requiring Advisors, once the managing member has informed the Advisors that an "early warning" level in the number of positions it holds in any futures contract has been reached, to submit any orders in that futures contract to a "permission desk," which will only approve further orders if such additional orders would not result in a violation of applicable limits. Nonetheless, in the operation of such permission desk, the managing member will not exercise any discretion over trading decisions for any account of the Investment Funds or reveal the total position of an Investment Fund or the positions of any of its Advisors to any other Advisors.

SHORT SELLING CREATES THE RISK OF SIGNIFICANT LOSSES

     Advisors may engage in short selling. Short selling involves selling securities that may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from declines in the value of securities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the security necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

THE ABILITY OF AN INVESTMENT FUND TO HEDGE SUCCESSFULLY WILL DEPEND ON THE PARTICULAR ADVISOR'S ABILITY TO PREDICT PERTINENT MARKET MOVEMENTS WHICH CANNOT BE ASSURED

     The Investment Funds, Portfolio Companies, Advisors and Advisor Funds may or may not employ hedging techniques. These techniques could involve a variety of derivative transactions, including futures contracts, exchange-listed and over-the-counter put and call options on securities, financial indices, forward foreign currency contracts, and various interest rate transactions (collectively, "Hedging Instruments"). Hedging techniques involve risks different than those of underlying investments. In particular, the variable degree of correlation between price movements of Hedging Instruments and price movements in the position being hedged creates the possibility that losses on the hedge may be greater than gains in the value of an Investment Fund's positions. In addition, certain Hedging Instruments and markets may not be liquid in all circumstances. As a result, in volatile markets, transactions in certain of these instruments may not be able to be closed out without recurring losses substantially greater than the initial deposit. Although the contemplated use of these instruments should tend to minimize the risk of loss due to a decline in the value of the hedged position, at the same time they tend to limit any potential gain that might result from an increase in the value of such position. The ability of an Investment Fund to hedge successfully will depend on the particular Advisor's ability to predict pertinent market movements, which cannot be assured. Advisors are not required to hedge and there can be no assurance that hedging transactions will be available or, even if undertaken, will be effective. In addition, it is not possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of independent factors not related to currency fluctuations. Finally, the daily variation margin deposit requirements in futures contracts that may be sold by an Investment Fund, Portfolio Company, Advisor or Advisor Fund would create an ongoing greater potential financial risk than would options transactions, where the exposure is limited to the cost of the initial premium and transaction costs paid by the Investment Fund, Portfolio Company, Advisor or Advisor Fund.

FORWARD CONTRACTS MAY ENTAIL SIGNIFICANT RISKS AND UNCERTAINTIES WHICH COULD RESULT IN SUBSTANTIAL LOSSES TO THE INVESTMENT FUNDS AND THE FUND

     Advisors may enter into forward contracts, which are the purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date. Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract. The Advisors may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns). Forward contracts are transactions involving an Advisor's obligation to purchase or sell a specific instrument at a future date at a specified price. Forward contracts may be used by the Advisors for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when an Advisor anticipates purchasing or selling a foreign security. For example, this technique would allow the Advisor to "lock in" the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Advisor's existing holdings of foreign securities. There may be, however, an imperfect correlation between an Advisor's foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue an Advisor's investment objective, such as when an Advisor anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Advisor's portfolio. There is no general requirement that the Advisors hedge all or any portion of their exposure to foreign currency risks.

     Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and "cash" trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Advisor due to unusually high trading volume, political intervention or other factors. Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. Significant risks and uncertainties exists in dealing with counterparties in forward contracts. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which the Advisors would otherwise recommend, to the possible detriment of the Advisor and therefore the applicable Investment Fund and the Fund. Market illiquidity or disruption could result in major losses to an Investment Fund and the Fund. In addition, Managed Accounts or entities in which an Investment Fund has an interest may be exposed to credit risks with regard to counterparties with whom the Advisors of such Investment Fund trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Investment Funds and the Fund.

SWAP AGREEMENTS MAY INCREASE OR DECREASE THE OVERALL VOLATILITY OF AN INVESTMENT FUND'S PORTFOLIO

     The Investment Funds, Portfolio Companies, Advisors and Advisor Funds may enter into equity, interest rate, index, currency rate, total return and other types of swap agreements. The transactions are entered into in an attempt to obtain a particular return without the need to actually purchase the reference asset. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease an Investment Fund's exposure to long-term or short-term interest rates (in the United States or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates. Swap agreements can take many different forms. The Investment Funds, Portfolio Companies, Advisors and Advisor Funds are not limited to any particular form of swap agreement.

     Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or "swapped" between the parties are generally calculated with respect to a "notional amount," i.e., the return on or increase in value of a particular U.S. dollar amount invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index.

     Swap agreements will tend to shift investment exposure from one type of investment to another. For example, if an Investment Fund agrees to exchange payments in U.S. dollars for payments in foreign currency, the swap agreement would tend to decrease such Investment Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an Investment Fund's portfolio.

     Most swap agreements entered into by an Investment Fund, Portfolio Company, Advisor or Advisor Fund would require the calculation of the obligations of the parties to the agreements on a "net basis." Consequently, an Investment Fund, Portfolio Company, Advisor or Advisor Fund's current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). The risk of loss with respect to swaps is limited to the net amount of interest payments that an Investment Fund, Portfolio Company, Advisor or Advisor Fund is contractually obligated to make. If the other party to a swap defaults, an Investment Fund's risk of loss consists of the net amount of payments that the Investment Fund, Portfolio Company, Advisor or Advisor Fund contractually is entitled to receive. If a swap agreement calls for payments by an Investment Fund, Portfolio Company, Advisor or Advisor Fund, it must be prepared to make such payments when due. In addition, if the counterparty's creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses to the Investment Fund and the Fund.

THE PRICES OF AN INVESTMENT FUND'S INVESTMENTS CAN BE HIGHLY VOLATILE AND INFLUENCED BY EXTERNAL FACTORS OUTSIDE THE CONTROL OF SUCH INVESTMENT FUND

     The prices of an Investment Fund's investments can be highly volatile. Price movements of forward contracts, futures contracts and other derivative contracts in which an Investment Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Moreover, since internationally there may be less government supervision and regulation of worldwide stock exchanges and clearinghouses than in the United States, Advisors also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

FAILURE OF THE ADVISOR'S COUNTERPARTIES, BROKERS, AND EXCHANGES EXPOSES ADVISORS TO CREDIT RISKS IN VARIOUS FORMS

     The Advisors will be exposed to the credit risk of the counterparties with which, or the brokers, dealers and exchanges through which, they deal, whether they engage in exchange-traded or off-exchange transactions. More than one of the Advisors at any time may be subject to the credit risk of the same counterparty or broker-dealer. An Advisor may be subject to risk of loss of its assets on deposit with a broker in the event of the broker's bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Advisor, or the bankruptcy of an exchange clearing house. Although the Commodity Exchange Act requires a commodity broker to segregate the funds of its customers, if a commodity broker fails to properly segregate customer funds, the Advisor may be subject to a risk of loss of its funds on deposit with such broker in the event of such broker's bankruptcy or insolvency. The Advisor may be subject to risk of loss of its funds on deposit with foreign brokers because foreign regulatory bodies may not require such brokers to segregate customer funds. The Advisor may be required to post margin for its foreign exchange transactions either with its investment manager or other foreign exchange dealers who are not required to segregate funds (although such funds are generally maintained in separate accounts on the foreign exchange dealer's books and records in the name of the Advisor). Under certain circumstances, such as the inability of another customer of the commodity broker or foreign exchange dealer or the commodity broker or foreign exchange dealer itself to satisfy substantial deficiencies in such other customer's account, the Advisor may be subject to a risk of loss of its funds on deposit with such broker or dealer, even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Advisor might recover, even in respect of property specifically traceable to the Advisor, only a pro rata share of all property available for distribution to all of such broker's or dealer's customers, which could result in significant losses to the Investment Fund.

     Many of the markets in which the Advisors effect their transactions are "over-the-counter" or "interdealer" markets. Participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent an Advisor invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Advisor may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which, in turn, may subject an Advisor to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such "counterparty risk" is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Advisors to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses to the Investment Funds and the Fund.

     In addition, the Advisors may engage in direct or indirect trading of securities, currencies, forward contracts, options, swaps and repurchase agreements on a principal basis. As such, an Advisor as transferee or counterparty could experience both delays in liquidating the underlying security, future or other investment and losses, including: (a) the risk of the inability or refusal to perform with respect to such transactions on the part of the principals with which the Advisor trades; (b) possible decline in the value of any collateral during the period in which the Advisor seeks to enforce its rights with respect to such collateral; (c) possible subnormal levels of income and lack of access to income during such period; (d) expenses of enforcing its rights; and (e) legal uncertainty concerning the enforceability of certain rights under swap agreements and possible lack of priority against collateral posted under the swap agreements. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Advisor, and, in turn, the Investment Fund and the Fund, to substantial losses. The Advisor will not be excused from performance on any such transactions due to the default of third parties in respect of other trades which in the Advisor's trading strategies were to have substantially offset such contracts.

                RISKS RELATED TO INTERNATIONAL INVESTMENTS

TRADING  ON  FOREIGN   EXCHANGES  MAY  INVOLVE  HIGHER  RISK  OF  FINANCIAL
IRREGULARITIES AND/OR LACK OF APPROPRIATE RISK MONITORING AND CONTROLS

     The Investment Funds may trade, directly or indirectly, futures and securities on exchanges located outside the United States. Some foreign exchanges, in contrast to domestic exchanges, are "principals' markets" in which performance is solely the individual member's responsibility with whom the trader has entered into a commodity contract and not that of an exchange or its clearinghouse, if any. In the case of trading on foreign exchanges, the Investment Funds will be subject to the risk of the inability of, or refusal by, the counterparty to perform with respect to contracts. Moreover, since there is generally less government supervision and regulation of foreign exchanges, clearinghouses and clearing firms than in the United States, the Investment Funds are also subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses or clearing firms and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

NON-U.S. INVESTMENTS INVOLVE SPECIAL RISKS NOT USUALLY ASSOCIATED WITH INVESTMENTS IN U.S. SECURITIES

     The Advisors may invest in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of the imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict an Investment Fund's and its Advisors' investment opportunities. In addition, because non-U.S. entities are not subject to uniform accounting, auditing, and financial reporting standards, practices and requirements comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about a non-U.S. company than a U.S. company. There is also less regulation, generally, of the securities markets in many foreign countries than there is in the United States, and such markets may not provide the same protections available in the United States. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could materially adversely affect the Investment Funds' investments in those countries. Furthermore, individual economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. An Investment Fund's investment in non-U.S. countries may also be subject to withholding or other taxes, which may be significant and may reduce the Investment Fund's returns.

     Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

     Investment in sovereign debt obligations of non-U.S. governments involve additional risks not present in debt obligations of corporate issuers and the U.S. government. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and an Investment Fund may have limited recourse to compel payment in the event of a default. A sovereign debtor's willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor's policy toward international lenders, and the political constraints to which the sovereign debtor may be subject. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

INVESTMENT IN EMERGING MARKETS INVOLVES SIGNIFICANT RISKS, INCLUDING INFLATION AND CURRENCY DEVALUATIONS

     The Advisors may invest in securities of companies based in emerging markets or issued by the governments of such countries. Securities traded in certain emerging markets may be subject to risks due to the inexperience of financial intermediaries, a lack of modern technology, the lack of a sufficient capital base to expand business operations, and the possibility of temporary or permanent termination of trading. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and emerging markets may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks relating to investments in foreign securities described above, including the possibility of nationalization or expropriation, may be heightened. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by Advisors. Settlement mechanisms in emerging securities markets may be less efficient and reliable than in more developed markets, and placing securities with a custodian or broker-dealer in an emerging country may also present considerable risks. The small size of securities markets in such countries and the low volume of trading may result in a lack of liquidity and in substantially greater price volatility. Many emerging market countries have experienced substantial, and in some periods extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations and fluctuations in the rate of exchange between currencies and costs associated with currency conversion have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. In addition, accounting and financial reporting standards that prevail in certain of such countries are not equivalent to standards in more developed countries and, consequently, less information is available to investors in companies located in such countries.

FOREIGN CURRENCY TRANSACTIONS AND EXCHANGE RATE RISK CREATE ADDITIONAL RISKS FOR ADVISORS INVESTING IN CERTAIN FINANCIAL INSTRUMENTS

     A portion of the Investment Funds' assets allocated to Advisors may be invested in securities denominated in non-U.S. currencies and in other financial instruments, the price of which is determined with reference to such currencies. Advisors may engage in foreign currency transactions for a variety of purposes, including to "lock in" the U.S. dollar price of the security, between the trade and the settlement dates, the value of a security an Advisor has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Advisor already owns. The Advisors may also engage in foreign currency transactions for non-hedging purposes to generate returns. The Investment Funds and the Fund will, however, value its investments and other assets in U.S. dollars. To the extent unhedged, the value of each Investment Fund's net assets will fluctuate with U.S. dollar exchange rates as well as with price changes of such Investment Fund's Advisor's investments in the various local markets and currencies. Forward currency contracts and options may be utilized by Advisors to hedge against currency fluctuations, but the Advisors are not required to utilize such techniques, and there can be no assurance that such hedging transactions will be available or, even if undertaken, effective.

NON-U.S. FUTURES TRANSACTIONS AFFORD LESS PROTECTION AS RULES OF A FOREIGN EXCHANGE MAY NOT BE ENFORCED BY A DOMESTIC REGULATOR

     Foreign futures transactions involve executing and clearing trades on a foreign exchange. This is the case even if the foreign exchange is formally "linked" to a domestic exchange, whereby a trade executed on one exchange liquidates or establishes a position on the other exchange. No domestic organization regulates the activities of a foreign exchange, including the execution, delivery, and clearing of transactions on such an exchange, and no domestic regulator has the power to compel enforcement of the rules of the foreign exchange or the laws of the foreign country. Moreover, such laws or regulations will vary depending on the foreign country in which the transaction occurs. For these reasons, an Investment Fund may not be afforded certain of the protections that apply to domestic transactions, including the right to use domestic alternative dispute resolution procedures. In particular, funds received from customers to margin foreign futures transactions may not be provided the same protections as funds received to margin futures transaction on domestic exchanges. In addition, the price of any foreign futures or option contract and, therefore, the potential profit and loss resulting therefrom, may be affected by any fluctuation in the foreign exchange rate between the time the order is placed and the foreign futures contract is liquidated or the foreign option contract is liquidated or exercised.

             RISKS RELATED TO SECURITIES AND OTHER INSTRUMENTS

INVESTING IN DERIVATIVE INSTRUMENTS INVOLVES RISK OF LOSS TO THE ADVISORS THAT COULD MATERIALLY ADVERSELY AFFECT THE VALUE OF THE FUND'S NET ASSETS

     Advisors may invest in, or enter into transactions involving, derivative instruments. These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate. Examples of derivatives include, but are not limited to, futures contracts, options contracts, and options on futures contracts. A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.

     An Advisor's use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular derivative and the Advisor's portfolio as a whole. Derivatives permit an Advisor to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Advisor can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

     Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Advisor's performance. If an Advisor invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Advisor's return or result in a loss. An Advisor also could experience losses if derivatives are poorly correlated with its other investments, or if an Advisor is unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

     Engaging in these transactions involves risk of loss to the Advisors that could materially adversely affect the value of the Fund's net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.

     The successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

EQUITY AND EQUITY RELATED INSTRUMENTS MAY BE SUBJECT TO VARIOUS TYPES OF RISK, INCLUDING MARKET RISK, LIQUIDITY RISK, COUNTERPARTY CREDIT RISK, LEGAL RISK AND OPERATIONS RISK

     Some Advisors may invest long and short in equities and equity-related instruments in their investment programs. Stocks, options and other equity-related instruments may be subject to various types of risk, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risks of loss. "Equity securities" may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures or limited liability companies and similar enterprises, warrants and stock purchase rights. In general, stock values fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the value of the stocks and other securities and instruments that the Investment Funds hold directly or indirectly may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. The volatility of equity securities means that the value of an investment in each of the Investment Funds may increase or decrease.

FIXED-INCOME SECURITIES ARE SUBJECT TO CREDIT RISK AND PRICE VOLATILITY

     Advisors may invest in fixed-income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity.

     Fixed-income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a foreign government; municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed-income securities are subject to the risk of the issuer's or a guarantor's inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk). In addition, mortgage-backed securities and asset-backed securities may also be subject to call risk and extension risk. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (i.e., call risk) or lengthen (i.e., extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

HIGH YIELD DEBT INVESTMENTS ARE SUBJECT TO SIGNIFICANT RISKS OF DEFAULT, ILLIQUIDITY AND VOLATILITY

     High yield bonds and other debt securities in which Advisors may invest on behalf of certain of the Investment Funds will typically be junior to the obligations of companies to senior creditors, trade creditors and employees. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the issuer or in general economic, financial, competitive, regulatory or other conditions may materially impair the ability of the issuer to make payments of principal and interest. High yield debt securities have historically experienced greater default rates than investment grade securities. The ability of holders of high yield debt to influence a company's affairs, especially during periods of financial distress or following an insolvency, will be substantially less than that of senior creditors.

     As with other investments, there may not be a liquid market for high yield debt, which could result in an Advisor being unable to sell such securities for an extended period of time, if at all. In addition, as with other types of Advisor investments, the market for high yield debt has historically been subject to disruptions that have caused significant illiquidity and substantial volatility in the prices of such securities. Consolidation in the financial services industry has resulted in there being fewer market makers for high yield debt, which may result in further risk of illiquidity and volatility with respect to high yield debt, and this trend may continue in the future.

STRUCTURED SECURITIES MAY PRESENT A GREATER DEGREE OF MARKET RISK AND MAY BE MORE VOLATILE, LESS LIQUID AND MORE DIFFICULT TO PRICE ACCURATELY THAN LESS COMPLEX SECURITIES

     Advisors may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indexes or other financial indicators (the "Reference") or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

CALL OPTIONS INVOLVES SIGNIFICANT RISKS FOR BUYERS AND SELLERS

     There are risks associated with the sale and purchase of call options. The seller (writer) of a call option which is covered (e.g., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option.

     The buyer of a call option assumes the risk of losing his entire investment in the call option. If the buyer of the call sells short the underlying security, the loss on the call will be offset in whole or in part by any gain on the short sale of the underlying security.

PUT OPTIONS INVOLVES SIGNIFICANT RISKS FOR BUYERS AND SELLERS

     There are risks associated with the sale and purchase of put options. The seller (writer) of a put option which is covered (e.g., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option. If the seller of the put option owns a put option covering an equivalent number of shares with an exercise price equal to or greater than the exercise price of the put written, the position is "fully hedged" if the option owned expires at the same time or later than the option written. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option.

     The buyer of a put option assumes the risk of losing his entire investment in the put option. If the buyer of the put holds the underlying security, the loss on the put will be offset in whole or in part by any gain on the underlying security.

REVERSE REPURCHASE AGREEMENTS MAY INCREASE THE VOLATILITY OF AN INVESTMENT FUND'S AND THE FUND'S INVESTMENT PORTFOLIO

     The Investment Funds or the Advisors may enter into reverse repurchase agreements. A reverse repurchase agreement typically involves the sale of a security by a party to a bank or securities dealer and the selling party's simultaneous agreement to repurchase that security for a fixed price (reflecting a rate of interest) on a specific date, and may be considered a form of borrowing for some purposes. These transactions involve risks that the value of portfolio securities being relinquished may decline below the price that must be paid when the transaction closes or that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the applicable Investment Fund and the Fund. Reverse repurchase agreements are a form of leverage that may also increase the volatility of an Investment Fund's and the Fund's investment portfolio.

THERE  ARE  SIGNIFICANT   RISK  ASSOCIATED  WITH  WHEN-ISSUED  AND  FORWARD
COMMITMENT SECURITIES

     Advisors may purchase securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes. These transactions involve a commitment by an Advisor to purchase or sell securities at a future date (ordinarily at least one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Advisor. When-issued securities and forward commitments may be sold prior to the settlement date. If an Advisor disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Advisor on a forward basis will not honor its purchase obligation. In such cases, an Advisor may incur a loss potentially resulting in losses to the Investment Fund and the Fund.

DERIVATIVES WITH RESPECT TO HIGH YIELD AND OTHER INDEBTEDNESS EXPOSE ADVISORS TO COUNTERPARTY AND ISSUER RISK

     In addition to the credit risks associated with holding high yield debt securities, with respect to derivatives involving high yield and other debt, an Advisor will usually have a contractual relationship only with the counterparty of the derivative, and not with the issuer of the indebtedness. An Advisor generally will have no right to directly enforce compliance by the issuer with the terms of the derivative nor any rights of set-off against the issuer, nor have any voting rights with respect to the indebtedness. An Advisor will not directly benefit from the collateral supporting the underlying indebtedness and will not have the benefit of the remedies that would normally be available to a holder of the indebtedness. In addition, in the event of the insolvency of the counterparty to the derivative, such Advisor will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying indebtedness. Consequently, the Advisor will be subject to the credit risk of the counterparty as well as that of the issuer of the indebtedness. As a result, concentrations of such derivatives in any one counterparty subject the Advisor to an additional degree of risk with respect to defaults by such counterparty as well as by the issuer of the underlying indebtedness.

THE FUND MAY BE PREVENTED FROM ACHIEVING ITS OBJECTIVE DURING ANY PERIOD IN WHICH ASSETS ARE NOT SUBSTANTIALLY INVESTED IN ACCORDANCE WITH PRINCIPAL INVESTMENT STRATEGIES

     Advisors may invest, for defensive purposes or otherwise, some or all of their assets in fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Advisors deem appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Investment Funds also may invest in these instruments. Money market instruments are short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers' acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The Fund and the Investment Funds may be prevented from achieving their objective during any period in which the Fund's and the Investment Fund's assets are not substantially invested in accordance with their principal investment strategies.

RESTRICTED AND ILLIQUID INVESTMENTS MAY PREVENT PROMPT LIQUIDATION OF UNFAVORABLE POSITIONS RESULTING IN SUBSTANTIAL LOSS

     Advisors may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. These may include restricted securities that can be offered and sold only to "qualified institutional buyers" under Rule 144A of the Securities Act. There is no limit to the percentage of an Advisor's net assets that may be invested in illiquid securities.

     Positions in restricted or non-publicly traded securities, securities on foreign exchanges and certain futures contracts may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This constraint could prevent the Advisors from promptly liquidating unfavorable positions and subject the Investment Funds and, in turn, the Fund to substantial losses. This could also impair the Fund's ability to redeem its membership units from an Investment Fund in order to redeem Members' Units in a timely manner.

                   RISKS RELATED TO ISSUERS OF SECURITIES

THE ISSUERS OF SECURITIES ACQUIRED BY ADVISORS WILL SOMETIMES FACE A HIGH DEGREE OF BUSINESS AND FINANCIAL RISK

     The issuers of securities acquired by Advisors will sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition.

     Issuers of securities acquired by Advisors may be highly leveraged. Leverage may have important adverse consequences to these companies, and the Advisor as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies' ability to finance their future operations and capital needs. As a result, these companies' flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company's income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

     In addition, such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel.

EXPECTED  TRANSACTIONS  MAY NOT TAKE  PLACE OR MAY  RESULT  IN  SUBSTANTIAL
LOSSES

     The Advisors of the Investment Funds, particularly those of GED, may engage in merger arbitrage transactions. Substantial transaction failure risks are involved with respect to companies that are the subject of publicly disclosed mergers, takeover bids, exchange offers, tender offers, spin-offs, liquidations, corporate restructuring, and other similar transactions. Thus, there can be no assurance that any expected transaction will take place. Certain transactions are dependent on one or more factors in order to become effective, such as market conditions which may lead to unexpected positive or negative changes in a company profile, shareholder approval, regulatory and various other third party consents, changes in earnings or business lines or shareholder activism as well as many other factors. No assurance can be given that the transactions entered into will result in profitable investments for the Advisors or that any such Advisor and, in turn, the Investment Funds and the Fund, will not incur substantial losses.

INVESTMENTS IN SMALL CAPITALIZATION COMPANIES ARE SPECULATIVE AND MAY BE DIFFICULT TO VALUE

     From time to time, a significant portion of the assets of the Investment Funds may be invested in securities of small capitalization companies and recently organized companies and, conversely, the Advisors of the Investment Funds may establish significant short positions in such securities. Historically, such securities have been more volatile in price than those of larger capitalized, more established companies. The securities of small capitalization and recently organized companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. In particular, small capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small capitalization companies are often traded over-the-counter or on regional exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, the Investment Funds or entities in which the Investment Funds invest may be required to dispose of such securities or cover a short position over a longer (and potentially less favorable) period of time than is required to dispose of or cover a short position with respect to the securities of larger, more established companies. Investments in small capitalization companies may also be more difficult to value than other types of securities because of the foregoing considerations as well as lower trading volumes. Investments in companies with limited operating histories are more speculative and entail greater risk than do investments in companies with an established operating record. Additionally, transaction costs for these types of investments are often higher than those of larger capitalization companies.

INVESTMENTS IN ISSUERS OF INDEBTEDNESS MAY BE ADVERSELY AFFECTED IN THE EVENT OF AN ISSUER'S INSOLVENCY

     Various laws enacted for the protection of creditors may apply to indebtedness in which the Advisors invest. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to United States federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, such as a trustee in bankruptcy, were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was "insolvent" after giving effect to the incurrence of the indebtedness in which an Advisor invested or that, regardless of the method of valuation, a court would not determine that the issuer was "insolvent" upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which an Advisor invests, payments made on such indebtedness could be subject to avoidance as a "preference" if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on indebtedness are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured.

     The Fund or the Investment Funds do not anticipate that the Advisors will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or equitable subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Advisor may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and any Investment Fund, the assets of which such Advisor used to purchase such indebtedness, to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against such Investment Fund.

     Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

PURCHASES OF SECURITIES AND OTHER OBLIGATIONS OF FINANCIALLY DISTRESSED COMPANIES CREATE AN ENHANCED RISK OF SUBSTANTIAL LOSS OR LOSS OF ENTIRE INVESTMENT

     The Advisors may purchase securities and other obligations of companies that are experiencing significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although such purchases may result in significant returns, they involve a substantial degree of risk and may not show any return for a considerable period of time. In fact, many of these instruments ordinarily remain unpaid unless and until the company reorganizes and/or emerges from bankruptcy proceedings, and as a result may have to be held for an extended period of time. The level of analytical sophistication, both financial and legal, necessary for successful investment in companies experiencing significant business and financial distress is unusually high. There is no assurance that the Advisors will correctly evaluate the nature and magnitude of the various factors that could affect the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company in which an Advisor invests, an Advisor may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Under such circumstances, the returns generated from an Advisor's investments may not compensate investors adequately for the risks assumed.

                         LIMITS OF RISK DISCLOSURE

THE FUND SHOULD BE CONSIDERED A SPECULATIVE INVESTMENT AND MEMBERS SHOULD RETAIN THEIR INVESTMENT ONLY IF THEY CAN SUSTAIN A COMPLETE LOSS OF THEIR INVESTMENT

     The above discussions relating to various risks associated with the Fund, the Units, the Investment Funds and the Advisors are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Members should read this entire Registration Statement and the LLC Agreement and should consult with their own advisers before deciding whether to retain their investment in the Fund. In addition, as the Fund's investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Registration Statement.

     In view of the risks noted above, the Fund should be considered a speculative investment and Members should retain their investment in the Fund only if they can sustain a complete loss of their investment.

     No guarantee or representation is made that the investment program of the Fund, the Investment Funds or any Advisor will be successful, that the Investment Funds or the various Advisors selected by the Investment Funds will produce positive returns, or that the Advisors selected by the Investment Funds will provide complete or accurate information to the Investment Funds, or that the Fund, the Investment Funds or the Advisors will achieve their investment objectives.

ITEM 2. FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

     The Fund commenced its operations on April 1, 2002. Set forth below is certain selected historical data for the Fund as of and for the period from commencement of operations (April 1, 2002) to December 31, 2002, for the year ended December 31, 2003 and for the three months ended March 31, 2003 and March 31, 2004. The selected historical financial data for the period from commencement of operations to December 31, 2002 and for the year ended December 31, 2003 were derived from the financial statements of the Fund, which were audited by Ernst & Young LLP. The selected historical financial data for the three months ended March 31, 2004 and March 31, 2003 were derived from the unaudited financial statements of the Fund. The information set forth below should be read in conjunction with the financial statements and notes thereto contained elsewhere in this Registration Statement.

                                          COMMENCEMENT OF
                                       OPERATIONS (APRIL 1,
                                       2002) TO DECEMBER 31,       YEAR ENDED       THREE MONTHS ENDED     THREE MONTHS ENDED
OPERATIONS DATA                               2002              DECEMBER 31, 2003     MARCH 31, 2003        MARCH 31, 2004
---------------                        ---------------------    -----------------   ------------------     ------------------
  Net Trading Profit/(Loss)               $ 11,821,474            $ 81,854,395         $ 9,156,269            $30,827,165
  Total Expenses                          $  2,459,020            $ 10,733,672         $ 1,628,401            $ 3,798,808
  Net Income/(Loss)                       $  9,395,178            $ 71,218,666         $ 7,553,120            $27,314,711
  Less:  Incentive allocation
    to the Managing Member                $    469,759            $  3,560,865         $   406,273            $ 1,365,736
  Net Income/(Loss) available for
    pro-rata allocation to Members        $  8,925,419            $ 67,657,801         $ 7,146,847            $25,948,975


                                                AS OF                    AS OF                                     AS OF
                                         DECEMBER 31, 2002        DECEMBER 31, 2003                           MARCH 31, 2004
                                         -----------------        -----------------                           --------------
FINANCIAL CONDITION DATA
------------------------
Investments                             $383,584,606            $970,912,828                               $983,762,131
  Total Assets                            $384,184,813          $1,019,413,929                             $1,004,590,023
  Total liabilities                       $    958,552             $86,168,187                                $41,204,831
  Member's Equity                         $383,226,261            $933,245,742                               $963,385,192
  Ending NAV/Unit:  Class A Series 1      $     103.97               $  113.95                                    $117.05


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following discussion should be read in conjunction with the financial statements of the Fund and related notes thereto appearing elsewhere in this Registration Statement, "--Selected Financial Data" above, and "--The Fund's Financial Statements Are, and in the Future Will Be, Based on Estimates of Valuations Provided by Third Party Advisors Which May Not Be Accurate or May Need to Be Adjusted in the Future" which appears above under "ITEM 1. BUSINESS--CERTAIN RISK FACTORS--SPECIAL RISKS OF THE FUND'S STRUCTURE."

     The Fund is a Delaware limited liability company organized in March 2002 to operate as an investment fund. It commenced operations on April 1, 2002. Goldman Sachs Princeton LLC, a Delaware limited liability company, serves as the Fund's Managing Member.

     As of March 31, 2004, the Fund had total assets of $1,004.6 million compared with total assets of $1,019.4 million as of December 31, 2003 and $384.2 million as of December 31, 2002. Total liabilities of the Fund totaled $41.2 million as of March 31, 2004 compared with $86.2 million as of December 31, 2003 and $1.0 million as of December 31, 2002. Member's equity of the Fund was $963.4 million as of March 31, 2004 compared with $933.2 million as of December 31, 2003 and $383.2 million as of December 31, 2002.

     The Fund's investment objective is to target attractive long-term risk-adjusted returns across a variety of market environments with lower volatility than, and minimal correlations, to the broad equity markets. To achieve this objective, the Fund allocates all or substantially all of its assets among privately placed Investment Funds managed by the Managing Member, each of which allocates its assets to, or invests in entities managed by the Advisors that employ a broad range of investment strategies primarily within one of the following four hedge fund sectors: the tactical trading sector, the equity long/short sector, the relative value sector, and the event driven sector. Currently, substantially all of the Fund's assets are invested in the four Investment Funds: GTT, GELS, GRV and GED.

     Performance of the Fund in any period will be dependent upon the performance in the relevant period by the four Investment Funds and the weighted average percentage of the Funds assets in each of the Investment Funds during the period. In addition, performance is determined by the allocation by the Investment Funds of their assets with the various Advisors and the performance of each of those Advisors.

     The Fund's results depend on the Managing Member, including in its capacity as managing member of each of the Investment Funds, and the ability of the Managing Member to recognize and capitalize on trends and other profit and investment opportunities within the four investment sectors. Unlike many operating businesses, general economic or seasonal conditions may not have any direct effect on the profit potential of the Fund due to the speculative nature of the Fund's investments and since the Fund's investments in the Investment Funds are managed to seek to eliminate or at least significantly reduce the impact of general economic or seasonal conditions. In addition, the Fund's past performance is not necessarily indicative of future results. Each Investment Fund allocates assets to Advisors that invest in various markets at different times and prior activity in a particular market does not mean that such market will be invested in by the Advisors or will be profitable in the future.

RESULTS OF OPERATIONS

     The following presents a summary of the operations for the three months ended March 31, 2004 and for the three months ended March 31, 2003, for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31, 2002, and a general discussion of each Investment Fund's performance during those periods.

     FIRST QUARTER 2004 PERFORMANCE

     The Fund's net trading profit for the three months ended March 31, 2004 was $30,827,165 compared to the three month period ended March 31, 2003 of $9,156,269.

     OVERVIEW

     The Fund is designed to be broadly exposed to the hedge fund market by allocating its assets to the Investment Funds in the four hedge fund sectors: tactical trading, equity long/short, relative value and event driven. During the first three months of 2004, the Fund allocated its assets on a roughly equivalent risk-weighted basis to each of the four hedge fund sectors. Despite stagnant job growth, weakened consumer confidence, and increased geopolitical tensions, all sectors posted positive returns in the first quarter. Profits were driven, in many cases, by profits from short sales as well as from long positions of Advisors' portfolios. The Fund cannot predict which hedge fund sector and accordingly which Investment Fund will perform best in the future. As of March 31, 2004, the Fund had the following exposures:

     INVESTMENT FUND      PORTFOLIO WEIGHT (1)  1/1/04 - 3/31/04 NET
                                                     RETURN (2)

           GTT                   27.39%                4.02%

          GELS                   14.55%                3.38%

           GRV                   38.01%                2.27%

           GED                   22.16%                3.93%

     (1)  As a % of the Fund's net assets.

     (2) These returns are based on the performance of Class C Series 1 units. The returns include administration fees. No management fee or incentive allocation was charged by the managing member of the Investment Funds with respect to the Fund's investment in any of the Investment Funds. Past performance is not indicative of future results, which may vary.

     For the three months ended March 31, 2004, the Fund returned 2.72% net of fees and incentive allocation for Class A Series 1 Units.

     THE INVESTMENT FUNDS

     Each of the four Investment Funds' performance during the three months ended March 31, 2004 is described in the following.

             GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

     As of March 31, 2004, GTT represented approximately 27% of the Fund's net assets which was generally consistent with the weighting of GTT as part of the Fund throughout the three months ended March 31, 2004. GTT returned 4.02% for Class C Series 1 units for the three months ended March 31, 2004.

     In the first three months of 2004, commodities continued their bullish trend, contributing the majority of the tactical trading profits for the quarter. Within commodities, the agricultural markets, specifically the soy complex, proved to be the largest driver of returns. GTT Advisors also held profitable positions in base and precious metals.

     In fixed income, long bond positions in the US and Europe survived some significant volatility in the aftermath of the Federal Reserve Board's announcement in late January, and proved overall profitable for the quarter. Weak economic reports reduced expectations of an early rate hike by the Federal Reserve.

     Currencies experienced more mixed performance for the period, contributing slightly negative to fund performance. Volatility was particularly notable for the Japanese yen. Intervention by the Bank of Japan led to a sharp rise of the U.S. dollar against the Japanese yen until the middle of March. At this point, intervention ceased suddenly and the U.S. dollar declined from 112 Japanese yen to the U.S. dollar to 104 Japanese yen to the U.S. dollar. Similarly, the euro rally of late 2003 finally stalled in January and started to reverse.

     Global equity markets continued to rally for most of January and February. However, the pull-back for European and US equities in March erased most of the gains previously made in the quarter. In contrast, long positions in Asian equities were generally profitable throughout the quarter.

             GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT, LLC

     As of March 31, 2004, GELS represented approximately 15% of the Fund's net assets which was generally consistent with the weighting of GELS as part of the Fund throughout the three months ended March 31, 2004. GELS returned 3.38% for Class C Series 1 units for the three months ended March 31, 2004.

     The first quarter of 2004 was choppy yet directionally positive for global equity markets, with the S&P 500 Index up 1.7%, MSCI Europe hedged to U.S. dollars up 0.69%, and the Nikkei 225 Index up 13.22%.

     For the quarter, the S&P 500 Index finished down in 31 trading days out of 62, or in half of the quarter's trading sessions, with an average up day of 0.63% and an average down day of (0.59)%. Small capitalization stocks continued to outperform, with the Russell 1000 Index and Russell 2000 Index up 1.9% and 6.3%, respectively; value stocks generally outperformed growth stocks in the quarter, with the value components of the Russell 1000 Index outperforming the growth components by over 220 basis points.

     Macroeconomic news was mixed in the quarter, while increased geopolitical tensions dampened investor enthusiasm for equities. Equity markets opened the quarter and year very strongly until January 28, when the Federal Reserve's Open Market Committee eliminated the "Considerable Period" low interest rate language and replaced it with "being patient" on raising interest rates; in the final three trading days of January, most equity markets declined by approximately half of their then month to date gains. February brought weakened consumer confidence and continued stagnant job growth. Investors also began to focus on the continued pickup in corporate deal activity. March brought geopolitical risk to the forefront with the terrorist bombings in Spain, the discovery of a bomb plot in London, the impeachment of South Korea's president, and an attempted assassination and disputed election in Taiwan. A weak jobs report released in early March raised concerns about the breadth of the US economic expansion and its potential impact on consumer confidence and spending; continued strength in energy prices fueled these concerns.

     The Japanese equity markets made the most gains among developed world countries. Japanese equities benefited from a combination of stabilizing real estate prices, growing confidence that deflation within the broader economy had been tamed, ongoing corporate restructuring and balance sheet de-leveraging, and growing exports to China.

     GELS Advisors generally performed well in the first quarter, with many keeping pace or generally outperforming the equity indices. Importantly, many GELS Advisors produced positive returns from both the long and short side of their portfolios; profits from the short side had been elusive in the previous three quarters, as the majority of stocks rallied strongly in the March-December period of 2003. The outperformance of value versus growth mentioned above also benefited GELS Advisors that favor lower valued stocks on the long side.

             GOLDMAN SACHS GLOBAL RELATIVE VALUE, LLC

     As of March 31, 2004, GRV represented approximately 38% of the Fund's net assets which was generally consistent with the weighting of GRV as part of the Fund throughout the three months ended March 31, 2004. GRV returned 2.27% for Class C Series 1 units for the three months ended March 31, 2004.

     Convertible bond arbitrage strategies generated positive returns in the first quarter, as bond valuations across the globe increased gradually. The macro environment for convertible bond arbitrage funds was challenging, and while many GRV Advisors reduced their expectations going-forward due to a perceived richness in the market over 2003, they were nonetheless able to produce good results in the first quarter of 2004. The bullish trend in credit finally ended as credit spreads (i.e. the difference in yield between a high yield bond and the corresponding government bond) ceased tightening and actually widened a bit over the quarter, with the indicative Goldman Sachs 150 Index widening from 104 to 110. At the same time, volatility remained low for most of the quarter, with the Chicago Board Options Exchange volatility index or VIX Index range-bound between 15 and 18 for most of the period until a brief spike to 22 during March. Most GRV Advisors have shifted the exposures in their portfolios away from the credit risks they took in 2003 and towards more volatility bets and special-situations/capital structure trades. The market's richness going into the quarter was reflected in strong appetite for new convertible bond issuance. With one-third of the global convertible market due to be refinanced during 2004, new-issuances became highly anticipated but has thus far not had the volumes that had been expected. Despite this lack of supply, and an already rich valuation of the overall market, convertible arbitrage funds continued to raise assets.

     Fixed income arbitrage Advisors had a good first quarter, as the interest rate markets saw significant trading activity in accordance with the expected health of the US economy. Despite a strong GDP growth number in the fourth quarter of 2003, investors were concerned over a barrage of negative economic indicators in 2004, in particular weak jobs figures, and investors concluded that the Federal Reserve Board was unlikely to raise rates in the near future while the recovery was still shaky. Interest-rates experienced a downward trend during all three months, with the 10-year benchmark yield dropping from 4.3% to 3.8% for the quarter. During this time, the implied volatility in the market (as indicated by the MOVE Index) fluctuated in accordance with the market's directional uncertainty. The index, which reflects annual expected up or down moves in interest rates, reached quarterly highs both at the end of January and during March and was a reflection of increased uncertainty concerning the US economic recovery during the relevant period. Overall, increased volatility is a good indicator of future opportunities for GRV's fixed income Advisors, as new trades and entry points become available during volatile times. Many GRV Advisors saw their portfolio leverage decline, as they await good opportunities to which they can allocate capital.

     Quantitative equity Advisors began to see a reversal in the trend of 2003, as the average Advisor posted a positive first quarter in 2004. The equity markets continued to rise for most of the quarter, and investors seemed to refocus on company fundamentals. This reversal of the prior period's relative increase in prices of stocks of companies with low valuations which previously hurt quantitative fundamentals-based Advisors, proved to positively impact results of some Advisors. Value driven Advisors outperformed momentum driven Advisors for the quarter, and GRV Advisors performance depended heavily on their relative weightings of the factors in their long and short portfolios. On the statistical-arbitrage front, Advisors have been able to produce good performance in international markets, as markets which are less developed in terms of sophistication seemed to offer more opportunities for these systems. Overall, the majority of Advisors are diverting capital away from trading strategies based upon models predicting reversion of stock price of U.S. companies to their mean and into longer-term fundamentals-based models.

     Convertible arbitrage strategies returned 2.42% and contributed 0.70% to GRV's net income for the three months ended March 31, 2004. Equity market neutral strategies returned 1.68% and contributed 0.36% to GRV's net income for the three months ended March 31, 2004. Fixed income arbitrage strategies returned 1.75% and contributed 0.67% to GRV's net income for the three months ended March 31, 2004. Multi-strategies returned 3.31% and contributed 0.97% to GRV's net income for the three months ended March 31, 2004.

             GOLDMAN SACHS GLOBAL EVENT DRIVEN, LLC

     As of March 31, 2004, GED represented approximately 22% of the Fund's net assets which was generally consistent with the weighting of GED as part of the Fund throughout the three months ended March 31, 2004. GED returned 3.93% for Class C Series 1 units for the three months ended March 31, 2004.

     The first quarter of 2004 was somewhat choppy, but still generated positive returns for the global equity markets. For most of the quarter, implied equity volatility traded in the relatively low range of 14 to 18 as indicated by the VIX with the exception of the temporary spike in March largely due to the tragic terrorist event in Madrid.

     The distressed and high yield markets had a decent quarter from a performance standpoint even though high yield credit spreads slightly widened over Treasuries. As opposed to the broad high yield rally witnessed since the end of October 2002, Advisors increasingly were rewarded for picking the "right" credit. High yield mutual fund flow was net negative for the quarter by approximately $1.4 billion. Much of the outflow took place in February as demand for high yield paper plummeted. During the first quarter, the total deal volume in the high yield new issue market stands at about $40 billion, with a healthy $9 billion backlog at the end of the quarter.

     Global mergers and acquisitions volume for the quarter totaled $538 billion, an increase of 132% compared to last year's first quarter activity of $232 billion. Spin-off activity for the quarter was also solid.

     High yield/distressed strategies returned 4.05% and contributed 1.67% to GED's net income for the three months ended March 31, 2004. Multi strategies returned 4.04% and contributed 1.13% to GED's net income for the three months ended March 31, 2004. Risk arbitrage/special situations strategies returned 4.15% and contributed 1.25% to GED's net income for the three months ended March 31, 2004.

     FIRST QUARTER 2003 PERFORMANCE

     For the three month period ended March 31, 2003, the Fund's net trading profit was $9,156,269.

     OVERVIEW

     The table below illustrates the portfolio weighting of each Investment Fund as of March 31, 2003, as well as each Investment Fund's net return for the three month period ended March 31, 2003. The quarter represented a dispersion in returns, with both tactical trading and event driven strategies delivering strong performance, relative value being up but somewhat less so, and equity long/short finishing a difficult quarter in slightly negative territory.

     INVESTMENT FUND        PORTFOLIO WEIGHT    1/1/03 - 3/31/03 NET
                                   (1)               RETURN (2)

           GTT                   26.14%                3.70%

           GELS                  13.66%               -0.74%

           GRV                   38.09%                1.47%

           GED                   22.37%                3.70%


     (1)  As a % of the Fund's net assets.

     (2) These returns are based on Class C Series 1 units. The returns include administration fees. No management fee or incentive allocation was charged by the managing member of the Investment Funds with respect to the Fund's investment in any of the Investment Funds. Past performance is not indicative of future results, which may vary.

     THE INVESTMENT FUNDS

     Each of the four Investment Funds' performance during the three month period ended March 31, 2003, is described in the following.

             GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

     As of March 31, 2003, GTT represented approximately 26% of the Fund's net assets which was generally consistent with the weighting of GTT as part of the Fund throughout the three months ended March 31, 2003. GTT returned 3.70% for Class C Series 1 units for the three months ended March 31, 2003.

     During the quarter, the MSCI World Index posted a negative return of -5.06% and the Lehman Aggregate Bond Index rose 1.39%.

     The first quarter of 2003 was marked by two very distinct periods in the markets. Negative news regarding the economy, along with the uncertainty surrounding the conflict in the Middle East, caused the trends that had been observed since December--falling equities, dropping interest rates, a declining dollar and rising energy and gold price--to continue in January, February and into early March. On March 13, however, a sharp reversal of these trends occurred, as bonds sold off sharply, oil prices dropped, while the U.S. dollar and U.S. equity markets rose. The large move was based on very little substantial news, but was largely supported by optimism about a quick resolution of the war in Iraq.

     For the quarter, the majority of GTT's profits came in energy, currencies and fixed income. In energy, gains were made in crude oil and gasoline, but most significantly in natural gas, which experienced its largest single daily move ever on February 24th. Gains in foreign exchange were attributed largely to the weakening U.S. dollar, while profits in fixed income were made largely in Eurodollars, European bonds and Japanese bonds. The gains in these areas, however, were partially offset by the sharp reversal of trends beginning on March 13, as GTT Advisors lost some of the profits they had accumulated throughout the quarter. This resulted in a mixed, but positive first quarter for GTT.

             GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT, LLC

     As of March 31, 2003, GELS represented approximately 14% of the Fund's net assets which was generally consistent with the weighting of GELS as part of the Fund throughout the three months ended March 31, 2003. GELS returned -0.74% for Class C Series 1 units for the three months ended March 31, 2003.

     The first quarter of 2003 was a highly volatile period for global equity markets, with movements driven in large measure by the uncertainty early in the quarter surrounding a U.S.-led war with Iraq. Markets saw a sharp rally in early January, followed by an equally sharp reversal that continued until mid-February. Following a brief period of stabilization, March brought more large intra-month moves--uncertainty leading up to the onset of hostilities in Iraq drove the S&P 500 Index down 4.4% in the first eight trading days of the month; the commencement of the war and positive early progress reports pushed the index up 11.4% in the ensuing eight trading days; and the grim reality of a longer and more costly war than anticipated resulted in a drop of 5.4% in the final six trading days of the month, leaving the index essentially flat with a net gain of 0.8%.

     Although GELS Advisors continued to rely on fundamental bottom-up stock selection to build their portfolios and determine exposures, many Advisors were negative on fundamental factors and reduced their gross exposure, preferring to take a cautious stance in the face of highly uncertain markets.

     In each month of the quarter, at least half of the GELS Advisors generated positive performance, despite the extremely difficult macro environment.

             GOLDMAN SACHS GLOBAL RELATIVE VALUE, LLC

     As of March 31, 2003, GRV represented approximately 38% of the Fund's net assets which was generally consistent with the weighting of GRV as part of the Fund throughout the three months ended March 31, 2003. GRV returned 1.47% for Class C Series 1 units for the three months ended March 31, 2003.

     Advisors focusing on convertible bond strategies enjoyed a solid first quarter in 2003, as credit spreads tightened across the board. Bond valuations increased for both investment and below investment grade issuers, with speculative issues doing especially well. Equity volatility rose significantly early in the quarter, on news of the Iraq operation, which provided lucrative volatility-trading opportunities for Advisors using convertible arbitrage strategies focused on gamma trading. The last two months of the quarter however saw a decline in equity volatility, which reduced bond valuations due to the volatility-sensitive option embedded in all convertible bonds. The net effect for valuations was overpowered by the strengthening credit trend, and convertible bond valuations increased significantly. On the new issuance front, investors were eagerly anticipating strong issuance in 2003 to supply an increasingly tight market. The market absorbed several large new issue placements in February, but new issuance was fairly quiet on anticipation that most companies would sit on the sidelines until the geopolitical tension associated with Iraq had subsided.

     Advisors focusing on fixed income strategies posted good performance in the first quarter, on the back of fairly healthy conditions in the US interest-rate markets. An increasingly uncertain economic turnaround, combined with geopolitical risk having to do with Iraq, compelled investors towards the safety of US Treasuries and pushed the benchmark 10-year Treasury yield down from a high of 4.1% in January to a temporary low of 3.6% in March. The weak tone of the U.S. recovery was highlighted by weakness in the labor markets and increased federal deficits. The Federal Reserve Board allowed longer-term rates to decline and for the yield-curve to flatten somewhat, but stayed the course and did not lower the Fed Funds rate despite a general sense of concern of weakness in the global fixed income markets. All the uncertainty on the U.S. economy's direction created opportunity for fixed income arbitrage Advisors, who tend to find more prospective trades during volatile markets.

     Advisors focusing on equity market neutral strategies had a challenging first quarter, as the equity markets seemed to trade based on investors' emotions, both hope for economic growth and fear of the Iraq situation, instead of on their underlying fundamentals. Closer to the war, markets whipsawed significantly and exhibited increased correlation in equity names. Investors poured money into low-quality stocks, resulting in a so-called "flight to junk" that buoyed weak stocks at the expense of fundamentally high-quality stocks. This led the various growth stock indices to outperform value stock indices, and impacted several quantitative equity Advisors depending on their various weightings to momentum and value factors in their long and short portfolios.

     Convertible arbitrage strategies returned 4.84% and contributed 1.23% to GRV's net income for the three months ended March 31, 2003. Equity market neutral strategies had a negative return of -2.51% and a negative contribution of -0.91% to GRV's net income for the three months ended March 31, 2003. Fixed income arbitrage strategies returned 2.87% and contributed 0.61% to GRV's net income for the three months ended March 31, 2003. Multi-strategies returned 3.85% and contributed 0.92% to GRV's net income for the three months ended March 31, 2003.

             GOLDMAN SACHS GLOBAL EVENT DRIVEN, LLC

     As of March 31, 2003, GED represented approximately 22% of the Fund's net assets which was generally consistent with the weighting of GED as part of the Fund throughout the three months ended March 31, 2003. GED delivered its best quarterly performance since inception as its Class C Series 1 unites returned 3.70% compared to a return of -5.1% for the MSCI World Index over the same period.

     The S&P 500 Index ended a volatile quarter down -3.2% with a peak-to-trough return for the period of -4.08%. Implied equity volatility remained high, with the VIX at 29.2% at the quarter end. Economic data continued to be mixed in the quarter, with consumer confidence reported worse than expected and weakening trends in the housing market. Durable goods though, decreased by 1.2%, in line with expectations. US Treasuries rose slightly for the quarter, pushing the benchmark 10-year bond yield down very slightly at quarter-end.

     The rally in the distressed and high yield markets continued in the first quarter as credit markets held ground and capital inflows into high yield exceeded $7 billion. The high yield markets performed extremely well in the quarter with the Merrill Lynch US High Yield Master II Index up about 7.1% for the quarter and high yield credit spreads tightened versus Treasuries. High yield new issuance activity for the quarter was also active as 59 deals priced totaling $23 billion, and the high yield backlog at the end of the quarter stood at $1.4 billion.

     The distressed market continued to have ample supply as fraud issues and accounting issues with companies continued to plague U.S. and European businesses. There was over $500 billion of distressed paper (bank debt and corporate bonds) in the marketplace. The outlook for the distressed and special situations Advisors remained positive as more corporations refinance their maturing debt, de-levered their balance sheets and sold off non-core assets.

     On the merger and acquisitions front, Europe continued to see more activity than the U.S. in the first quarter. According to preliminary numbers from Thomson Financial, European merger and acquisitions totaled $168 billion for the quarter, more than double the $64 billion in the U.S. All in all, given the war and the overall volatile equity markets, global merger and acquisitions activity continued to be subdued.

     High yield/distressed strategies returned 6.34% and contributed 2.15% to GED's net income for the three months ended March 31, 2003. Multi strategies returned 3.95% and contributed 1.38% to GED's net income for the three months ended March 31, 2003. Risk arbitrage/special situations strategies returned 1.77% and contributed 0.54% to GED's net income for the first three months ended March 31, 2003.

     2003 PERFORMANCE

     The Fund's net trading profit for the year ended December 31, 2003 was $81,854,395 compared to the period from commencement of operations (April 1, 2002) to December 31, 2002 of $11,821,474.

     OVERVIEW

     The Fund is designed to be broadly exposed to the hedge fund market by allocating its assets to the Investment Funds in the four hedge fund sectors: tactical trading, equity long/short, relative value and event driven. During 2003, the Fund allocated its assets on a roughly equivalent risk-weighted basis to each of the four hedge fund sectors. This diversity of return drivers was particularly important to the Fund's performance in 2003 given the wide dispersion of returns within the various sectors of the hedge fund market. For example, equity long/short and event driven strategies rebounded from a difficult 2002 to post strong absolute returns in 2003. By contrast, certain price based and quantitative equity arbitrage Advisors in the relative value sector had a difficult year in 2003. The Fund cannot predict which hedge fund sector and accordingly which Investment Fund will perform best in the future. As of December 31, 2003 the Fund had the following exposures:

     INVESTMENT FUND      PORTFOLIO WEIGHT (1)  2003 NET RETURN (2)

           GTT                   26.74%                11.61%

          GELS                   15.01%                13.73%

           GRV                   38.50%                7.11%

           GED                   23.78%                18.09%


     (1)  As a % of the Fund's net assets.

     (2) These returns are based on the performance of Class C Series 1 units. The returns include administration fees. No management fee or incentive allocation was charged by the managing member of the Investment Funds with respect to the Fund's investment in any of the Investment Funds. Past performance is not indicative of future results, which may vary.



     For the year ended December 31, 2003, the Fund returned 9.60% net of fees and incentive allocation for Class A Series 1 Units with a standard deviation of 3.63% for the year. Standard deviation is a statistical measure of return dispersion around an arithmetic mean return. We would expect roughly two-thirds of the monthly returns to be within a range equal to the arithmetic mean of the monthly returns plus or minus one standard deviation.

     THE INVESTMENT FUNDS

     Each of the four Investment Funds' performance during the year 2003 is described in the following.

             GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

     As of December 31, 2003, GTT represented approximately 27% of the Fund's net assets which was generally consistent with the weighting of GTT as part of the Fund throughout the year ended December 31, 2003. GTT returned 11.61% for Class C Series 1 units for the year ended December 31, 2003. Over the course of the year, GTT made profits in each of the four main markets in which the Advisors trade. The approximate profit contribution coming from Managed Accounts was 60% from currencies, 20% from commodities, 15% from equities and 5% from interest rates. For 2003, managed futures Advisors, whose trading was based upon systematic models, proved to be, in general, more successful than discretionary managed futures and macro Advisers, whose investments were driven by their views on broad economic themes. GTT attributes this to discretionary managed futures and macro Advisors' decreasing risk in periods of uncertainty, such as the period leading up to the war in Iraq, or in late December 2003, when there were concerns about market liquidity.

     Over the course of 2003, GTT Advisors were challenged by considerable market volatility, the end of the bond bull market and by geopolitical uncertainty. While much of the behavior in 2002 could be explained by simple motivations such as a movement toward safer, higher-quality assets associated with bond rallies, equity sell-offs, rising gold and oil prices, 2003 proved to be more complex. Only during the first quarter of 2003 did GTT Advisors profit from exploiting the themes dominating 2002, all of which came to a peak in the weeks leading up to the war in Iraq.

     One important trend of 2002 that carried through all of 2003 was the weakening of the U.S. dollar. With the current United States account deficit widening, and investor interest in U.S. assets waning, the U.S. dollar dropped throughout the period, particularly against the euro. The value of the Japanese yen remained stable against the U.S. dollar until July 2003, after which it rose steadily, despite intervention by the Bank of Japan. Short U.S. dollar positions against major currencies, in particular the euro, were profitable for most of the year.

             GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT, LLC

     As of December 31, 2003, GELS represented approximately 15% of the Fund's net assets which was generally consistent with the weighting of GELS as part of the Fund throughout the year ended December 31, 2003. GELS returned 13.73% for Class C Series 1 units for the year ended December 31, 2003.

     The annualized volatility of GELS' returns for the year ended December 31, 2003 was 5.60%. In comparison, the S&P 500 Index had an annualized volatility of 11.39% and the MSCI World Index had an annualized volatility of 12.31% for the period.

     The end of the first quarter of 2003 represented a period of significant change for equity markets. The first quarter was dominated by macroeconomic fears stemming from the SARS virus and the buildup to the coalition's invasion of Iraq. These macroeconomic fears resulted in many global equity markets giving back gains made in the fourth quarter of 2002, with new multi-year lows being reached in March 2003 in many markets (notably France, Germany, and the U.K.). The end of large-scale hostilities in Iraq and stronger-than-expected first quarter earnings created positive momentum during the second quarter of 2003, driving stock prices sharply higher. The rally was broad based across market capitalizations, sectors, styles, and geographical regions (with the notable exception of Japan). Equity markets moved up and down frequently though were directionally positive on an overall basis in the third quarter of 2003, which saw continued positive macroeconomic and company-specific news. The fourth quarter of 2003 saw additional improvement in the equity markets, as the pattern of positive news continued; for the quarter, the S&P 500 Index was up 12.18% and the MSCI Europe hedged to U.S. dollars was up 11.11%, representing 42.46% and 75.78% of their respective returns for the year. In addition, the improving corporate earnings environment brought increased corporate confidence and activity in the mergers and acquisitions area.

     Equity long/short Advisors performed well in 2003, but on average lagged the equity indexes (which finished the year with positive, mid-teens performance), as many Advisors were caught with significant short exposure when the equity markets reversed in the spring. Equity long/short Advisors that performed particularly well in 2003 were those focused on small-capitalization stocks, those with significant net long exposure, those focused on high-beta sectors (i.e., those with volatility greater than the overall market) such as biotechnology and information technology, and those with significant exposure to emerging markets or commodity-related equities. Advisors that lagged in 2003 were those with significant high-beta short exposure, dedicated short sellers, those with market-neutral portfolios, and those with significant value biases (i.e., seeking undervalued stocks at low prices). Those Advisors that were disappointed with their 2003 results generally attributed their underperformance to the fact that their cash flow positive long positions did not increase in value as much as their short positions, which, on average, were trading at higher multiples than the long positions, despite the fact that many were cash flow negative.

             GOLDMAN SACHS GLOBAL RELATIVE VALUE, LLC

     As of December 31, 2003, GRV represented approximately 39% of the Fund's net assets which was generally consistent with the weighting of GRV as part of the Fund throughout the year ended December 31, 2003. GRV returned 7.11% for Class C Series 1 units for the year ended December 31, 2003.

     While the environment throughout the year was very challenging for relative value investing, GRV delivered positive returns in 9 out of 12 months. The annualized volatility of GRV's returns was 2.2% for the year ended December 31, 2003 which was less than half of that of the Lehman Aggregate Bond Index which had an annualized volatility of 5.3% for the period.

     Convertible arbitrage strategies generated positive but lackluster returns due to the large swings in credit spreads (i.e., the difference in yield between a high yield bond and the corresponding government bond) throughout the period and the sporadic nature of the new issuance market. Successful Advisors focused on credit quality and took advantage of tightening credit spreads between treasury rates and the high yield credits over the course of the year.

     Fixed income arbitrage strategies also generated positive returns in 2003, which saw interest rates near all-time lows with substantial bond market volatility during the year. However, for the beginning of 2004, GRV remains cautious in GRV's fixed income arbitrage exposure, avoiding significant positions in dedicated mortgage-backed and other strategies which GRV perceives to carry a higher level of risk.

     Equity arbitrage strategies faced a challenging 2003. Early in the year, prices of stocks of companies with low valuations increased while prices of stocks of companies with high valuations declined and remained low for an extended period of time. Consequently, investors gravitated to lower quality stocks, and stocks with the least attractive valuations outperformed others. As a result, value-driven Advisors looking for high valuation stocks at a low price did not realize favorable returns. Going into 2004, GRV has reduced the weight of many of these arbitrage strategies within the relative value sector, although such trends may change.

     In price-based statistical arbitrage strategies Advisors saw a decline in the profitability of trading strategies based upon models predicting reversion of stock prices of U.S. companies to their mean. As a result, many Advisors began moving capital to international markets such as Japan or the U.K., where these models still performed well. Going into 2004, GRV has reduced the weight of these strategies, as well, although such trends may change.

     Convertible arbitrage strategies returned 12.95% and contributed 3.11% to GRV's net income for the year ended December 31, 2003 . Equity market neutral strategies had a negative return of -0.73% and a negative contribution of -0.32% to GRV's net income for the year ended December 31, 2003. Fixed income arbitrage strategies returned 9.40% and contributed 1.50% to GRV's net income for the year ended December 31, 2003. Multi-strategies returned 12.91% and contributed 3.22% to GRV's net income for the year ended December 31, 2003.

             GOLDMAN SACHS GLOBAL EVENT DRIVEN, LLC

     As of December 31, 2003, GED represented approximately 24% of the Fund's net assets which was generally consistent with the weighting of GED as part of the Fund throughout the year ended December 31, 2003. GED returned 18.09% for Class C Series 1 units for the year ended December 31, 2003.

     The annualized volatility of GED's returns for the year ended December 31, 2003 was 2.10% compared to the S&P 500 Index which had an annualized volatility of 11.39% and to the MSCI World Index which had an annualized volatility of 12.31% for the period.

     GED positions its investments with Advisors that primarily employ "hedged" trades (i.e., with positions on both the long and the short sides) to generate attractive risk-adjusted returns. During 2003, GED maintained its practice of generally not investing in Advisors who invest in long-only distressed credits hoping to effect a corporate reorganization. During 2003, GED had positive returns every month, and all of GED's underlying Advisors were positive for the year.

     In 2003, the biggest contributor to returns for GED was the distressed/high yield sector. GED started the year with a sizeable allocation to distressed Advisors with the intent of taking advantage of the large amounts of defaulted and distressed debt in the marketplace. The opportunity was created by record company default rates of 12.8% in the high yield market in 2002 coupled with the prospects for economic recovery in 2003. As the year progressed and credit markets showed improvement, GED's allocation shifted toward special situations Advisors. Merger arbitrage allocations remained steady, generally comprising between 5% and 15% of the portfolio during the period.

     The strong improvement in credit that began in October 2002 continued as high yield credit spreads (the difference in yield between a high yield bond and the corresponding government bond) decreased by more than 4.5% during 2003 to finish the year at approximately 4.2%. The credit rally was broad-based, with the lowest rated debt securities being the biggest beneficiary. The Merrill Lynch High Yield Master II Index returned 28.2% and was up in 11 months of the year. New issuances of high yield debt securities were also very robust as a record $140 billion of debt was issued globally compared to only $58 billion of high yield new global issuances in 2002.

     Merger arbitrage got off to a slow start in 2003 as the combination of economic and geopolitical uncertainty continued to lessen corporate enthusiasm for mergers and acquisitions. As the year progressed, U.S. mergers and acquisitions activity started to increase and ended the year up 6.7% from its 2002 levels. Global mergers and acquisitions deal volume ended the year at $1.3 trillion, up about 9% from its 2002 levels. U.S. activity represented about 44% of global volume, while European mergers and acquisitions activity represented 38%.

     High yield/distressed strategies returned 26.77% and contributed 9.83% to GED's net income for the year ended December 31, 2003. Multi strategies returned 20.03% and contributed 5.41% to GED's net income for the year ended December 31, 2003. Risk arbitrage/special situations strategies returned 10.22% and contributed 3.13% to GED's net income for the year ended December 31, 2003.

2002 PERFORMANCE

     For the period from commencement of operations (April 1, 2002) to December 31, 2002, the Fund's net trading profit was $11,821,474.

OVERVIEW

     The table below illustrates the portfolio weighting of each Investment Fund as of December 31, 2002, as well as each Investment Fund's net return for the period from commencement of the Fund's operations on April 1, 2002 through December 31, 2002.

     INVESTMENT FUND        PORTFOLIO WEIGHT    2002 NET RETURN (2)
                                   (1)          (4/1/02 - 12/31/02)

           GTT                   25.81%                16.85%

           GELS                  13.92%                -1.70%

           GRV                   38.34%                 4.15%

           GED                   22.02%                -0.66%

     (1)  As a % of the Fund's net assets.

     (2) These returns are based on Class C Series 1 units. The returns include administration fees. No management fee or incentive allocation was charged by the managing member of the Investment Funds with respect to the Fund's investment in any of the Investment Funds. Past performance is not indicative of future results, which may vary.

     2002 was one of the most difficult years for equity markets in recent years, as evidenced by the performance of the MSCI World Index which was down 19.89% over the twelve months of 2002. For the period ended December 31, 2002, the Fund returned 3.97% net of fees and incentive allocation since its commencement of operations on April 1, 2002 which compared favorably to the MSCI World Index which was down 20.16% for the period from April 1, 2002 through December 31, 2002.

     THE INVESTMENT FUNDS

     Each of the four Investment Funds' performance during the period from April 1, 2002 to December 31, 2002, is described in the following.

             GOLDMAN SACHS GLOBAL TACTICAL TRADING, LLC

     As of December 31, 2002, GTT represented 26% of the Fund's net assets. This weighting was generally consistent with the weighting of GTT throughout the period from April 1, 2002 to December 31, 2002 but at the end of certain months the weighting of GTT ranged from as much as 24.7% to 28.2% of the Fund. GTT returned 16.85% for Class C Series 1 units for the period from April 1, 2002 to December 31, 2002. Over the course of the year, GTT Advisors were profitable in three of the four major asset classes in which they trade. The approximate profit contribution coming from Managed Accounts was 75% from interest rates, 35% from currencies, 10% from equities and a negative contribution of -20% from commodities. 16 of the 19 Advisors in GTT delivered positive performance in 2002. Overall, Advisors took a bearish stand, capitalizing on falling interest rates, a dropping U.S. dollar, and rising energy prices. Given this background, GTT showed negative correlation with equity markets and positive correlation with interest rate markets. Over the year, the largest profits came not only from positions in global interest rate markets, but also from investments in equity indices, currencies, gold, and soybeans. Comparatively small losses resulted from positions in the Canadian dollar, metals, coffee, cotton, and wheat.

             GOLDMAN SACHS GLOBAL EQUITY LONG/SHORT, LLC

     As of December 31, 2002, GELS represented 14% of the Fund's net assets which was generally consistent with the weighting of GELS as part of the Fund throughout the period from April 1, 2002 to December 31, 2002. GELS returned -1.70% for Class C Series 1 units for the period from April 1, 2002 to December 31, 2002.

     The annualized volatility of GELS' returns for the period from April 1, 2002 to December 31, 2002 was 5.01%. The S&P 500 Index had an annualized volatility of 20.65% and the MSCI World Index had an annualized volatility of 19.35% for the period.

     Extreme market volatility made 2002 a difficult environment for the equity long/short sector, as most Advisors maintained greater long than short exposure to the markets. As a result of the volatility and downward trend in the equity markets during the period, many of GELS' Advisors sought to reduce risk by holding overall lower gross and net exposures.

     Throughout most of 2002, it appeared that equity markets did not generally trade based on factors important to the understanding of particular businesses, but rather on mass sentiment, fear, and momentum created by geopolitical uncertainty, corporate malfeasance, and a weak macroeconomic background. Because GELS favors those equity long/short Advisors that pick stocks based on fundamental research, GELS generally did not participate in the two sharp market rallies of 2002 (July/August and October/November) that were not supported by improving fundamentals. GELS did, however, outperform the S&P 500 Index during the period from April 1, 2002 to December 31, 2002. During this period, the S&P 500 Index declined in excess of 20%.

                GOLDMAN SACHS GLOBAL RELATIVE VALUE, LLC

     As of December 31, 2002, GRV represented 38% of the Fund's net assets which was generally consistent with the weighting of GRV as part of the Fund throughout the period from April 1, 2002 to December 31, 2002. GRV returned 4.15% for Class C Series 1 units for the period from April 1, 2002 to December 31, 2002. The annualized volatility of GRV's returns was 2.0% compared to an annualized volatility of the Lehman Aggregate Bond Index of 3.8%. GRV registered good performance in both equity market neutral and statistical arbitrage strategies, as the value stocks relatively outperformed growth stocks which enabled Advisors to obtain improved returns. The end of the year was characterized by strong stock market volatility, creating a difficult environment for most Advisors. This market volatility reinforced the importance of portfolio diversification of investment styles across strategies within the sector. By seeking to select Advisors with different styles, GRV was able to construct a portfolio that did not rely upon a particular investment style to generate returns.

     Convertible bond arbitrage strategies benefited from good performance in U.S. and European convertible bond markets, as well as stock market volatility. The performance of fixed income arbitrage investments fluctuated throughout the year, as strategies based upon credit exposure and asset-backed securities each faced opportunities and challenges at different points in the year. Although the portfolio reflected a relatively smaller allocation to fixed income strategies compared to other strategies for the period, GRV generally benefited from improved returns in long treasury positions and wide credit spreads, as money fled into U.S. treasury securities.

     Convertible arbitrage strategies returned 5.72% and contributed 1.63% to GRV's net income for the period from April 1, 2002 to December 31, 2002. Equity market neutral strategies returned 2.90% and contributed 0.97% to GRV's net income for the period from April 1, 2002 to December 31, 2002. Fixed income arbitrage strategies returned 13.50% and contributed 0.98% to GRV's net income for the period from April 1, 2002 to December 31, 2002. Multi-strategies returned 6.58% and contributed 1.99% to GRV's net income for the period from April 1, 2002 to December 31, 2002.

             GOLDMAN SACHS GLOBAL EVENT DRIVEN, LLC

     As of December 31, 2002, GED represented 22% of the Fund's net assets which was generally consistent with the weighting of GED as part of the Fund throughout the period from April 1, 2002 to December 31, 2002. GED returned -0.66% for Class C Series 1 units for the period from April 1, 2002 to December 31, 2002. As GED commenced its operations on April 1, 2002, information about the annualized volatility of GED's returns in 2002 is not available. During 2002, event driven Advisors experienced a shift in opportunity, as U.S. mergers and acquisitions volume continued to decrease, and the amount of distressed debt increased substantially. Accordingly, allocations to U.S. merger arbitrage Advisors dropped to approximately 5%, while European merger arbitrage Advisors increased to 15% of the portfolio.

     The imbalance between the supply and demand for distressed paper in the marketplace allowed distressed situations and credits to offer greater opportunity which GED believed warranted a sizeable allocation to distressed-focused Advisors. During the period GED positioned its investments with Advisors that primarily employed "hedged" trades as opposed to Advisors who invest in long-only distressed credits hoping to effect a corporate reorganization.

     High yield/distressed strategies had a negative return of -0.94% and a negative contribution of -0.65% to GED's net income for the period from April 1, 2002 to December 31, 2002. Multi strategies returned 0.99% and contributed 0.94% to GED's net income for the period from April 1, 2002 to December 31, 2002. Risk arbitrage/special situations strategies had a negative return of -2.34% and a negative contribution of -0.90% to GED's net income for the period from April 1, 2002 to December 31, 2002.

     COMPARISON OF SELECT FINANCIAL INFORMATION FROM 2003 AND 2002 AND FOR THE FIRST THREE MONTHS OF 2004 AND 2003

     INTEREST INCOME

     Interest income for the three months ended March 31, 2004 was $286,354 compared to the three months ended March 31, 2003 of $25,252. Interest income for the year ended December 31, 2003 was $97,943 compared to the period from commencement of operations (April 1, 2002) to December 31, 2002 of $32,724. The Fund's interest income will fluctuate with its level of cash not invested in the Investment Funds.

     EXPENSES

     The Management Fee for the three months ended March 31, 2004 was $3,049,319 compared to the three months ended March 31, 2003 of $1,509,290. The Management Fee for the year ended December 31, 2003 was $9,666,257 compared to the period from commencement of operations (April 1, 2002) to December 31, 2002 of $2,000,377. Because the Management Fee is calculated as a percentage of the Fund's net assets as of each month end, the increase in the expense was due to the increase in the Fund's net assets for the three months ended March 31, 2004 compared to the same period in 2003 and for the year ended December 31, 2003 compared to the period from commencement of operations (April 1, 2002) to December 31, 2002.

     Interest expense for the three months ended March 31, 2004 was $321,272 compared to the three months ended March 31, 2003 of $0. The interest expense relates to the borrowing facility that was not outstanding during the three months ended March 31, 2003.

     Professional fees and miscellaneous expenses for the three months ended March 31, 2004 were $428,217 compared to the three months ended March 31, 2003 of $119,111 and for the year ended December 31, 2003 were $1,067,415 compared to the period from commencement of operations (April 1, 2002) to December 31, 2002 of $458,643. The increase in professional fees and miscellaneous expenses for the three months ended March 31, 2004 and the year ended December 31, 2003 was primarily due to additional services rendered by the Fund's legal providers related to the ongoing operations of the Fund, including the review of investor subscription documentation review for the year and registration with the SEC.

     INCENTIVE ALLOCATION

     The Incentive Allocation for the three months ended March 31, 2004 was $1,365,736 compared to the three months ended March 31, 2003 of $406,273 and the year ended December 31, 2003 was $3,560,865 compared to the period from commencement of operations (April 1, 2002) to December 31, 2002 of $469,759. The Incentive Allocation increased for the three months ended March 31, 2004 and the year ended December 31, 2003 due to the increase in net income for those periods.

LIQUIDITY AND CAPITAL RESOURCES

     The Fund's liquidity requirements consist of cash needed to fund investments in the Investment Funds in accordance with the Fund's investment strategy and to fund semi annual redemptions and to pay costs and expenses. The Fund periodically re-allocates its investments in the Investment Funds based on the performance of the Investment Funds and other factors. The Fund cannot predict the level of redemptions in the Fund for any semi annual period until 60 days prior to the redemption date where written notice must be given to the Managing Member. The Fund endeavors to pay redemption proceeds within 45 days following the redemption date, without interest. If the Fund faces a liquidity problem, the redemptions may be limited or postponed under certain limited circumstances. See "ITEM
11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED--OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Limitation on Redemptions." The Managing Member's ability to limit or postpone redemptions in the Fund, enables the Fund to control and to some extent avoid a liquidity problem. However, substantial redemptions of Units in the Fund could require the Fund to liquidate certain of its investments in the Investment Funds in order to raise cash to fund the redemptions which could have an adverse effect on the NAV of the Units and the performance of the Fund.

     The Fund can fund its liquidity requirements by liquidation (through redemption, or as otherwise permitted in the limited liability agreements of the Investment Funds) of its investments in the Investment Funds and from new investments from existing and new investors. Redemptions of the Fund's investments in the Investment Funds can be made on semiannually or quarterly basis depending on the Investment Fund, subject to certain limitations. See "ITEM 11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED--OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Redemptions of Units" and "--Limitation on Redemptions." The Fund is currently closed to new investors generally but, in the sole discretion of the Managing Member, the Managing Member expects to continue to accept limited investments from existing qualified investors and to accept investments from new investors to the extent additional capacity is created as a result of redemptions from the Fund. Although the Managing Member expects the Fund may open in the future, any liquidity requirements in the near term may need to be funded through the redemption of existing investments in the Investment
Funds. If the Fund seeks to redeem all or a portion of its investment positions in any of the Investment Funds, the Investment Fund, to the extent it does not have cash on hand to fund such redemption, will need to liquidate some of its investments. Substantial redemptions of membership units in an Investment Fund, including by the Fund, could require the Investment Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the redemptions and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the membership units redeemed and the membership units that remain outstanding and on the performance of the Investment Fund. Under certain exceptional circumstances, such as force majeure, the managing member of an Investment Fund (currently, the Managing Member) may find it necessary (a) to postpone redemptions if it determines that the liquidation of investments in the Investment Fund to fund redemptions would adversely affect the net asset value per membership unit of the Investment Fund or (b) to set up a reserve for undetermined or contingent liabilities and withhold a certain portion of redemption proceeds. In such circumstances, the Investment Fund would likely postpone any redemptions it could not fund.

     Certain investment positions in which the Investment Funds have a direct or indirect interest are illiquid. The Advisors may invest in restricted or non-publicly traded securities, securities on foreign exchanges and futures. These positions may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or "daily limits." Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit.

     The Fund received investments from new and existing investors of $20.9 million during the three months ended March 31, 2004 and of $155.4 million during the three months ended March 31, 2003 and of $373.8 million in the period from April 1, 2002 to December 31, 2002 and of $524.3 million during the year ended December 31, 2003.

     The Fund paid out redemptions of $0.5 million during the three months ended March 31, 2003 and paid out redemption proceeds of $34.5 million during the three months ended March 31, 2004. In addition, the Fund will make redemption payments of approximately $18 million in July 2004 in connection with the Fund's receipt of irrevocable notices of redemption. The Fund had no redemptions during the period from April 1, 2002 to December 31, 2002. The Fund paid out redemption proceeds of $45.5 million during the year ended December 31, 2003.

     The Fund and each Investment Fund may, but is not required to, borrow from (including through direct borrowings, borrowings through derivative instruments, or otherwise) the GS Group or other parties, when deemed appropriate by its managing member, including to make investments and distributions in respect of redemptions of Units or membership units, to pay expenses, or for other purposes. During the year ended December 31, 2003, the Fund entered into a borrowing facility with a major financial institution (the "Facility Counterparty"). The facility is structured as a call spread option that has been issued by the Fund to the Facility Counterparty. Under the terms of the facility, the Fund receives cash and redeposits the amount with the Facility Counterparty in a collateral account. The Fund has the right to draw funds from the collateral account to use for liquidity purposes. Under the facility, the Fund may draw, at any given time, up to the total amount of the collateral account at the time of withdrawal. However, in no event can the amount which the Fund may draw under the facility exceed 5% of the Fund's net asset value. The effective interest rate on funds drawn from the collateral account is LIBOR + 0.875%. The Fund also pays the equivalent of a commitment fee of 0.25% on the undrawn funds. The facility expires on July 15, 2004 and the Fund currently intends to renew it. As of December 31, 2003, the Fund had received an amount of $47.5 million under the facility, all of which had been redeposited as collateral and remained undrawn. In February 2004, the size of the facility was reduced to $20.0 million. As of March 31, 2004, the Fund had received an amount of $20.0 million, all of which had been redeposited as collateral and remained undrawn. The Facility Counterparty may terminate the facility upon the occurrence of certain events, including: (i) certain specified declines in the Fund's net asset value,
(ii) the incurrence of indebtedness or liens by the Fund, subject to certain exceptions, (iii) if the Fund does not maintain certain prescribed diversification of its investments, (iv) if the Managing Member is no longer the manager of the Fund, or (v) the occurrence of events of default customary for financing transactions. See Note 7 to the financial statements. Each Investment Fund currently has a similar facility with the Facility Counterparty.

     As of March 31, 2004, the Fund had cash on hand of $20.8 million. As of December 31, 2003, the Fund had cash on hand of $48.4 million.

     The Fund generally expects that its cash flow from liquidating its investment positions in the Investment Funds to the extent necessary and from new investments in the Fund will be adequate to fund its operations and liquidity requirements.

     The Fund does not have any long-term debt obligations, capital or operational lease obligations, purchase obligations or other long-term debt liabilities. In addition, there are no off balance sheet or contingent liabilities at the Fund level.

     The value of the Fund's directly held cash and financial instruments is not expected to be materially affected by inflation. At the Investment Fund level, given that GRV's and GED's Advisors seek to profit from price movements and can take both positive and negative views on the drivers of such movements, their outlooks may include a view on the direction of inflation, with the outcome of their trades derived, at least in part, from the accuracy of such a view. No first-order endemic effects from inflation, as may exist in long-only bond portfolios, are expected. Further, extended changes in inflation may be associated with strong up or down trends in interest rates, creating a favorable environment for GTT's Advisors, and therefore contributing to the Fund's profit potential. However, unexpected changes in inflation can also give rise to rapid reversals in interest rate markets, creating an environment in which such Advisors, and the Fund, potentially may suffer losses. The impact of changes in inflation on equity long/short strategies used by GELS' Advisors is difficult to predict and depends upon how large the change is in both absolute terms and relative to expectations. A sharp increase in inflation could hurt certain sectors, such as regional banks, homebuilders, and autos, while sharp downward moves could be beneficial for equities. If a downward move were too large, however, it could give rise to concerns about deflation. In all cases, however, the Fund endeavors to take inflation, and its possible effects on each of the Investment Funds, into account when it develops its investment strategies.

RECENT ACCOUNTING PRONOUNCEMENTS

     FASB STATEMENT NO. 150

     On May 15, 2003, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, ("SFAS 150") which establishes standards for classifying and measuring as liabilities certain financial instruments that embody obligations of the issuer and have characteristics of both liabilities and equity. SFAS 150 requires that financial instruments that are issued in the form of shares should be classified as liabilities if they are mandatorily redeemable (i) on a fixed or determinable date or (ii) upon an event certain to occur. All forms of equity, including common stock, preferred stock and partnership interests, are considered an issuer's shares under SFAS 150. SFAS 150 is generally effective for financial instruments entered into or modified after May 31, 2003, and to other instruments at the beginning of the first interim period beginning after June 15, 2003. The Fund has adopted SFAS 150 in its financial statements for the year ended December 31, 2003. The adoption of SFAS 150 impacted the presentation of the Fund's financial statements by reducing the Fund's net asset value by $34.5 million to reflect Member redemptions that are effective as of January 1, 2004, but had no impact on the NAV per Unit. In addition, the adoption of SFAS 150 has also impacted the Fund's balance sheet as of March 31, 2004, as the balance sheet reflects $18 million of redemptions payable for which the Fund has received irrevocable notices of redemption.

     FASB INTERPRETATION NO. 46(R)

     In December 2003, the FASB issued Interpretation No. 46(R), Consolidation of Variable Interest Entities ("FIN 46(R)"), which provides new criteria for determining whether consolidation accounting is required. Registered investment companies have been exempted from the provisions of FIN 46(R) and FIN 46(R) has been deferred for non-registered for investment companies pending the release of an FASB Scope of Investment Companies project ("Scope Project"). The Scope Project is designed to determine which entities will qualify as investment companies, and therefore present their investments at fair value. Those entities so qualifying will not need to determine whether their investments should be consolidated pursuant to the provisions of FIN 46(R). FIN 46(R) would have no impact on the Fund's net assets or net increase in net assets resulting from operations. The Fund understands that the Scope Project has been approved for issuance by the FASB, and retained these provisions. Those entities so qualifying will not need to determine whether their investments should be consolidated pursuant to the provisions of FIN 46(R) or other accounting standards.

     STATEMENT OF POSITION 03-04

     On December  29,  2003,  the AICPA's  Accounting  Standards  Executive
Committee issued Statement of Position 03-04 ("SOP 03-04"), Reporting Financial Highlights and Schedule of Investments by Nonregistered Investment Partnerships: An Amendment to the Audit and Accounting Guide Audits of Investment Companies and AICPA Statement of Position 95-2,
Financial Reporting by Nonpublic Investment Partnerships. SOP 03-04 provides guidance on the application of certain provisions of the AICPA Audit and Accounting Guide Audits of Investment Companies (the "Guide") to nonregistered investment partnerships/companies. SOP 03-04 incorporates into the Guide, and elevates in the U.S. GAAP hierarchy, the guidance provided in previously issued Technical Practice Aids. It also provides additional guidance on how nonregistered investment partnerships/companies should disclose their derivative positions in the financial statements and requires funds of funds to disclose additional qualitative information for investments that exceed 5% of net assets. SOP 03-04 is effective for annual financial statements issued for fiscal year ending after December 15, 2003. The Fund has adopted this pronouncement in its financial statements for the year ended December 31, 2003.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     The discussion and analysis of the Fund's financial condition and results of operations are based on the Fund's financial statements, which have been prepared in accordance with GAAP, which require the Managing Member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. The financial statements are expressed in U.S. dollars. A summary of the Fund's accounting policies is set forth in Note 1 to the Fund's financial statements contained elsewhere in this Registration Statement. In the Managing Member's view, the policy that involves the most subjective judgment is set forth below.

     The Fund's investments in Investment Funds are subject to terms and conditions of their respective operating agreements. The investments are carried at fair value as determined by the Fund's attributable share of the net assets of the respective Investment Fund. Fair values are determined utilizing net asset value information supplied by each individual Investment Fund that are net of the Advisors' management and incentive fees charged to the Investment Funds. The underlying investments of each Investment Fund are accounted for at fair value. For investments of the underlying Advisor Funds, market value normally is based on quoted market prices or broker-dealer price quotations provided to the Advisor Fund. In the absence of quoted market prices or broker-dealer price quotations, underlying Advisor Fund investments are valued at fair value as determined by the Advisors or their administrator. Because of the inherent uncertainty of valuation, estimated fair values may differ, at times significantly, from the values that would have been used had a ready market existed. In particular, the valuations are made based on information the Investment Funds receive from the Advisors. This information is generally not audited, except at year-end, and could prove to be inaccurate due to inadvertent mistakes, negligence, recklessness or fraud by the Advisors. Neither the Fund nor the Investment Funds generally will receive independent valuations from third party administrators or from any of the Advisors and will not in many cases be able to conduct any independent valuations on their own or to cause any third parties to undertake such valuations. In addition, valuations of illiquid securities and other investments are inherently uncertain and may prove to be inaccurate in hindsight. These risks are described under "ITEM 1. BUSINESS--CERTAIN RISK FACTORS--GENERAL RISKS--Risks Related to the Fund and the Investment Funds' Performance and Operation--Dependence on the Managing Member and the Advisors; the Managing Member Generally has Limited Access to Information on or control over Advisor's Portfolios and Members Assume the Risk that Advisors may Knowingly Misrepresent Information Which Could have a Material Negative Impact on the Fund," "--SPECIAL RISKS OF THE FUND'S STRUCTURE--Risks Related to the Fund's Structure--The Fund's Financial Statements are, and in the Future will be, Based on Estimates of Valuations Provided by Third Party Advisors which may not be Accurate or may Need to be Adjusted in the Future," and "--Valuation of the Investment Funds' Investments will be based upon Valuations Provided by the Advisors which are Generally not Audited; Uncertainties in Valuations could have a Material Adverse Effect on the Fund's Net Assets."

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The following table lists the significant market risk sensitive instruments held by the Fund, through the Investment Funds, as of March 31, 2004 and as of December 31, 2003, as indicated by the Fair Value/Value at Risk column, and the net income from January 1, 2004 to March 31, 2004 and from January 1, 2003 to December 31, 2003. Because of the speculative nature of the investments that the Fund engages in through the Investment Funds, the Managing Member believes the entire portfolio value of the Fund is at risk.


      Three Months Ended March 31, 2004                           Year Ended December 31, 2003
--------------------------------------------------    --------------------------------------------------
                                             Net
                                           Income
                % of                         (in       % of                         Net Income
 Investment   Members'    Fair Value/     millions)    Members'    Fair Value/         (in
 Fund        Equity (5)  Value at Risk       (5)        Equity    Value at Risk     millions)  Liquidity
 ----------  ----------  -------------    --------     --------   -------------     ---------- ---------
 GTT             27.4%     $263,898,142     $10.2        26.7%     $ 249,583,571       $18.6     (3)

 GELS            14.6%     $140,134,406      $4.6        15.0%     $ 140,117,348       $15.6     (2)

 GRV             38.0%     $366,225,056      $8.1        38.5%     $ 359,311,989       $19.4     (1)

 GED             22.2%     $213,504,527      $8.0        23.8%     $ 221,899,920       $28.3     (1)

 TOTAL        102.1%(4)   $ 983,762,131     $30.8       104.0%(4)  $ 970,912,828       $81.9
             ==========   =============    ========     =========  =============      ======

     (1) Redemptions can be made semiannually with 45 days' notice after a twelve-month holding period, or at the sole discretion of the Managing Member.

     (2) Redemptions can be made quarterly with 45 days' notice after a twelve-month holding period, or at the sole discretion of the Managing Member.

     (3) Redemptions can be made semiannually with 60 days' notice, or at the sole discretion of the Managing Member.

     (4) The total value of the Fund's investments in the Investment Funds exceeded 100% of the Fund's net asset value, because the Fund's net asset value reflected certain accrued liabilities of the Fund, including fees and expenses.

     (5) The sum of the columns does not equal the respective totals due to rounding.

RISK MANAGEMENT

     In the ordinary course of business, the Managing Member including in its capacity as managing member of the Investment Funds attempts to manage a variety of risks, including market, credit and operational risk. The Managing Member including in its capacity as the managing member of the Investment Funds attempts to identify, measure and monitor risk through various mechanisms including risk management strategies and credit policies. These include monitoring risk guidelines and diversifying exposures across a variety of instruments, markets and counterparties.

     Market risk is the risk of potential significant adverse changes to the value of financial instruments because of changes in market conditions such as interest rates, foreign exchange rates, equity prices, credit spreads, liquidity and volatility in commodity or security prices. The Managing Member including in its capacity as managing member of the Investment Funds monitors its exposure to market risk at both the Advisor and portfolio level through various analytical techniques. At the Advisor level, market risk is monitored on a regular basis. Where position level detail is available, the Managing Member including in its capacity as managing member of the Investment Funds monitors its exposure to market risk through a variety of analytical techniques, including Value-at-Risk ("VaR") and scenario analysis (stress testing). VaR is calculated by a Monte Carlo simulation using a 99.9% confidence level and a 240-day look back period. Where position level detail is unavailable, an Investment Fund relies on risk reports provided by the Advisors as well as through open communication channels with Advisors, which includes site visits and monthly conference calls. The risks involved are described under "ITEM 1.
BUSINESS--CERTAIN RISK FACTORS--GENERAL RISKS--Risks Related to the Fund and the Investment Funds' Performance and Operation--A Substantial Portion of an Investment Fund's Assets may be Invested Utilizing Strategies which are not within its Hedge Fund Sector; Most Advisors do not Provide Detailed Position Information Regarding their Portfolios" and "--Dependence on the Managing Member and the Advisors."

     The managing member of the Investment Funds monitors Advisors to prevent style drift. Style drift is defined as Advisors changing their investment style from the Investment Fund's expectations. Where position level detail is available, the managing member of the Investment Funds monitors leverage against predetermined limits. Positions sizing limits are also monitored to ensure Advisors are properly diversified and risk normally is not concentrated in one or relatively few positions. In some cases, the managing member of the Investment Funds also has the ability to monitor approved trading instruments to ensure Advisors are not trading securities outside their mandate. Where position level detail is not available, the managing member of the Investment Funds relies on both written and oral Advisor communications. The risks involved are described under "ITEM 1. BUSINESS--CERTAIN RISK FACTORS--GENERAL RISKS--Risks Related to the Fund and the Investment Funds' Performance and Operation--A
Substantial Portion of an Investment Fund's Assets may be Invested Utilizing Strategies which are not within its Hedge Fund Sector; Most Advisors do not Provide Detailed Position Information Regarding their Portfolios" and "--Dependence on the Managing Member and the Advisors."

     At the Fund's portfolio level, the Fund's portfolio construction process is designed to ensure that all the Investment Funds are adequately diversified. Each Investment Fund is a portfolio of approximately 20-25 underlying Advisors and the managing member of each of the Investment Funds regularly reviews portfolio statistics, such as relative contribution to risk, to confirm that risk is not concentrated in any single Advisor.

     To date the Fund has allocated its assets on a roughly equivalent risk-weighted basis to each of the four hedge fund sectors. In other words, each of the four Investment Funds contributes approximately 25% of the total risk of the Fund portfolio, although the actual allocations that achieve the roughly equivalent risk weightings are different for each sector, being approximately: 27% GTT, 15% GELS, 39% GRV and 24% GED as of December 31, 2003 and 27% GTT, 15% GELS, 38% GRV and 22% GED as of March 31, 2004. The Managing Member utilizes a model allocation as benchmark and periodically re-evaluates the contribution to the risk of the Fund from each investment sector and may in its sole discretion re-allocate the Fund's assets as it deems advisable. Through March 31, 2004, the Managing Member had not made any strategic allocations. The Managing Member expects to implement changes to the contribution to the risk of the Fund in the second quarter of 2004 to increase the weight allocation towards GED and GELS and to decrease the weight allocation towards GTT and GRV. See "ITEM
1. BUSINESS--INVESTMENT PROGRAM--Allocation Among the Investment Funds." This portfolio construction process is designed to mitigate sector risk, which is the risk that any one sector will disappoint investors by underperforming. History has shown it is extremely difficult to predict which sector will have the best performance in any given year. Sector diversification mitigates the risk that the Fund will be overly exposed to poorly performing sectors over a given period.

     The Fund invests in the Investment Funds, and may from time to time redeem its membership units of the Investment Funds. The Investment Funds, in turn, maintain relationships with counterparties that include the Advisors. These relationships could result in concentrations of credit risk. Credit risk arises from the potential inability of counterparties to perform their obligations under the terms of the contract, including in the case of the Fund's investments in the Investment Funds, the potential inability of an Investment Fund to satisfy its redemption obligations. The managing member of the Investment Funds (currently, the Managing Member) has formal credit-review policies to monitor counterparty risk.

     In addition to market risk and credit risk, the Managing Member including in its capacity as managing member of the Investment Funds allocates resources to mitigate operational risk. Operational risk is the potential for loss caused by a deficiency in information, communication, transaction processing, settlement and accounting systems. The Managing Member including in its capacity as managing member of the Investment Funds maintains controls and procedures for the purpose of mitigating its own operational risk but it does not have control over the systems of the Advisors. In addition, the Managing Member including in its capacity as managing member of the Investment Funds deploys resources to assess control systems, legal risk, compliance risk, operations and treasury risk, credit risk, accounting risk and reputational risk.

     Fraud and other business risks cannot be eliminated, however, the Managing Member including in its capacity as managing member of the Investment Funds seeks to significantly reduce such risks. The portfolio risk management process includes an effort to monitor and manage risk, but should not be confused with and does not imply low risk. There can be no assurance that the Managing Member including in its capacity as managing member of the Investment Funds will be able to implement its risk guidelines or that its risk monitoring strategies will be successful.

ITEM 3. PROPERTIES

     The Fund does not own or lease any physical properties. The Fund is operating at the Managing Member's facility and is not being charged rent except indirectly through the monthly Management Fee.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Fund, no person beneficially owns more than five percent of the Units.

SECURITY OWNERSHIP OF MANAGEMENT

     The Fund has no directors or executive officers.

     Goldman Sachs Princeton LLC, the Managing Member of the Fund, did not have a beneficial interest in the Fund as of March 31, 2004 other than the Incentive Allocation and other fees payable to it by the Fund.

     The following table sets forth (i) the individual directors and executive officers of the Managing Member and (ii) all of the directors and executive officers as a group who beneficially owned Units of the Fund as of March 31, 2004.

          NUMBER OF    NAME OF BENEFICIAL    PERCENTAGE OF ALL
            UNITS            OWNER         INVESTORS' INTERESTS

            4,738     George H. Walker (1)           *
           Class A
          Series 1

              0       Tobin V. Levy                  *

              0       Kent A. Clark                  *

              0       Hugh J. Lawson                 *

              0       Sebastiano F.                  *
                      Calabro, Jr.

              0       Joseph F. Esposito             *

            2,276     Terrence O. Jones              *
           Class A
          Series 1

              0       Peter Ort                      *

            7,014     Directors and                  *
           Class A    executive officers
          Series 1    as a group

     *    Less than 1.0%

     (1) Reflects ownership of Units of George H. Walker through his ownership of George H. Walker IV, Inc. The Fund has received a redemption notice from George H. Walker regarding all his Units in the Fund which will be effective July 1, 2004. The Fund understands from George H. Walker that he intends to use the net proceeds of this redemption to re-invest in other funds affiliated with Goldman Sachs.

CHANGES IN CONTROL

     There are no arrangements, including pledges by any person of Units of the Fund, the operation of which may at a subsequent date result in a change of control of the Fund.

ITEM 5. DIRECTORS  AND  EXECUTIVE  OFFICERS  OF  THE  MANAGING  MEMBER  AND
        REGISTRANT

     The Fund has no directors or executive officers. The Managing Member is responsible for the management and operations of the Fund. Information about the Managing Member and the GS Group appears in Item 1. See "ITEM 1.
BUSINESS--THE MANAGING MEMBER." The following table sets forth the directors and executive officers of the Managing Member.

           NAME            AGE            POSITION(S)
  ---------------------  ------  ---------------------------
  George H. Walker         35    Director, Managing Director
                                 and Chief Executive Officer

  Tobin V. Levy            60    Director, Managing Director
                                 and Chief Financial Officer

  Kent A. Clark            39    Director, Managing Director
                                 and Chief Investment Officer

  Hugh J. Lawson           35    Director, Managing Director
                                 and Global Head of Product
                                 Management

  Sebastiano F.            36    Managing Director and Head of
  Calabro, Jr.                   GTT

  Joseph F. Esposito       41    Vice President, Secretary and
                                 General Counsel

  Terrence O. Jones        40    Managing Director and Head of
                                 GED and GRV

  Peter Ort                34    Vice President and Head of
                                 GELS

     Information about the directors and executive officers of the Managing Member is provided below.

     GEORGE H. WALKER is a Managing Director of Goldman Sachs and is a Director, Managing Director, and Chief Executive Officer of the Managing Member. He joined Goldman Sachs as a summer associate in Capital Markets in 1991 and joined the Managing Member in June 2001. Previously, he was co-head of gs.com/Goldman Sachs Wealth Management, the firm's e-based wealth management business, and he led GSAM's U.S. Institutional effort and its high-net-worth businesses. Mr. Walker has also served in GSAM Division Management in New York, and in Mergers & Acquisitions in Frankfurt, London, and New York. He received an M.B.A. in 1992 from the Wharton Graduate School of Business and bachelors degrees in 1991 from the University of Pennsylvania.

     TOBIN V. LEVY is a Managing Director of Goldman Sachs and is a Director, Managing Director and Chief Financial Officer of the Managing Member. Mr. Levy managed the Global Client Financing business for Private Wealth Management from February 2001 to May 2002, when he returned to Princeton to resume his role as Chief Financial Officer of the Managing Member. Mr. Levy joined Commodities Corporation Limited ("CCL"), the predecessor of the Managing Member, in January 1995 and became Chief Financial Officer of the Managing Member in June 1997. The Managing Member acquired the assets of CCL in June 1997. Mr. Levy graduated from the University of Pennsylvania in 1967 with a B.S. in Economics. In 1972, he received his M.B.A. from the Wharton Graduate School of Business.

     KENT A. CLARK is a Managing Director of Goldman Sachs and the Chief Investment Officer of the Managing Member. Prior to joining the Managing Member, he managed portfolios of U.S. and Global equities for GSAM where he also helped develop stock selection models for these markets using linear and nonlinear techniques. Mr. Clark received a Bachelor of Commerce degree from the University of Calgary in 1986 and an M.B.A. from the University of Chicago Graduate School of Business in 1990, where he has also completed all but his dissertation in the Ph.D. program. In 2002, Mr. Clark was elected as a member of the Board of Directors of the Managed Funds Association. A member of the International Investment Forum, Mr. Clark is past President of the New York Society of Quantitative Analysts.

     HUGH J. LAWSON is a Managing Director of Goldman Sachs and is the Global Head of Product Management for the Managing Member, where he leads the group's distribution, client relationship, business development, and product launch efforts globally. Prior to assuming this role, Mr. Lawson was co-head of the Managing Member's European and Asian businesses. Before joining the Managing Member, Mr. Lawson was head of Products and Services for Goldman Sachs' Investment Management Division for Europe, together with responsibility for Business Strategy Development for Private Wealth Management Europe. Mr. Lawson joined Goldman Sachs in 1997. He spent three years in the Investment Banking Division in both London and Hong Kong, executing a range of financing and merger assignments in Europe and Asia. He then transferred to the Investment Management Division in 2000. Prior to joining Goldman Sachs, Mr. Lawson worked at the Boston Consulting Group in New York and, previously, at the Rockefeller Brothers Fund in New York. He graduated from Columbia University and Yale Law School.

     SEBASTIANO F. CALABRO, JR. is a Managing Director of the Managing Member and is the Head of GTT and the Chair of the Managing Member's Risk Committee. Prior to assuming this role, he served as head of the Quantitative Research & Risk Management Group for the Managing Member. Mr. Calabro joined the predecessor of the Managing Member as the Controls
Manager in the Operations Services Group in 1991. He helped form the Quantitative Research & Risk Management Group in 1993, and he became head of the department in 1998. Mr. Calabro received his B.S. and M.S. degrees in Computer Science, and an M.B.A. from Rensselaer Polytechnic Institute.

     JOSEPH F. ESPOSITO is a Vice President, Secretary and General Counsel of the Managing Member. Mr. Esposito has been with the Managing Member and its predecessor since June 1991. After completing his J.D. at New York University School of Law in 1989, he was employed with the law firm of Cadwalader, Wickersham & Taft as an Associate. Mr. Esposito has a B.S., cum laude, in computer science from St. John's University.

     TERRENCE O. JONES is a Managing Director of the Managing Member and is the Head of the GED & GRV sectors. Mr. Jones joined the Managing Member in 2001 from Arden Asset Management, a $2 billion fund-of-funds company, where he was Managing Director and Director of Research. In this capacity, Mr. Jones worked on the investment committee of the firm and was responsible for manager selection, portfolio construction, and due diligence. Prior to joining Arden Asset Management, Mr. Jones was head of research and manager selection for Morgan Stanley's Fiduciary Group, which managed in excess of $22 billion for pension plans, endowments, foundations, and high net worth individuals. Mr. Jones received a B.A. in Economics from Columbia University and a M.B.A. from Columbia University.

     PETER ORT is a Vice President of the Managing Member and is the Head of GELS. Prior to joining the Managing Member in 2001, Mr. Ort was a Vice President with Smartleaf, Inc. a portfolio management software company based in Cambridge, Massachusetts. He was previously with Goldman Sachs from 1996-2000, where he worked in the Investment Management Division's Private Equity Group, evaluating private equity fund managers and direct investment opportunities. He first joined the firm in the Investment Banking Division's Financial Institutions Group, where he focused on M&A transactions in New York and Tokyo. Mr. Ort received a J.D./M.B.A. from New York University in 1995 and a B.A. from Duke University in 1991. He was a Fulbright Scholar in Japan from 1991-1992.

ITEM 6. EXECUTIVE COMPENSATION

     The Fund has no directors or executive officers.

     In addition, the Fund does not bear the costs of the annual compensation of the executive officers or the directors of the Managing Member. The Managing Member and its affiliates receive compensation from the Fund for services provided to the Fund. Moreover, the Fund bears a pro rata portion of the administration fee for the Managing Member's services as administrator of each Investment Fund and Portfolio Companies through its investment in the Investment Funds. Set forth below are the amounts of the different types of fees paid or payable by, or allocable to, the Fund to the Managing Member and its affiliates during the year ended December 31, 2003. Information about the terms and conditions of the Management Fee and the Incentive Allocation and other fees and expenses appear in Item 1. See "ITEM 1. BUSINESS--FEES AND EXPENSES."

                    FEE TYPE                    FEE AMOUNT

      Management Fee paid or payable by         $9,666,257
      the Fund

      Incentive Allocation paid or              $3,560,865
      payable by the Fund

      Placement Fee paid or payable by              $0
      the Fund to Goldman Sachs

      Pro rata portion of administration        $1,539,364
      fee to the Managing Member for
      services provided to the Investment
      Funds and Portfolio Companies


PERFORMANCE GRAPH

     The line graph below compares the cumulative total return on the Fund's Units during the period from April 1, 2002, the date the Fund commenced its operations, through December 31, 2003, with the return on 3 Month LIBOR, the Lehman Brothers Aggregate Index, the MSCI World Index and the S&P 500 Index. These indices are unmanaged, the figures for an index reflect the reinvestment of dividends but do not reflect the deduction of any fees or expenses which would reduce returns. The Members cannot invest directly in indices.

     The Fund has not paid any cash dividends in the past and does not expect to pay any in the foreseeable future.

[OBJECT OMITTED]

     (1)  The   performance  of  the  Units  shown  in  the  graph  is  not necessarily indicative of future performance.

     (2) General: References to market or composite indices, benchmarks or other measures of relative market performance over a specified period of time (for purposes of this section, each an "index") are provided for your information only. Reference to an index does not imply that the portfolio will achieve returns, volatility or other results similar to the index. The composition of an index may not reflect the manner in which a portfolio is constructed in relation to expected or achieved returns, portfolio guidelines, restrictions, sectors, correlations, concentrations, volatility or tracking error targets, all of which are subject to change over time.

     (3) MSCI World Index: The Morgan Stanley Capital International World Equities Index is a price index of the total return with dividends reinvested monthly net of dividend withholding tax of a representative group of listed companies for each region, with each component market weighted on the basis of market capitalization relative to the total market capitalization of the market being measured and adjusted for changes in capital within the component firms.

     (4) S&P 500 Index: The Standard & Poor's S&P 500 Index is an index based on the prices of the securities of 500 different companies. Total returns are calculated by adding the dividend income and price appreciation for a given time period.

     (5) Lehman Brothers Aggregate Index: The Lehman Brothers Aggregate Index represents securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment grade fixed rate bond market, with index components for government and corporate securities, mortgage pass-through securities, and asset-backed securities. These major sectors are subdivided into more specific indices that are calculated and reported on a regular basis.

     (6)  Index Sources: Bloomberg.



ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Managing Member is an advisory affiliate of Goldman Sachs and GSAM. Each of the Managing Member, Goldman Sachs and GSAM is a wholly owned subsidiary of The Goldman Sachs Group, Inc. See "ITEM 1.
BUSINESS--POTENTIAL CONFLICTS OF INTEREST."

     The Managing Member also manages a number of other investment funds that have investment programs that are similar to those of the Fund. See "ITEM 1. BUSINESS--POTENTIAL CONFLICTS OF INTEREST."

     From time to time certain qualified officers and employees of the GS Group may invest in the Fund. Neither the Investment Funds' Advisors nor any of their respective principals are presently expected to purchase Units or membership units in the Investment Funds. See "ITEM 1.
BUSINESS--POTENTIAL CONFLICTS OF INTEREST."

     The Fund may from time to time, in the sole discretion of the Managing Member, invest in money market funds sponsored by the GS Group, and the Fund will not be reimbursed for any fees accruing to any affiliate of the GS Group in respect of any such investment. See "ITEM 1.
BUSINESS--INVESTMENT PROGRAM--Investment Objective and Approach."

     The Fund pays the Managing Member a Management Fee. In addition, the Managing Member receives an administration fee for its services as administrator of each Investment Fund and each Portfolio Company. The Fund will bear its pro rata portion of these fees through its investments in the Investment Funds. See "ITEM 1. BUSINESS--FEES AND EXPENSES."

     Some of the directors and executive officers of the Managing Member also are or may become directors and executive officers of Goldman Sachs and Goldman Sachs affiliates which entities provided services for the Fund, other than as an underwriter, during the year ended December 31, 2003 and are proposed to provide such services in the current year.

     The following directors and executive officers of the Managing Member, their spouses and entities owned or controlled by them invested an amount in excess of $60,000 in the Fund during the year ended December 31, 2003:
Terrence O. Jones purchased Units for $250,000 and George H. Walker IV, Inc. purchased Units for $500,000. In addition, certain of the directors and executive officers from time to time invest their personal funds directly in other funds managed by the GS Group on the same terms and conditions as the other investors in these funds, who are not directors, executive officers or employees.

BROKERAGE

     The Advisors (including employees and affiliates of the GS Group) of the Investment Funds managing their assets directly (including through Advisor Funds) or through Portfolio Companies have the authority to select brokers and dealers from a list approved by the managing member of the Investment Funds, through which to effect transactions on the basis of various factors. The managing member of the Investment Funds requires such Advisors to select executing brokers on a best execution basis, considering price, commissions and commission equivalents, other transaction costs, quality of brokerage services, financing arrangements, creditworthiness and financial stability, financial responsibility and strength, and clearance and settlement capability. The Fund does not have oversight over broker and dealer selection by Investment Funds.

     To the extent permitted under applicable law, the Advisors (including through Advisor Funds) of each Investment Fund or Portfolio Company are authorized to execute agency transactions for such Investment Fund, Advisor Fund or Portfolio Company with or through GS Group and its affiliates (including in circumstances where transactions on behalf of GS Group and its affiliates are executed together with those on behalf of such Investment Fund, Advisor Fund or Portfolio Company) as the Advisors, in their sole discretion, shall determine. The Advisors may also use GS Group or its affiliates for prime brokerage services.

     Additionally, in selecting brokers and dealers, certain of the Advisors may have authority to and may consider products or services provided, or expenses paid, by such brokers and dealers to, or on behalf of, such Advisors. Products and services generally include research items. In some circumstances, the commissions paid on transactions with brokers or dealers providing such services may exceed the amount another broker would have charged for effecting that transaction. "Soft dollar" payments or rebates of amounts paid to brokers and dealers may arise from over-the-counter principal transactions, as well as exchange traded agency transactions. In addition, such payments or rebates may be made by futures brokers in connection with futures transactions.

     The Managing Member, either in its capacity as the managing member of the Fund or the Investment Funds, may also receive research items from brokers and dealers that provide brokerage services to its clients (including the Investment Funds and the Portfolio Companies). The total amount of commissions directed to a particular broker may be made pursuant to an agreement that would bind the managing member of the Investment Funds to compensate the selected broker for the services provided. Research or other services obtained in this manner may be used in servicing any or all advisory clients of the managing member of the Investment Funds, including each of the Investment Funds and the Portfolio Companies, and are used in connection with advisory accounts other than those that pay commissions to the broker relating to the research or other service arrangements.

     Research products and services made available to the Managing Member, either in its capacity as the managing member of the Fund or the Investment Funds, through brokers and dealers executing transactions for its clients, including the Investment Funds and the Portfolio Companies, involving brokerage commissions may include: performance and other qualitative and quantitative data relating to Advisors in general and certain Advisors in particular; data relating to the historic performance of categories of securities associated with particular investment styles; quotation equipment; and related computer hardware and software, all of which research products and services are used by the managing member of the Investment Funds in connection with its selection and monitoring of Advisors, the portfolio design of a mix of investment styles appropriate to investment objectives of clients, and the determination of overall portfolio strategies including asset allocation models.

     If the managing member of the Investment Funds receives products or services from brokers or dealers that are used both for research purposes and for administrative or other non-research purposes, it will make a good faith effort to determine the relative proportions of such products or services which may be considered as investment research, based primarily on anticipated usage, and will pay for the costs attributable to the non-research usage in cash.

     To the extent permitted by applicable law, Advisors may execute transactions with or through Goldman Sachs. The Advisors may also use GS Group and its affiliates for prime brokerage and other services.

PLACEMENT AGENT

     Goldman Sachs acts as placement agent for the Fund (the "Placement Agent"). The Placement Agent is entitled to a fee (the "Placement Fee") of up to a specified amount of each Member's subscription. Historically, Goldman Sachs has not charged a Placement Fee, however, there can be no assurance that Goldman Sachs will not charge a Placement Fee in the future. Amounts paid in respect of the Placement Fee will not constitute assets of the Fund. The Placement Agent may also receive compensation from the Managing Member that represents a portion of the Management Fee. The Placement Agent may enter into sub-placement agreements with affiliates and unaffiliated third parties. At the discretion of the Placement Agent, all or a portion of the Placement Fee may be allocated to such sub-placement agents. The Fund may waive or impose different sales charges, or otherwise modify its distribution arrangements, in connection with the offering of Units. Pursuant to an agreement entered into between the Placement Agent and the Fund (the "Placement Agent Agreement"), the Fund has agreed to indemnify and hold harmless the Placement Agent, its affiliates and any agent against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several (the "Covered Claims"), to which the Placement Agent may become subject, to the extent such Covered Claims arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Memorandum, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading. The Placement Agent Agreement provides that the Fund will reimburse the Placement Agent for any legal or other expenses reasonably incurred by the Placement Agent in connection with investigating or defending any such Covered Claims; provided, however, that the Fund will not be liable to indemnify or reimburse the Placement Agent in any such case to the extent that any such Covered Claims arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Memorandum in reliance upon and in conformity with written information furnished to the Fund by the Placement Agent expressly for use therein.

     In addition, to the extent the indemnification provisions described in the preceding paragraph are unavailable or insufficient to hold harmless an indemnified party with respect to any Covered Claims, the Placement Agent Agreement specifies that the Fund will contribute to the amount paid or payable by such indemnified party as a result of such Covered Claims in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Placement Agent from the offering of the Units, unless otherwise provided by applicable law or the Placement Agent Agreement.

     Goldman Sachs also acts as the placement agent on behalf of the Investment Funds. The Fund will not be charged any placement fee by the Investment Funds.

ITEM 8. LEGAL PROCEEDINGS

     There are no material pending legal proceedings to which the Fund or the Managing Member is a party or to which any of their assets are subject.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S UNITS AND RELATED MATTERS

MARKET INFORMATION

     Currently, there is no established public trading market for the Units. As described further below and in Item 11, other than transfers to the Fund in redemption, transfers of Units are expressly prohibited by the LLC Agreement without the consent of the Managing Member.

     Without the prior written consent of the Managing Member, which may be withheld in its sole discretion, a Member may not assign or otherwise transfer its Units in the Fund in whole or in part, except by operation of law pursuant to the death, bankruptcy or dissolution of a Member, or pursuant to a corporate reorganization or merger, nor substitute any other person as a Member. No transferee or assignee will be admitted as a Member without the prior consent of the Managing Member, which may be withheld in its sole discretion. A Member has the right to redeem some or all of its Units, upon 60 days' prior written notice to the Managing Member on each January 1 or July 1. Additional information appears in Item 11. See "ITEM
11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED--OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Redemptions of Units."

     There  are  no  outstanding  options  or  warrants  to  purchase,   or
securities convertible into, Units of the Fund.

     The high and low NAV per Unit of the initial series of Units for Class A Series 1 of the Fund during each quarterly period from the commencement of the Fund's operations on April 1, 2002, through March 31, 2004 are as follows:

     QUARTER ENDED               HIGH                   LOW

        6/30/02                $101.60                $100.09

        9/30/02                $103.20                $101.42

       12/31/02                $103.97                $101.59

        3/31/03                $106.62                $105.52

        6/30/03                $109.83                $106.89

        9/30/03                $110.35                $108.87

       12/31/03                $113.95                $112.09

        3/31/04                $117.05                $115.10

     The Units have not been and will not be registered under the Securities Act and may not be resold unless an exemption from such registration is available. Members have no right to require registration of the Units and the Fund does not intent to register the Units under the Securities Act or take any action to cause an exemption (whether pursuant to Rule 144 of the Securities Act or otherwise) to be available.

RECORD HOLDERS OF UNITS OF THE FUND

     As of December 31, 2003, approximately 8,540,512 Units were held by approximately 675 Members.

DISTRIBUTIONS

     The Fund does not intend to make distributions to Members other than in connection with redemptions of Units. Additional information appears in
Item 11. See "ITEM 11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED--OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Redemptions of Units." The Fund has not made distributions during the last two fiscal years other than distributions to facilitate redemptions of individual Members.

ITEM 10. RECENT SALES OF UNREGISTERED UNITS

     The Fund held its initial offering of Units (the "Initial Series") on April 1, 2002, at which time the Initial Series was sold for an aggregate subscription amount of $41.9 million. From April 1, 2002 to December 31, 2003, aggregate subscriptions totaled $898.1 million. From January 1, 2004 to March 31, 2004, aggregate subscriptions totaled $20.9 million. Details of the sale of the series of Units are as follows:

            FUNDING     NUMBER OF          TOTAL
              DATE      INVESTORS       SUBSCRIPTION
                                           AMOUNT

             4/1/02         42         $  41,886,124

             5/1/02         30         $  24,510,561

             6/1/02         40         $  66,692,013

             7/1/02         36         $  45,350,000

             8/1/02         30         $  28,400,000

             9/1/02         36         $  37,461,885

             10/1/02        53         $  61,513,674

             11/1/02        44         $  37,628,528

             12/1/02        52         $  30,388,298

             1/1/03         41         $  37,610,130

             2/1/03         46         $  42,599,414

             3/1/03         65         $  75,236,557

             4/1/03         80         $  87,957,426

             5/1/03         63         $  65,439,141

             6/1/03         72         $  84,112,000

             7/1/03         104        $ 121,790,252
\
             8/1/03          8         $   8,665,095

             11/1/03         2         $     831,351

             12/1/03         1         $      77,464

             1/1/04         18         $  20,796,273

             2/1/04          1         $      68,741

             3/1/04          0         $           0

     In connection with each funding, the Units were privately offered and sold to accredited investors pursuant to Rule 506 of Regulation D and the sales were exempt from registration under the Securities Act.

ITEM 11. DESCRIPTION OF REGISTRANT'S UNITS TO BE REGISTERED

                                   UNITS

     Units of limited liability company interests in the Fund have been sold to qualified investors. The acceptance of future subscriptions will be determined by the Managing Member in its sole discretion. Upon the approval of the Managing Member, a Member or prospective Member may make initial or additional subscriptions for Units on the first day of each calendar quarter or at such other times as the Managing Member may determine in its sole discretion. Historically, the Fund has from time to time taken in funds on a monthly basis. The Fund is currently closed to new investors generally but, in the sole discretion of the Managing Member, the Managing Member expects to continue to accept limited investments from existing qualified investors and to accept investments from new investors to the extent additional capacity is created as a result of redemptions from the Fund. To the extent it opens in the future, the Fund may close again at any time at the sole discretion of the Managing Member.

     Generally, a new series of Units is issued on each date such Units are issued at an initial purchase price of $100 per Unit, except that the Managing Member may issue additional Units of an existing series provided that such issuance does not have an adverse effect on the NAV or Prior High NAV of Units of any Member. Each Unit carries equal rights and privileges with each other Unit of the same series. The voting rights of each Unit are based upon the NAV of such Unit and not on the basis of one vote per Unit. See "OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Valuation of Fund
Assets; Adjustments." Fractions of Units may be issued to one ten-thousandth of a Unit.

     The minimum initial subscription for Units is $1,000,000, although the Managing Member, in its sole discretion, may accept subscriptions below the minimum.

     Any issued and outstanding series of Units that is at or above its Prior High NAV (other than the series of Units issued in connection with the Initial Series will be exchanged (after payment of the Management Fee and any Incentive Allocation to the Managing Member) into Units of the Initial Series (or if the Initial Series is not at or above its Prior High NAV, the next offered series that is at or above its Prior High NAV) at the end of each fiscal year at the prevailing NAV per Unit of such series. Units are issued in registered, book entry form only.

     An investment in the Fund provides limited liquidity since the Units are not freely transferable and generally a Member is only permitted to redeem Units, upon 60 days' prior written notice to the Managing Member (unless such notice is waived by the Managing Member in its sole discretion), as of the time immediately prior to the opening of business on each January 1 or July 1 occurring on or after the first anniversary of the purchase of such Units by the Member. In addition, redemptions may be limited or postponed under certain limited circumstances. See "OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT--Limitation on Redemptions." The same or similar limitations will apply to the Fund's investment in each of the Investment Funds.

     The limited liability company agreements of the Fund, GTT, GRV and GED provide that they will endeavor to pay redemption proceeds (calculated on the basis of estimated, unaudited data) within 45 days following the applicable Redemption Date, without interest. The limited liability company agreement of GELS provides that if a member elects to redeem its membership units, GELS will endeavor to pay 90% of any redemption proceeds (calculated on the basis of estimated, unaudited data) within 10 days of the applicable redemption date, without interest. The balance of the redemption proceeds are attempted to be paid, without interest, within 30 days of the applicable redemption date.

     A distribution in respect of a redemption may be in cash or in-kind, as determined by the Managing Member in its sole discretion. Assets which are distributed in kind in respect of a redemption may be illiquid.

               OUTLINE OF LIMITED LIABILITY COMPANY AGREEMENT

     The following outline summarizes certain provisions of the LLC Agreement. Except where indicated below, the limited liability company agreements of each of the Investment Funds have provisions which are similar or identical to the terms summarized below.

LIMITED LIABILITY

     No Member is liable for the Fund's obligations in excess of such Member's unredeemed subscriptions and its share of its undistributed profits, if any, and any distributions and amounts received upon redemption of Units and interest thereon. In order to meet a particular debt or obligation, a Member or former Member may, in the discretion of the Managing Member, be required to make additional contributions or payments up to, but in no event in excess of, the aggregate amount of returns of capital and other amounts actually received by it from the Fund during or after the fiscal year to which such debt or obligation is attributable.

TERM

     The Fund will continue until the earlier of (i) a determination by the Managing Member that the Fund should be dissolved and wound-up; (ii) the termination, bankruptcy, insolvency, dissolution of or withdrawal by the Managing Member (other than in connection with a permitted assignment of its interest); or (iii) upon 60 days prior written notice to the Managing Member of the affirmative vote of the holders of at least 66-2/3% of the voting power of the outstanding Units (other than the Units held by Goldman Sachs, its affiliates, employees and officers), based on the NAV of such Units, at a meeting duly called for the purpose of liquidating the Fund.

     Other than GTT, the Investment Funds have similar termination provisions to those of the Fund. The limited liability company agreement of GTT provides that it will terminate upon the first to occur of the following: (i) December 31, 2019; (ii) a vote to dissolve GTT by its members owning more than 75% of each class of outstanding membership units;
(iii) the withdrawal, expulsion, insolvency or dissolution of its managing member (unless a new managing member has been substituted); or (iv) the occurrence of any event that would make it unlawful for the existence of GTT to continue.

     Upon a determination to dissolve the Fund, redemptions, and distributions in respect thereof, may not be made by Members. Distributions in liquidation of the Fund will be in accordance with the Member's respective capital account balances. In connection with the termination of an Investment Fund (or if an Investment Fund is no longer able to accept additional subscriptions), the Managing Member may allocate the assets previously allocated to such Investment Fund to a successor thereto (or, if there are multiple successors, to the successors thereto), to one or more entities which individually or collectively have a similar investment objective to the Investment Fund, or, following notice to the Members and an opportunity to redeem their Units, as the Managing Member shall otherwise determine.

ADDITIONAL SUBSCRIPTIONS

     Upon the approval of the Managing Member, a Member or prospective Member may make initial or additional subscriptions for Units on the first day of each calendar quarter or at such other times as the Managing Member may determine in its sole discretion. The Managing Member and any of its affiliates may make subscriptions at any time and in any amounts. See "ITEM
1. BUSINESS--CERTAIN RISK FACTORS--GENERAL RISKS--Risks Related to the Units, Liquidity of Units and the Offering of the Units--Special Considerations are Applicable to the Units; After the Initial Offering of Units Subsequent Purchasers of Units may Suffer Losses because of Previously Established Open Positions." Each new Member will be required to execute an instrument pursuant to which it will become a party to the LLC Agreement.

MANAGEMENT

     The management of the Fund is vested exclusively in the Managing Member. The Members will have no part in the management of the Fund and will have no authority or right to act on behalf of the Fund in connection with any matter. The Managing Member, and any affiliate, may engage in any other business venture, whether or not such business is similar to the business of the Fund, and neither the Fund nor any Member will have any rights in or to such ventures or the income or profits derived therefrom.

VALUATION OF FUND ASSETS; ADJUSTMENTS

     The membership units of the Investment Funds which are held by the Fund will be valued in accordance with the terms and conditions of the governing agreements of the Investment Funds. The assets of each Investment Fund will be valued by the administrator of such Investment Fund in accordance with the following: (i) the assets of the Investment Fund that are invested in Advisor Funds or Portfolio Companies will be valued in accordance with the terms and conditions of the respective governing agreement of the Advisor Funds and Portfolio Companies, and (ii) the assets of the Investment Fund that are invested pursuant to investment management agreements will be valued at fair value in a commercially reasonable manner. All other assets of the Fund and of each Investment Fund will be assigned such value as the respective administrator may reasonably determine. See "ITEM 1. BUSINESS--CERTAIN RISK FACTORS--SPECIAL RISKS OF THE FUND'S STRUCTURE--Risks Related to the Fund's Structure--The Fund's Financial Statements are, and in the Future will be, Based on Estimates of Valuations Provided by Third Party Advisors which may not be Accurate or may Need to be Adjusted in the Future."

     Liabilities of the Fund will be determined based upon U.S. generally accepted accounting principles and as the Administrator shall otherwise reasonably determine. The Administrator may in its discretion provide reserves for estimated accrued expenses, liabilities or contingencies, even if such reserves are not required by U.S. generally accepted accounting principles. Liabilities and reserves of the Fund (including without limitation indebtedness for money borrowed) will be taken into consideration in determining NAV for any purpose, including without limitation, the redemption of Units and the calculation of the Management Fee and Incentive Allocation.

     If at any time the Managing Member determines, in its sole discretion, that an incorrect number of Units was issued to a Member because the NAV in effect on the date of issuance was materially incorrect, the Fund will adjust such Member's Units by increasing or decreasing them, as appropriate, to such number of Units as would have been issued at the correct NAV. In addition, if at any time after a redemption of Units (including in connection with any withdrawal of a Member from the Fund) the Managing Member determines, in its sole discretion, that the amount paid to such Member or former Member pursuant to such redemption was materially incorrect (including because the NAV at which the Member or former Member purchased such Units was materially incorrect), the Fund will pay to such Member or former Member any additional amount that it determines such Member or former Member would have been entitled to receive had the redemption been effected at the correct NAV, or, in its sole discretion, seek payment from such Member or former Member of (and such Member or former Member shall be required to pay) the amount of any excess payment that the Managing Member determines such Member or former Member received, in each case without interest.

REDEMPTIONS OF UNITS

     A Member has the right to redeem some or all of its Units, upon 60 days prior written notice to the Managing Member (unless such notice is waived by the Managing Member in its sole discretion), as of the time immediately prior to the opening of business on each January 1 or July 1 occurring on or after the first anniversary of the purchase of such Units by the Member (each a "Redemption Date"). No partial redemption will be permitted if thereafter the aggregate NAV of the remaining Units held by the redeeming Member would be less than $500,000 (unless such limitation is waived by the Managing Member in its sole discretion). A Member may also make redemptions at such other times, and upon such other terms, as may be determined by the Managing Member in its sole discretion; provided, however, that prior to such redemptions, the Managing Member will consult with counsel to the Fund to ensure that such redemption will not cause the Fund to be treated as a "publicly traded partnership" taxable as a corporation.

     Units of a particular series will be redeemed at a per Unit price (the "Redemption Price") based upon the NAV of such series as of the close of business on the day immediately preceding the Redemption Date (taking into account the allocation of any net appreciation or depreciation in the net assets of the Fund for the accounting period then ending), after reduction for any Management Fee and Incentive Allocation and other liabilities of the Fund to the extent accrued or otherwise attributable to the Units being redeemed (calculated as if the Redemption Date were the last day of the fiscal year). If a redeeming Member owns Units of more than one series, unless otherwise specified by such Member, Units will be redeemed on a "first in-first out" basis for purposes of determining the Redemption Price. Accordingly, Units of the earliest issued series owned by the Member will be redeemed first, at the Redemption Price for Units of such series, until such Member no longer owns any Units attributable to such series.

     The limited liability company agreements of GED, GRV and GELS provide for a 12 month lock-up period and for semi-annual redemptions upon 45 days written notice to GED and GRV's managing member on or before January 1 or July 1 of each year, although GELS permits redemptions on the first day of each annual quarter. The limited liability company agreement of GTT provides for semi-annual redemptions upon 60 days written notice to GTT's managing member on or before January 1 or July 1 of each year.

     The limited liability company agreements of the Fund, GTT, GRV and GED provide that they will endeavor to pay redemption proceeds (calculated on the basis of estimated, unaudited data) within 45 days following the applicable Redemption Date, without interest. The limited liability company agreement of GELS provides that if a member elects to redeem its membership units, GELS will endeavor to pay 90% of any redemption proceeds (calculated on the basis of estimated, unaudited data) within 10 days of the applicable redemption date, without interest. The balance of the redemption proceeds are paid, without interest, within 30 days of the applicable redemption date.

     A distribution in respect of a redemption may be in cash or in-kind, as determined by the Managing Member in its sole discretion.

     The Managing Member, and any affiliate thereof, has the right at any time (including during a fiscal year or other period) to redeem any and all of its interest without notice to the Members.

REQUIRED REDEMPTIONS

     The Managing Member shall have the right, in its sole discretion, as of any date that it determines (including during a fiscal year) to redeem any or all of a Member's Units. In the event of a required redemption, distributions will be made in the manner described above under "--Redemptions of Units."

LIMITATION ON REDEMPTIONS

     The right of any Member to redeem some or all of its Units is subject to the provision by the Managing Member for all Fund liabilities in accordance with Delaware law, and for reserves for estimated accrued expenses, liabilities and contingencies, even if such reserves are not required by generally accepted accounting principles. The Managing Member may temporarily suspend redemptions, at any time prior to the effectiveness of the redemption, and notwithstanding the fact that a timely redemption request has previously been made, for the whole, or any part, of any of the following periods: (i) during the closing of the principal stock exchanges or other markets on which any substantial portion of the Fund's direct or indirect investments, in the opinion of the Managing Member, is quoted or dealt in other than for ordinary holidays, or the restriction of suspension of dealings therein; (ii) during the existence of any state of affairs which, in the opinion of the Managing Member, constitutes an emergency as a result of which determination of the price, value or disposition of the Fund's direct or indirect investments would be impractical or prejudicial to Members; (iii) during which redemptions would, in the opinion of the Managing Member, result in a violation of applicable law; (iv) during any breakdown in the means of communication or computation normally employed in determining the price or value of any of the investments of the Fund or the current price or values on any stock exchange in respect of the assets of the Fund; (v) during the occurrence of any period when the Fund is unable to withdraw sufficient funds from Investment Funds or Portfolio Companies or otherwise to meet redemption requests or in circumstances when the disposal of part or all of the Fund's assets to meet such redemption request would be prejudicial to Members; and (vi) during which any transfer of funds involved in the realization or acquisition of investments or payments due on redemption of Units cannot, in the opinion of the Managing Member, be effected at advantageous rates of exchange. Postponed redemptions shall be effected at the month-end following the termination of the suspension. Any part of a redemption request that is postponed shall take precedence over later-received redemption requests until the postponed request or requests have been satisfied in full. Members shall be given notice in writing of the suspension of redemptions and the termination of any such suspension. Units shall be held by the Member during the suspension period as if no redemption request had been made.

     The limited liability company agreements of GELS, GRV and GED contain similar provisions. The limited liability company agreement of GTT provides that in the event that GTT is unable, in its managing member's sole discretion, to withdraw sufficient funds from its Advisors to make payments to its members in connection with a partial or full redemption of units or where the disposal of part or all of GTT's assets to meet redemption requests would be prejudicial to the non-redeeming members, then GTT will, in its managing member's sole discretion, suspend making such payments until the earliest possible date when it is able to do so. In the event redemptions are limited rather than suspended, payment of proceeds will be made pro rata with respect to each member requesting such redemption based upon the amount such member is requesting to redeem.

DEATH, DISABILITY, ETC. OF A NON-MANAGING MEMBER

     In the event of the death, disability, incapacity, adjudication of incompetency, termination, bankruptcy, insolvency or dissolution of a Member, the legal representatives or successors of such Member will be required to promptly provide written notice of such event to the Fund. The membership interest of such Member shall continue at the risk of the Fund's business until the last day of the calendar month following the calendar month in which the Managing Member received written notice of such event. At the end of such period, the Managing Member shall, in its sole discretion, either (i) substitute the legal representatives or successors of the former Members as Members of the Fund, provided that the Managing Member determines in its sole discretion that such legal representatives or successors are qualified to become Members of the Fund, or (ii) redeem such former Member's interest in the Fund in accordance with the redemption provisions set forth above. See "--Redemptions of Units" above.

DISTRIBUTIONS

     It is not anticipated that the Fund will make in-kind distributions of membership units of the Investment Funds to the Members. If a distribution is made in-kind, immediately prior to such distribution, the Administrator will determine the fair market value of the property distributed and adjust the capital accounts of all Members upwards or downwards to reflect the difference between the book value and the fair market value thereof, as if such gain or loss had been recognized upon an actual sale of such property and allocated pursuant in the manner described above. Each such distribution will reduce the capital account of the distributee Member by the fair market value thereof.

ASSIGNABILITY OF MEMBERS' UNITS

     Without the prior written consent of the Managing Member, which may be withheld in its sole discretion, a Member may not assign or otherwise transfer its Units in the Fund in whole or in part, except by operation of law pursuant to the death, bankruptcy or dissolution of a Member, or pursuant to a corporate reorganization or merger of a Member, nor substitute any other person as a Member. No transferee or assignee will be admitted as a Member without the prior consent of the Managing Member, which may be withheld in its sole discretion.

ASSIGNABILITY OF MANAGING MEMBER'S INTEREST

     Without the consent of the other Members, the Managing Member may assign or otherwise transfer its Managing Member interest in the Fund (including its rights and obligations as the Managing Member) to any corporation, partnership, limited liability company or other entity controlling, controlled by or under common control with the Managing Member, as long as such transfer does not, as determined by the Managing Member in its sole discretion, cause the Fund to be taxable as a corporation.

TERMINATION OF THE MANAGING MEMBER

     Upon the written consent of the Members having at least 66-2/3% of the voting power of the outstanding Units (other than the Units held by Goldman Sachs, its affiliates, employees or officers), based on the NAV of such Units, the Managing Member will be required to withdraw from the Fund, and the Fund will be wound-up and terminated, unless the Members having at least 66-2/3% of the voting power of the outstanding Units (other than the Units held by Goldman Sachs, its affiliates, employees or officers), based on the NAV of such Units, agree in writing to continue the business of the Fund and to the appointment of one or more new managing members.

     If the withdrawal of the Managing Member occurs prior to the end of a month, the Managing Member shall promptly thereafter receive the amount of the Management Fee prorated through the effective date of the withdrawal, and the Managing Member shall receive the Incentive Allocation for the fiscal year in which the withdrawal occurred as if the date of withdrawal were the last day of the fiscal year.

AMENDMENTS TO THE LLC AGREEMENT

     The LLC Agreement may be modified or amended at any time with the written consent of Members having in excess of 50% of the voting power of the outstanding Units (or, if a modification or amendment affects only a particular series of Units, with the written consent of Members having in excess of 50% of that series of Units), based on the NAV of such Units, and the affirmative vote of the Managing Member. Without the consent of the Members, however, the Managing Member may amend the LLC Agreement to (i) reflect changes validly made in the membership of the Fund and changes in the number of Units held by the Members; (ii) change the provisions relating to the Incentive Allocation so that such provisions conform to the applicable requirements of the SEC and other regulatory authorities, so long as such amendment does not increase the Incentive Allocation to more than the amount that would otherwise be determined absent such amendment;
(iii) reflect a change in the name of the Fund; (iv) make a change that is necessary or, in the opinion of the Managing Member, advisable to qualify the Fund as a limited liability company or other entity in which the Members have limited liability under the laws of any state, or ensure that the Fund will not be treated as an association or publicly traded partnership taxable as a corporation for Federal income tax purposes; (v) make any change that does not adversely affect the Members in any material respect; (vi) make a change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Federal, state or foreign statute, so long as such change is made in a manner that minimizes to the extent practicable, as determined by the Managing Member in its sole discretion, any adverse effect on the Members, or that is required or contemplated by the LLC Agreement; (vii) make a change in any provision of the LLC Agreement that requires any action to be taken by or on behalf of the Managing Member or the Fund pursuant to the requirements of applicable Delaware law if the provisions of applicable Delaware law are amended, modified or revoked so that the taking of such action is no longer required; (viii) prevent the Fund or the Managing Member from in any manner being deemed an "investment company" subject to the provisions of the Investment Company Act; (ix) correct mistakes or clarify ambiguities; (x) in the event of adverse changes in the tax law or interpretations thereof applicable to the Fund, amend the LLC Agreement as determined by the Managing Member if it deems advisable or necessary to address such changes;
(xi) conform the LLC Agreement to the disclosure provided in the Memorandum; (xii) correct or supplement any conflicting provisions and delete or add provisions as may be required by applicable law or regulations, in each case, as determined by the Managing Member in its sole discretion; (xiii) make any other amendment provided such amendment does not become effective until after the affected Members have been given prior written notice of such change and have had the right following receipt of such notice to request the redemption of their Units and any requested redemption shall have become effective; or (xiv) make any other amendments similar to the foregoing. Each Member, however, must consent to any amendment that would (a) reduce its capital account or rights of redemption or withdrawal; or (b) amend the provisions of the LLC Agreement relating to amendments.

     The limited liability company agreements of GELS, GRV and GED contain similar provisions. The limited liability company agreement of GTT provides that GTT's managing member may amend the limited liability company agreement without the consent of its non-managing members. If any such amendment would have a material adverse affect on non-managing members, GTT's managing member is required to notify the members prior to taking any such action and declare a special redemption date for those members who do not wish to remain as non-managing members following the effectiveness of the amendment.

REPORTS TO MEMBERS

     The Fund will use reasonable  efforts to cause each Member to receive:
(i) as soon as possible after the close of each fiscal year of the Fund, such tax information with respect to the Fund as is necessary for the Member to complete its federal income tax return; and (ii) such other information as may be required by applicable laws, rules and regulations. No assurances can be given, however, that such information will be available on a timely basis. Therefore, Members should be prepared to obtain filing extensions with respect to their own tax returns.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Fund has no directors or executive officers.

     Under Section 18-108 of the Delaware Limited Liability Act, a limited liability company may, subject to such standards and restrictions as are set forth in its limited liability agreement, if any, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

     None of the Managing Member (including, without limitation, in its capacity as the Administrator), Goldman Sachs, persons controlling, controlled by or under common control with any of the foregoing, or any of their respective directors, members, stockholders, partners, officers, employees or controlling persons (each an "Indemnified Person" and collectively the "Indemnified Persons") will be liable to the Fund or to the Members for (i) any act or omission performed or failed to be performed by such person (other than any criminal wrongdoing), or for any losses, claims, costs, damages, or liabilities arising therefrom, in the absence of criminal wrongdoing, willful misfeasance or gross negligence on the part of such person, (ii) any tax liability imposed on the Fund or any Member or
(iii) any losses due to the actions or omissions of any brokers or other agents of the Fund.

     The Fund will periodically reimburse any Indemnified Person for its legal and other expenses (including the costs of any investigation and preparation) incurred in connection with any action, proceeding, or investigation brought by or against any person in connection with any matter arising out of or in connection with the business or affairs of the Fund; provided that such Indemnified Person will promptly repay such expenses if it is ultimately decided by a court that such Indemnified Person is not entitled to be indemnified by the Fund.

     To the fullest extent permitted by applicable law, the Fund will also indemnify any Indemnified Person, jointly and severally, against any losses, claims, costs, damages or liabilities to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with the Fund's business or affairs, except to the extent that any such loss, claim, cost, damage or liability results solely from the willful misfeasance, bad faith or gross negligence of, or any criminal wrongdoing by, such Indemnified Person. If for any reason (other than the willful misfeasance, bad faith or gross negligence of, or any criminal wrongdoing by, such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or is insufficient to hold it harmless, then the Fund will contribute to the amount paid or payable to such Indemnified Person as a result of such loss, claim, cost, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Fund on the one hand and such Indemnified Person on the other hand but also the relative fault of the Fund and such Indemnified Person, as well as any relevant equitable considerations.

     The Fund may purchase and maintain insurance on behalf of an Indemnified Person against any liability incurred by such person at the Fund's expense.

     The reimbursement, indemnity and contribution obligations of the Fund will be in addition to any liability which the Fund may otherwise have, both as to action in an Indemnified Person's official capacity and to action in any other capacity, and shall continue as to an Indemnified Person who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Managing Member, and will be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Fund and such other Indemnified Persons. The standard of care and indemnification provisions of the LLC Agreement will not be construed so as to relieve (or attempt to relieve) any Indemnified Person of any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law.


ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     For the Fund's financial statements, see the Financial Statements beginning on page F-1 of this Registration Statement.

     The  following  is  a  summary  of  unaudited   quarterly  results  of
operations of the Fund for the period from commencement of operations (April 1, 2002) to March 31, 2004.

                                         FISCAL QUARTER ENDED
                                         --------------------
-------------------------------------------------------------------------------
                               JUNE 30,           SEP. 30,            DEC. 31,
                                 2002               2002                2002
                              ----------         ----------         ----------
NET TRADING PROFIT/(LOSS)     $2,020,831         $4,642,843         $5,157,800
TOTAL EXPENSES                  $339,136           $852,897         $1,266,987
NET INCOME/(LOSS)             $1,683,053         $3,795,692         $3,916,433
NET INCOME/(LOSS) AVAILABLE
FOR PRO RATA ALLOCATION TO
MEMBERS                       $1,598,900         $3,605,907         $3,720,612

                              MAR. 31,       JUNE 30,      SEP. 30,     DEC. 31,
                                2003           2003          2003         2003
                              ----------   -----------    ----------   -----------
NET TRADING PROFIT/(LOSS)     $9,156,269   $29,716,678    $7,636,941   $35,344,507
TOTAL EXPENSES                $1,628,401   $ 2,775,692    $3,060,275    $3,269,304
NET INCOME/(LOSS)             $7,553,120   $26,993,805    $4,596,539   $32,075,202
NET INCOME/(LOSS) AVAILABLE
FOR PRO RATA ALLOCATION TO
MEMBERS                       $7,146,847   $25,672,732    $4,366,728   $30,471,494

                                 MAR. 31,
                                   2004
                                -----------
NET TRADING PROFIT/(LOSS)       $30,827,165
TOTAL EXPENSES                   $3,798,808
NET INCOME/(LOSS)               $27,314,711
NET INCOME/(LOSS) AVAILABLE
FOR PRO RATA ALLOCATION TO
MEMBERS                         $25,948,975


ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     There have been no changes in, or disagreements with, accountants on accounting and financial disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

     (a) The following is a list of all financial statements filed as part of this Registration Statement:


DESCRIPTION OF FINANCIAL STATEMENTS                                      PAGE NUMBER
-----------------------------------                                      -----------
Goldman Sachs Hedge Fund Partners, LLC Financial Statements
 Balance Sheets as of March 31, 2004 and December 31, 2003                    F-2
 Statement of Operations for the three months ended March 31, 2004 and
 March 31, 2003                                                               F-3
 Statement of Changes in Members' Equity for the three months ended March
 31, 2004 and for the year ended December 31, 2003                            F-4
 Statement of Cash Flows for the three months ended March 31, 2004 and
 March 31, 2003                                                               F-5
 Notes to Unaudited Financial Statements                                   F-6 - F-17
 Report of Independent Registered Public Accounting Firm                      F-18
 Balance Sheets as of December 31, 2003 and 2002                              F-19
 Statement of Operations for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31,
 2002                                                                         F-20
 Statement of Changes in Members' Equity for the year ended December 31,
 2003 and for the period from commencement of operations (April 1, 2002)
 to December 31, 2002                                                         F-21
 Statement of Cash Flows for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31,
 2002                                                                         F-22
 Notes to Financial Statements                                             F-23 - F-34


     (b) A list of the exhibits filed as part of this Registration Statement is included in the Exhibit Index appearing on page 117 hereof.

                                 SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                                   (Registrant)



                                   By: Goldman Sachs Princeton LLC
                                             Managing Member



Date:  June 28, 2004               By: /s/ Tobin V. Levy
                                       ------------------------------
                                       Name:  Tobin V. Levy
                                       Title: Managing Director and Chief
                                              Financial Officer

                             INDEX OF EXHIBITS



 EXHIBIT NO.                      DESCRIPTION
 -----------                      -----------

     3*       Copy of Amended and Restated Limited Liability Company
              Agreement of Goldman Sachs Hedge Fund Partners, LLC
              dated January 1, 2004 (Note:  the LLC Agreement also
              defines the rights of the holders of Units of the
              Fund).
    10.1*     Copy of Limited Liability Company Agreement of Goldman
              Sachs Global Tactical Trading, LLC dated January 2,
              2002.
    10.2*     Copy of Limited Liability Company Agreement of Goldman
              Sachs Global Equity Long/Short, LLC dated August 1,
              2001.
    10.3*     Copy of Limited Liability Company Agreement of Goldman
              Sachs Global Relative Value, LLC dated January 1, 2002.
    10.4*     Copy of Limited Liability Company Agreement of Goldman
              Sachs Global Event Driven, LLC dated January 1, 2002.
    10.5*     Distribution Agreement between Goldman Sachs Hedge
              Fund Partners, LLC and Goldman, Sachs & Co. dated
              March 1, 2002.
    10.6*     Administration Agreement between Goldman Sachs Hedge
              Fund Partners, LLC and Goldman Sachs Princeton LLC
              dated March 1, 2002.
     11       Not applicable and not filed.
     12       Not applicable and not filed.








*Previously filed.


DESCRIPTION OF FINANCIAL STATEMENTS                                      PAGE NUMBER
-----------------------------------                                      -----------
Goldman Sachs Hedge Fund Partners, LLC Financial Statements
 Balance Sheets as of March 31, 2004 and December 31, 2003                    F-2
 Statement of Operations for the three months ended March 31, 2004 and
 March 31, 2003                                                               F-3
 Statement of Changes in Members' Equity for the three months ended March
 31, 2004 and for the year ended December 31, 2003                            F-4
 Statement of Cash Flows for the three months ended March 31, 2004 and
 March 31, 2003                                                               F-5
 Notes to Unaudited Financial Statements                                   F-6 - F-17
 Report of Independent Registered Public Accounting Firm                      F-18
 Balance Sheets as of December 31, 2003 and 2002                              F-19
 Statement of Operations for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31,
 2002                                                                         F-20
 Statement of Changes in Members' Equity for the year ended December 31,
 2003 and for the period from commencement of operations (April 1, 2002)
 to December 31, 2002                                                         F-21
 Statement of Cash Flows for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31,
 2002                                                                         F-22
 Notes to Financial Statements                                             F-23 - F-34


                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                               BALANCE SHEET
                                (UNAUDITED)

                    MARCH 31, 2004 AND DECEMBER 31, 2003

                                   ASSETS
                                   ------
                                             2004             2003
                                        ---------------- --------------
Assets:
    Cash and cash equivalents           $    20,827,892   $  48,423,637

    Other assets                                      -          77,464
    Investments (cost $862,932,603
      and $877,478,931 at 2004 and
      2003 respectively)                    983,762,131     970,912,828
                                        ---------------- --------------
      Total assets                      $ 1,004,590,023  $1,019,413,929
                                        ================ ==============
                      LIABILITIES AND MEMBERS' EQUITY
                      -------------------------------

Liabilities:

    Due to bank                         $    20,588,853  $    47,500,000

    Redemptions payable                      18,040,275       34,529,625
    Accounts payable and accrued
    liabilities                                 531,387          168,875

    Due to managing member                    2,044,316        3,969,687
                                        ---------------- ---------------
      Total liabilities                      41,204,831       86,168,187

Members' equity (units outstanding
8,218,852.45 and
8,540,512.41 at 2004 and 2003,
respectively)                               963,385,192      933,245,742
                                        ---------------- ---------------

      Total liabilities and members'
      equity                            $ 1,004,590,023  $ 1,019,413,929
                                        ================ ===============


                          See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                          STATEMENT OF OPERATIONS
                                (UNAUDITED)

             FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                             2004           2003
                                          ------------  ------------
Income from trading:
   Equity in Earnings of Investees         30,827,165  $ 9,156,269
                                          ------------  ------------

     Net trading profit/(loss)             30,827,165    9,156,269

Interest income                               286,354       25,252

Expenses:
   Management fee                           3,049,319    1,509,290
   Interest expense                           321,272            -
   Professional fees                          428,217      119,111
                                          ------------  ------------

   Total expenses                           3,798,808    1,628,401
                                          ------------  ------------

     Net investment income/(loss)          (3,512,454)  (1,603,149)
                                          ------------  ------------

Net income/(loss)                          27,314,711    7,553,120

   Less:  Incentive allocation to the
   managing member                          1,365,736      406,273
                                          ------------  ------------

Net income/(loss) available for pro-rata
allocation to members                      25,948,975  $ 7,146,847
                                          ============  ============



                          See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                  STATEMENT OF CHANGES IN MEMBERS' EQUITY

                                (UNAUDITED)

      FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND FOR THE YEAR ENDED
                             DECEMBER 31, 2003
                                                                                         Total
                                     Managing        Members'         Members'          members'
                                      member          shares           equity            equity
                                   ----------      ----------      ------------       ------------
Balance at December 31, 2002         $469,759      3,738,439       $382,756,502       $383,226,261
Subscriptions                               -      5,228,816        524,318,830        524,318,830
Redemptions                        (4,030,624)      (369,585)       (41,487,391)       (45,518,015)
Series collapse                             -        (57,158)                 -                  -
Allocations of net income/(loss):
    Incentive allocation            3,560,865              -                  -          3,560,865
    Pro-rata allocation                     -              -         67,657,801         67,657,801
                                   ----------      ----------      ------------       ------------
Balance at December 31, 2003                -      8,540,512        933,245,742        933,245,742

Subscriptions                               -        183,187         20,865,014         20,865,014
Redemptions                                 -       (154,122)       (18,040,275)       (18,040,275)
Series collapse                             -       (350,725)                 -                  -
Allocations of net income/(loss):
    Incentive allocation            1,365,736              -                  -          1,365,736
    Pro-rata allocation                     -              -         25,948,975         25,948,975
                                   ----------      ----------      ------------       ------------
Balance at March 31, 2004          $1,365,736      8,218,852       $962,019,456       $963,385,192
                                   ==========      ==========      ============       ============

                          See accompanying notes.

             GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                     STATEMENT OF CASH FLOWS
                           (UNAUDITED)
       FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

                                            2004         2003
                                        --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)                       $ 27,314,711    $7,553,120

Adjustments to reconcile net
  income/(loss) to net
  cash from operating activities:
Undistributed earnings from Investees    (27,415,458)   (9,156,269)

(Increase) decrease in operating
  assets:
Investments:
  Subscriptions                           (7,845,756) (154,431,113)
  Redemptions                             22,411,911             -
Other assets                                  77,464             -
Increase (decrease) in operating
  liabilities:
Due to bank                              (26,911,147)            -
Redemptions payable                      (16,489,350)            -
Accounts payable and accrued
  liabilities                                362,512     1,524,607
Due to managing member                    (1,925,371)     (757,908)
                                        ---------------------------

Net cash from operating activities       (30,420,484) (155,267,563)
                                        ---------------------------

CASH FLOWS FROM FINANCING ACTIVITIES

Subscriptions                             20,865,014   155,446,102
Redemptions                              (18,040,275)     (469,759)
                                        ---------------------------

Net cash from financing activities         2,824,739   154,976,343
                                        ---------------------------
     Net change in cash and cash
     equivalents                         (27,595,745)     (291,220)

Cash and cash equivalents at beginning
  of period                               48,423,637       600,207
                                        ---------------------------
Cash and cash equivalents at end of
  period                                 $20,827,892  $    308,987
                                        ===========================

                          See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Organization and basis of financial statements
----------------------------------------------

Goldman Sachs Hedge Fund Partners, LLC (the "Company") was organized as a limited liability company, pursuant to the laws of the State of Delaware and commenced operations on April 1, 2002 for the principal purpose of investing in the equity long/short, event driven, relative value, and tactical trading hedge fund sectors through investments in each of Goldman Sachs Global Equity Long/Short, LLC, Goldman Sachs Global Event Driven, LLC, Goldman Sachs Global Relative Value, LLC and Goldman Sachs Global Tactical Trading, LLC (collectively, the "Investees"). Each of these Investees invests directly through trading advisors, or indirectly through investment vehicles managed by such trading advisors (together, the "Advisors"). Goldman Sachs Princeton LLC ("GS Princeton"), a wholly-owned subsidiary of The Goldman Sachs Group, Inc., is the managing member, administrator and commodity pool operator of the Company.

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require the managing member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. The financial statements are expressed in United States dollars.

The Company is an investment company for financial reporting purposes and accordingly carries its assets and liabilities at fair value. Net asset value per unit is determined by dividing the net assets attributable to each series by that series' respective number of units outstanding.

Consolidation
-------------

During the year the Company's ownership percentage of certain Investees exceeded 50%. This ownership percentage will fluctuate as a result of the Company's investment strategy and investor subscriptions and redemptions at the Company and Investee level. The Company does not present consolidated results in its financial statements as the Company does not invest in Investees for purposes of exercising control, ownership in excess of 50% may be temporary, and since the consolidation of these balances would not enhance the usefulness or understandability of information to the member.

The following table summarizes the Company's ownership in the Investees at March 31, 2004 and December 31, 2003:

                                                                     3/31/2004
                                               --------------------------------------------------
                                                                                      % owned by
                                               Investee Equity   Company investment   the Company
                                               ---------------   ------------------   -----------
Goldman Sachs Global Equity Long/Short, LLC     $501,456,368        $140,134,406         27.95%
Goldman Sachs Global Event Driven, LLC          $661,447,930         213,504,527         32.28%
Goldman Sachs Global Tactical Trading, LLC      $650,399,502         263,898,142         40.57%
Goldman Sachs Global Relative Value, LLC        $585,512,376         366,225,056         62.55%
                                                                    ------------
     Total                                                          $983,762,131
                                                                    ============


                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                                                12/31/2003
                                                -----------------------------------------
                                                  Investee       Company       % owned by
                                                   Equity       investment    the Company
                                                ------------    -----------   -----------
Goldman Sachs Global Equity Long/Short, LLC     $425,735,121   $140,117,348      32.91%
Goldman Sachs Global Event Driven, LLC          $530,245,182    221,899,920      41.85%
Goldman Sachs Global Tactical Trading, LLC      $657,712,862    249,583,571      37.95%
Goldman Sachs Global Relative Value, LLC        $621,463,189    359,311,989      57.82%
                                                                -----------
     Total                                                     $970,912,828
                                                               ============

In addition, in December 2003, the Financial Accounting Standards Board ("FASB") issued interpretation No. 46(R), "Consolidation of Variable Interest Entities" ("FIN 46(R)"), which provides new criteria for determining whether consolidation accounting is required. Registered investment companies have been exempted from the provisions of FIN 46(R) and FIN 46(R) has been deferred for non-registered for investment companies pending the release of an FASB Scope of Investment Companies project
("Scope Project"). The Scope Project is designed to determine which entities will qualify as investment companies, and therefore present their investees at fair value. Those entities so qualifying will not need to determine whether their investees should be consolidated pursuant to the provisions of FIN 46(R). FIN 46(R) would have no impact on the Fund's net assets or net increase in net assets resulting from operations. The Company understands that the Scope Project has been approved for issuance by the FASB, and retained these provisions.

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with a maturity of less than 90 days at the time of purchase and not held for resale to be cash equivalents. Cash equivalents consisting of time deposits are held at several major financial institutions to which the Company is exposed to credit risk. Cash equivalents are carried at cost plus accrued interest, which approximates market.

Foreign currency
----------------

Assets and liabilities denominated in currencies other than United States dollars are translated at the closing rates of exchange at the end of the period. Transactions during the period are translated at the rate of exchange prevailing on the date of the transaction. Foreign currency transaction gains and losses are included in net trading profit/(loss).

Allocation of net income/(loss)
-------------------------------

The managing member receives an incentive allocation equal to five percent of any new appreciation in the net asset value of each series, as defined. Any depreciation in the net asset value of a series must be recouped prior to the managing member receiving an incentive allocation. Net income/(loss) is allocated monthly to the capital account of each member in the ratio that the balance of each such member's capital account bears to the total balance of all members' capital accounts.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Subscriptions and redemptions
-----------------------------
Subscriptions to the Company can be made as of the first day of each calendar quarter or at the sole discretion of the managing member. Redemptions from the Company can be made semi-annually after a twelve-month holding period or at such other times as determined in the sole discretion of the managing member, as provided for in the Company's private placement memorandum.

Income taxes
------------

The Company is taxed as a partnership for U.S. federal income tax purposes. The members include their distributive share of the Company's taxable income or loss on their respective income tax returns. Accordingly, no income tax liability or expense has been recorded in the financial statements of the Company.

Indemnifications
----------------

The Company enters into contracts that contain a variety of indemnifications. The Company's maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.


NOTE 2 - INVESTMENTS
--------------------

The Investees, to whom the Company is exposed to credit risk, seek capital appreciation over time by investing in the relative value, event driven, equity long/short and tactical trading hedge fund sectors. The Company's investments in Investees are subject to terms and conditions of the respective operating agreements. The investments are carried at fair value as determined by the Company's attributable share of the net assets of the respective Investees. Fair values are determined utilizing net asset value information supplied by each individual Investee net of each Advisor's management and incentive fees. These fees are included in Equity in Earnings of Investees on the Statement of Operations. The underlying investments of each Investee are accounted for at fair value. For investments of the underlying Advisor funds, market value normally is based on quoted market prices or broker-dealer price quotations provided to the Advisor fund. In the absence of quoted market prices or broker-dealer price quotations, underlying Advisor fund investments are valued at fair value as determined by the Advisor or their administrator. Because of the inherent uncertainty of valuation, estimated fair values may differ, at times significantly, from the values that would have been used had a ready market existed. GS Princeton is the managing member for the four Investees. GS Princeton does not charge the Company any management fee or incentive allocation at the Investee level.

The managing member generally has limited access, if at all, to information regarding the Advisors' portfolios and operations and relies on information and valuations provided by the Advisors. Generally, the valuations provided by the Advisors are only audited on an annual basis and are not subject to

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 2 - INVESTMENTS (CONTINUED)
--------------------------------

independent third party verification. Valuations received from the Advisors may differ from the values recognized in the balance sheet.

The following table summarizes the Company's investments in Investees at March 31, 2004 and December 31, 2003:

                                                                          2004                               2003
                                                            -------------------------------    ------------------------------
                                                            % of Company                       % of Company
                                                               members'                          members'
               Investee                        Liquidity       equity          Fair value        equity            Fair value
--------------------------------------------   ---------    ------------     --------------    ------------      -------------
Goldman Sachs Global Equity Long/Short, LLC       (2)          14.55%         $ 140,134,406      15.01%          $140,117,348
Goldman Sachs Global Event Driven, LLC            (1)          22.16%           213,504,527      23.78%           221,899,920
Goldman Sachs Global Tactical Trading, LLC        (3)          27.39%           263,898,142      26.74%           249,583,571
Goldman Sachs Global Relative Value, LLC          (1)          38.01%           366,225,056      38.50%           359,311,989
                                                            ------------     --------------    ------------      -------------
                Total                                         102.11%         $ 983,762,131     104.03%          $970,912,828
                                                            ============     ==============    ============      =============

(1) Redemptions can be made semiannually with 45 days' notice after a twelve-month holding period, or at the sole discretion of the managing member.

(2) Redemptions can be made quarterly with 45 days' notice after a twelve-month holding period, or at the sole discretion of the managing member.

(3) Redemptions can be made semiannually with 60 days' notice, or at the sole discretion of the managing member.

The following table summarizes the Company's Equity in Earnings of Investees for the three month period ended March 31, 2004 and 2003:

           Investee                 2004          2003
-------------------------------  ------------  ------------
 Goldman  Sachs Global  Equity
  Long/Short, LLC                  $4,553,958    $ (444,589)
 Goldman  Sachs  Global  Event
  Driven, LLC                       8,019,736     3,740,747
 Goldman      Sachs     Global
  Tactical Trading, LLC            10,168,816     3,564,827
 Goldman      Sachs     Global
  Relative Value, LLC               8,084,655     2,295,284
                                 ------------  ------------
     Total                        $30,827,165    $9,156,269
                                 ============  ============

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 2 - INVESTMENTS (CONTINUED)
--------------------------------

Goldman Sachs Global Equity Long/Short, LLC
-------------------------------------------
Goldman Sachs Global Equity Long/Short, LLC seeks risk-adjusted returns primarily through long and short investment opportunities in the global equity markets, with volatility lower than that of such markets. Strategies employed by the Investees are based on each Advisor's assessment of fundamental value compared to market price, although they are implemented via a wide range of styles.

Goldman Sachs Global Event Driven, LLC
--------------------------------------
Goldman Sachs Global Event Driven, LLC seeks risk-adjusted absolute returns with volatility and correlation lower than the broad equity markets by allocating assets to Advisors that operate primarily in the global event driven sector. Event driven strategies seek to identify security price changes resulting from corporate events such as restructurings, mergers, takeovers, spin-offs, and other special situations. Corporate event arbitrageurs generally choose their investments based on their perceptions of the likelihood that the event or transaction will occur, the amount of time that the process will take, and the estimated ratio of return to risk. Strategies that may be utilized in the event driven sector include merger arbitrage, high yield/distressed securities, and special situations. Other strategies may be employed as well.

Goldman Sachs Global Tactical Trading, LLC
------------------------------------------
Goldman Sachs Global Tactical Trading, LLC seeks long-term risk-adjusted absolute returns by allocating its assets to Advisors that employ strategies primarily within the tactical trading sector. Tactical trading strategies are directional trading strategies that generally fall into one of the following two categories: managed futures strategies and global macro strategies. Managed futures strategies involve trading in the global futures and currencies markets, generally using quantitative or discretionary approaches. Global macro strategies generally utilize analysis of macroeconomic, geopolitical, and financial conditions to develop views on country, regional or broader economic themes and then seek to capitalize on such views by trading in securities, commodities, interest rates, currencies and various financial instruments.

Goldman Sachs Global Relative Value, LLC
----------------------------------------
Goldman Sachs Global Relative Value, LLC seeks risk-adjusted absolute returns with volatility and correlation lower than the broad equity markets by allocating assets to Advisors that operate primarily in the global relative value sector. Relative value strategies seek to profit from the mispricing of financial instruments, capturing spreads between related securities that deviate from their fair value or historical norms.
Directional and market exposure is generally held to a minimum or completely hedged. Strategies that may be utilized in the relative value sector include convertible arbitrage, equity arbitrage, and fixed-income arbitrage. Other strategies may be employed as well.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 2 - INVESTMENTS (CONTINUED)
--------------------------------
The Company's proportionate share of each individual investment owned by any individual Investee does not exceed 5% of the Company's equity. The following table reflects the weighted average Advisors' management fee and incentive fee rates at the Investee level at March 31, 2004 and 2003:

                                                                  2004                                 2003
                                                     ------------------------------      --------------------------------
                                                     Management          Incentive        Management        Incentive
Investee                                                 fee                Fee              fee               fee
-------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Global Equity Long/Short, LLC             1.35%             19.80%            1.23%            20.00%
Goldman Sachs Global Event Driven, LLC                  1.40%             19.90%            1.40%            19.69%
Goldman Sachs Global Tactical Trading, LLC              1.96%             19.97%            1.95%            19.39%
Goldman Sachs Global Relative Value, LLC                1.53%             20.59%            1.48%            20.35%

The Advisors' management and incentive fees are not paid to the managing member.

The following table summarizes the cost of the Company's investments in Investees at March 31, 2004 and December 31, 2003:

                                          3/31/2004     12/31/2003
                                       -------------- -------------
Goldman Sachs Global Equity
  Long/Short, LLC                       $120,714,595   $124,698,754
Goldman Sachs Global Event Driven, LLC 179,189,105 193,043,444 Goldman Sachs Global Tactical
  Trading, LLC                           228,004,585    223,858,829
Goldman Sachs Global Relative Value,
  LLC                                    335,024,318    335,877,904
                                       -------------- -------------

     Total                              $862,932,603   $877,478,931
                                        ============   ============

NOTE 3 - FEES
-------------

The Company pays a monthly management fee to GS Princeton equal to 1.25% per annum of the net assets of the Company as of each month-end, as defined.

The Company pays a monthly administration fee to GS Princeton equal to 0.20% per annum of the net assets at the Investee level. The administration fee is charged at the Investee level and is included in Equity in Earnings of Investees on the Statement of Operations. For the three months ended March 31, 2004 and 2003, the administrative fee charged at the Investee level by GS Princeton totaled $486,243 and $241,984, respectively.

GS Princeton and the Company have entered into an agreement with SEI Global Services, Inc. ("SEI") to serve as the sub-administrator of the Company effective March 1, 2004. Pursuant to the agreement, GS Princeton is responsible for paying the fees of SEI. GS Princeton (in its capacity as the administrator of each Investee) and each Investee have entered into a similar agreement with SEI.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 4 - RISK MANAGEMENT
------------------------

In the ordinary course of business, GS Princeton in its capacity as managing member of the Company and the Investees attempts to manage a variety of risks, including market, credit and operational risk. GS Princeton in its capacity as managing member of the Company and the Investees attempts to identify, measure and monitor risk through various mechanisms including risk management strategies and credit policies. These include monitoring risk guidelines and diversifying exposures across a variety of instruments, markets and counterparties.

Market risk is the risk of potential significant adverse changes to the value of financial instruments because of changes in market conditions such as interest and currency rate movements and volatility in commodity or security prices. GS Princeton in its capacity as managing member of the Company and the Investees monitors its exposure to market risk through various analytical techniques.

The Company invests in the Investees, and may from time to time redeem its membership units of the Investees. The Investees, in turn, maintain relationships with counterparties that include the Advisors. These relationships could result in concentrations of credit risk. Credit risk arises from the potential inability of counterparties to perform their obligations under the terms of the contract. GS Princeton in its capacity as managing member of the Investees has formal credit-review policies to monitor counterparty risk.

Operational risk is the potential for loss caused by a deficiency in information, communication, transaction processing and settlement, and accounting systems. GS Princeton in its capacity as managing member of the Company and the Investees maintains controls and procedures for the purpose of mitigating operational risk.

There can be no assurance that GS Princeton in its capacity as managing member of the Company and the Investees will be able to implement its risk guidelines or that its risk monitoring strategies will be successful.

NOTE 5 - DERIVATIVE CONTRACTS
-----------------------------

In the normal course of business, the Advisors trade various financial instruments and may enter into various investment activities with off-balance sheet risk. These include, but are not limited to, futures, forwards, swaps and the writing of options. The Company's risk of loss in the Investees is limited to the value of its investment as reported by the Investee.

NOTE 6 - RELATED PARTIES
------------------------

The Due to managing member liability on the Balance Sheet represents management fees due to GS Princeton at March 31, 2004 and December 31, 2003.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 6 - RELATED PARTIES (CONTINUED)
------------------------------------

Goldman, Sachs & Co., an affiliate of the managing member, is one of several prime brokers for the Advisors. Goldman, Sachs & Co. charges commissions at prevailing market rates.

Directors and Executive Officers of the managing member own less than 1% of the Company's equity at March 31, 2004 and December 31, 2003.

NOTE 7 - BORROWING FACILITY
---------------------------

The Company has a borrowing facility with a major financial institution. The facility is structured as a call spread option that has been issued by the Company to the financial institution. Under the terms of the facility, the Company receives cash and redeposits the amount with the financial institution in a collateral account. The Company has the right to draw funds from the collateral account to use for liquidity purposes. The amount of cash received totaled $20,267,581 and $47,500,000 at March 31, 2004 and December 31, 2003, respectively, and is included in Cash and cash equivalents on the Balance Sheet. The effective interest rate on funds drawn from the collateral account is LIBOR plus 0.875%. The Company also pays the equivalent of a commitment fee of 0.25% on the undrawn funds. The facility expires on July 15, 2004. At March 31, 2004 and December 31, 2003, the Company had not drawn any of the cash collateral balance. In February
2004, the size of the facility was reduced to $20.0 million. Included in Due to bank on the Balance Sheet is $20,588,853 and $47,500,000 at March 31, 2004 and December 31, 2003, respectively, which represents the borrowing.

NOTE 8 - MEMBERS' EQUITY
------------------------

At March 31, 2004, the Company had two series of Class A units outstanding. Each series of Class A units is identical in every regard except with respect to its individualized incentive allocation base. Effective January 1, 2004, Class A Series 2 through Class A Series 10 units were collapsed into Class A Series 1 units and effective January 1, 2003, Class A Series 2 through Class A Series 9 units were collapsed into Class A Series 1 units, as provided for in the Company's private placement memorandum. Transactions in units for non-managing members for the three months ended March 31, 2004 and the year ended December 31, 2003 are as follows:

                                2004                              2003
                   -------------------------------   ------------------------------
                       Units            Amount           Units           Amount
                   -------------    --------------   -------------    -------------
Series collapse
    Class A
       Series 1    4,493,143.70     $512,003,655     3,260,399.10     $338,995,791
       Series 2     (415,994.14)     (44,920,761)     (243,082.49)     (25,250,693)
       Series 3     (752,365.57)     (80,402,510)     (666,920.13)     (68,821,429)
       Series 4     (879,574.26)     (94,683,681)     (453,500.00)     (46,408,355)



                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004


NOTE 8 - MEMBERS' EQUITY (CONTINUED)
------------------------------------

       Series 5     (654,391.41)     (69,753,438)     (284,000.00)     (29,115,024)
       Series 6     (836,120.00)     (86,760,878)     (374,618.85)     (38,028,035)
       Series 7   (1,210,045.71)    (125,529,478)     (622,822.97)     (62,750,159)
       Series 8      (86,289.39)      (9,029,305)     (377,062.34)     (38,374,169)
       Series 9       (8,313.51)        (845,096)     (295,550.00)     (30,247,927)
       Series 10        (774.64)         (78,508)              -                 -
                   -------------    --------------   -------------    -------------
Total               (350,724.93)    $          -       (57,157.68)    $          -
                   =============    ==============   =============    =============

Subscriptions
    Class A

       Series 1      182,499.95       20,796,273       361,728.64      $37,610,130
       Series 2          687.41           68,741       425,994.14       42,599,414
       Series 3              -                 -       752,365.57       75,236,557
       Series 4              -                 -       879,574.26       87,957,426
       Series 5              -                 -       654,391.41       65,439,141
       Series 6              -                 -       841,120.00       84,112,000
       Series 7              -                 -     1,217,902.52      121,790,252
       Series 8              -                 -        86,650.95        8,665,095
       Series 9              -                 -         8,313.51          831,351
       Series 10             -                 -           774.64           77,464
                   -------------    --------------   -------------    -------------
Total                183,187.36      $20,865,014     5,228,815.64     $524,318,830
                   =============    ==============   =============    =============

Redemptions
    Class A
      Series 1       154,122.39     $ 18,040,275       346,366.44      $39,035,825
      Series 2               -                -         10,000.00        1,079,841
      Series 6               -                -          5,000.00          518,829
      Series 7               -                -          7,856.81          815,062
      Series 8               -                -            361.56           37,834
                   -------------    --------------   -------------    -------------
    Total            154,122.39     $ 18,040,275       369,584.81      $41,487,391
                   =============    ==============   =============    =============

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004


NOTE 8 - MEMBERS' EQUITY (CONTINUED)
------------------------------------

At March 31, 2004 and December 31, 2003, members' equity consists of the following:

                              2004                       2003
                    -------------------------- --------------------------
                      Units          Net         Units          Net
                    outstanding  asset value   outstanding  asset value
                    -----------  ------------- -----------  -------------
Non-managing
members
    Class A
       Series 1     8,218,165.04 $961,949,558  3,696,643.78  $421,242,087
       Series 2           687.41       69,898    415,994.14    44,920,761
       Series 3             -              -     752,365.57    80,402,510
       Series 4             -              -     879,574.26    94,683,681
       Series 5             -              -     654,391.41    69,753,438
       Series 6             -              -     836,120.00    86,760,878
       Series 7             -              -   1,210,045.71   125,529,478
       Series 8             -              -      86,289.39     9,029,305
       Series 9             -              -       8,313.51       845,096
       Series 10            -              -         774.64        78,508
                    ------------ ------------  ------------  ------------
       Subtotal     8,218,852.45 $962,019,456  8,540,512.41  $933,245,742
                    ============               ============

   Managing member                  1,365,736                        -
                                 -------------               ------------
   Total members' equity         $963,385,192                $933,245,742
                                 =============               ============

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004

NOTE 9 - FINANCIAL HIGHLIGHTS
-----------------------------

Financial highlights for the Company for the three months ended March 31, 2004 are as follows:

                                                         Class A                Class A
                                                        Series 1               Series 2
 Per unit operating performance:                ------------------   --------------------
      Net asset value, beginning of period              $ 113.95               $ 100.00
 Income from operations:
      Net trading profit/(loss)                             3.71                   2.07
      Net investment income/(loss)                         (0.61)                 (0.39)
                                                ------------------   --------------------
        Total income/(loss) from operations                 3.10                   1.68
                                                ------------------   --------------------
 Net asset value, end of period                         $ 117.05               $ 101.68
                                                ==================   ====================
 Ratios to average net assets (annualized):
      Expenses                                             1.43%                  1.50%
      Incentive allocation                                 0.14%                  0.09%
                                                ------------------   --------------------
        Total expenses and incentive allocation            1.57%                  1.59%
                                                ==================   ====================
         Net investment income/(loss)                     (1.57%)                (1.59%)
                                                ==================   ====================
 Total return (prior to incentive allocation)              2.86%                  1.77%
 Incentive allocation                                     (0.14%)                (0.09%)
                                                ------------------   --------------------
         Total return                                      2.72%                  1.68%
                                                ==================   ====================

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS
                                (UNAUDITED)

                               MARCH 31, 2004



NOTE 9 - FINANCIAL HIGHLIGHTS (CONTINUED)
-----------------------------------------

Financial highlights for the Company for the three months ended March 31, 2003 are as follows:

                                                    Class A         Class A         Class A
                                                    Series 1        Series 2        Series 3
                                               ---------------- ---------------- ---------------
Per unit operating performance:
     Net asset value, beginning of period           $ 103.97         $ 100.00         $ 100.00
Income from operations:
     Net trading profit/(loss)                          2.33             0.55            (0.64)
     Net investment income/(loss)                      (0.45)           (0.24)           (0.12)
                                               ---------------- ---------------- ---------------
       Total income/(loss) from operations              1.88             0.31            (0.76)
                                               ---------------- ---------------- ---------------
Net asset value, end of period                      $ 105.85         $ 100.31          $ 99.24
                                               ================ ================ ===============
Ratios to average net assets (annualized):
     Expenses                                          1.35%            1.36%            1.42%
     Incentive allocation                              0.09%            0.02%            0.00%
                                               ---------------- ---------------- ---------------
       Total expenses and incentive allocation         1.44%            1.38%            1.42%
                                               ================ ================ ===============
        Net investment income/(loss)                  (1.42%)          (1.35%)          (1.40%)
                                               ================ ================ ===============
Total return (prior to incentive allocation)           1.90%            0.33%           (0.76%)
Incentive allocation                                  (0.09%)          (0.02%)          (0.00%)
                                               ---------------- ---------------- ---------------
        Total return                                   1.81%            0.31%           (0.76%)
                                               ================ ================ ===============


Total return is calculated for each series taken as a whole. The ratios to average net assets and the total return for each member may vary based on the timing of capital transactions. The ratio of expenses to average net assets is calculated by dividing total expenses by the month end average net assets for the period. The components of total return are calculated by dividing the change in the per unit value of each component for the period by the net asset value per unit at the beginning of the period. The ratios to average net assets calculated above do not include the Company's proportionate share of net investment income and expenses of the Investees.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                            FINANCIAL STATEMENTS

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Managing Member and Members
Goldman Sachs Hedge Fund Partners, LLC


We have audited the accompanying balance sheet of Goldman Sachs Hedge Fund Partners, LLC as of December 31, 2003 and 2002, and the related statements of operations, changes in members' equity and cash flows for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31, 2002. These financial statements are the responsibility of the managing member. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Oversight Board. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the managing member, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldman Sachs Hedge Fund Partners, LLC at December 31, 2003 and 2002, and the results of its operations, changes in its members' equity and its cash flows for the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31, 2002 in conformity with U.S. generally accepted accounting principles.





/s/ Ernst & Young LLP


New York, New York

April 8, 2004

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                               BALANCE SHEET

                         DECEMBER 31, 2003 AND 2002


                                   ASSETS

                                              2003          2002
                                        --------------- ------------
Assets:
   Cash and cash equivalents               $48,423,637    $  600,207
   Other assets                                 77,464             -
   Investments (cost $877,478,931 and
     $371,763,132 at 2003 and 2002,
     respectively)                         970,912,828   383,584,606
                                        --------------- ------------
     Total assets                       $1,019,413,929  $384,184,813
                                        =============== ============


                      LIABILITIES AND MEMBERS' EQUITY

Liabilities:
   Due to bank                            $47,500,000     $        -
   Redemptions payable                     34,529,625              -
   Accounts payable and accrued
   liabilities                                168,875        200,644
   Due to managing member                   3,969,687        757,908
                                        --------------- ------------

     Total liabilities                     86,168,187        958,552

Members' equity (units outstanding
8,540,512.41 and
  3,738,439.26 at 2003 and 2002,
respectively)                             933,245,742    383,226,261
                                       --------------   ------------
     Total liabilities and members'
       equity                          $1,019,413,929   $384,184,813
                                       ==============   ============

                          See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                          STATEMENT OF OPERATIONS

          FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE PERIOD
    FROM COMMENCEMENT OF OPERATIONS (APRIL 1, 2002) TO DECEMBER 31, 2002



                                              2003           2002
                                          -------------  -------------
Income from trading:
   Equity in Earnings of Investees        $ 81,854,395    $11,821,474
                                          -------------  -------------
     Net trading profit/(loss)              81,854,395     11,821,474

Interest income                                 97,943         32,724

Expenses:
   Management fee                           9,666,257       2,000,377
   Professional fees                        1,053,505         222,717
   Miscellaneous expenses                      13,910         235,926
                                          -------------  -------------
   Total expenses                          10,733,672       2,459,020
                                          -------------  -------------
     Net investment income/(loss)         (10,635,729)     (2,426,296)
                                          -------------  -------------
Net income/(loss)                          71,218,666       9,395,178

   Less:  Incentive allocation to the
   managing member                          3,560,865         469,759
                                          -------------  -------------
Net income/(loss) available for
   pro-rata allocation to members         $67,657,801     $ 8,925,419
                                          =============  =============


                            See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                  STATEMENT OF CHANGES IN MEMBERS' EQUITY

          FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE PERIOD
    FROM COMMENCEMENT OF OPERATIONS (APRIL 1, 2002) TO DECEMBER 31, 2002

                               Managing member's                                              Total
                                     equity          Members' units    Members' equity    members' equity
                               -----------------     --------------    ---------------    ---------------
Subscriptions                      $        -          3,738,439         $373,831,083       $373,831,083
Allocations of net income/(loss):
  Incentive allocation                469,759                  -                    -            469,759
  Pro-rata allocation                       -                  -            8,925,419          8,925,419
                               -----------------     --------------    ---------------    ---------------

Balance at December 31, 2002          469,759          3,738,439          382,756,502        383,226,261

Subscriptions                               -          5,228,816          524,318,830        524,318,830
Redemptions                        (4,030,624)          (369,585)         (41,487,391)       (45,518,015)
Series collapse                             -            (57,158)                   -                  -
Allocations of net income/(loss):
  Incentive allocation              3,560,865                  -                    -          3,560,865
  Pro-rata allocation                       -                  -           67,657,801         67,657,801
                               -----------------     --------------    ---------------    ---------------

Balance at December 31, 2003       $        -          8,540,512         $933,245,742       $933,245,742
                               =================     ==============    ===============    ===============

                          See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                          STATEMENT OF CASH FLOWS

          FOR THE YEAR ENDED DECEMBER 31, 2003 AND FOR THE PERIOD
    FROM COMMENCEMENT OF OPERATIONS (APRIL 1, 2002) TO DECEMBER 31, 2002


                                            2003           2002
                                        -------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net income/(loss)                      $71,218,666   $9,395,178

Adjustments to reconcile net
  income/(loss) to net
  cash from operating activities:
  Undistributed earnings from
    Investees                             (81,612,422)  (11,821,474)

(Increase) decrease in operating
assets:
   Investments
     Subscriptions                       (508,215,800) (371,763,132)
     Redemptions                            2,500,000             -
   Other assets                               (77,464)            -
Increase (decrease) in operating
liabilities:
   Due to bank                             47,500,000             -
   Redemptions payable                     34,529,625             -
   Accounts payable and accrued
     liabilities                              (31,769)      200,644
   Due to managing member                   3,211,779       757,908
                                        -------------  ------------

Net cash from operating activities       (430,977,385) (373,230,876)
                                        -------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Subscriptions                          524,318,830   373,831,083
   Redemptions                            (45,518,015)            -
                                        -------------  ------------

Net cash from financing activities        478,800,815   373,831,083
                                        -------------  ------------

   Net change in cash and cash
     equivalents                           47,823,430       600,207

Cash and cash equivalents at beginning
  of period                                   600,207             -
                                        -------------  ------------

Cash and cash equivalents at end of
  period                                  $48,423,637     $ 600,207
                                        =============  ============

                          See accompanying notes.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 2003 AND 2002

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------

Organization and basis of financial statements
----------------------------------------------

Goldman Sachs Hedge Fund Partners, LLC (the "Company") was organized as a limited liability company, pursuant to the laws of the State of Delaware and commenced operations on April 1, 2002 for the principal purpose of investing in the equity long/short, event driven, relative value, and tactical trading hedge fund sectors through investments in each of Goldman Sachs Global Equity Long/Short, LLC, Goldman Sachs Global Event Driven, LLC, Goldman Sachs Global Relative Value, LLC and Goldman Sachs Global Tactical Trading, LLC (collectively, the "Investees"). Each of these Investees invests directly through trading advisors, or indirectly through investment vehicles managed by such trading advisors (together, the "Advisors"). Goldman Sachs Princeton LLC ("GS Princeton"), a wholly-owned subsidiary of The Goldman Sachs Group, Inc., is the managing member, administrator and commodity pool operator of the Company.

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require the managing member to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates. The financial statements are expressed in United States dollars. Certain financial statement items for the period from commencement of operations (April 1, 2002) to December 31, 2002 have been reclassified to be comparable with the 2003 presentation.

The Company is an investment company for financial reporting purposes and accordingly carries its assets and liabilities at fair value. Net asset value per unit is determined by dividing the net assets attributable to each series by that series' respective number of units outstanding.

Consolidation
-------------

During the year the Company's ownership percentage of certain Investees exceeded 50%. This ownership percentage will fluctuate as a result of the Company's investment strategy and investor subscriptions and redemptions at the Company and Investee level. The Company does not present consolidated results in its financial statements as the Company does not invest in Investees for purposes of exercising control, ownership in excess of 50% may be temporary, and since the consolidation of these balances would not enhance the usefulness or understandability of information to the member.

The following table summarizes the Company's ownership in the Investees at December 31, 2003 and December 31, 2002 :


                                                                            12/31/2003
                                             --------------------------------------------------------------------
                                                                                               % owned by
                                               Investee Equity       Company investment        the Company
                                               ---------------       ------------------        -----------
Goldman Sachs Global Equity Long/Short, LLC       $425,735,121           $140,117,348             32.91%
Goldman Sachs Global Event Driven, LLC            $530,245,182            221,899,920             41.85%
Goldman Sachs Global Tactical Trading, LLC        $657,712,862            249,583,571             37.95%
Goldman Sachs Global Relative Value, LLC          $621,463,189            359,311,989             57.82%
                                                                     ------------------
    Total                                                                $970,912,828
                                                                         ============

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 2003 AND 2002

NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

                                                                            12/31/2002
                                              ----------------------------------------------------------------------
                                                                                                % owned by
                                                   Investee Equity     Company investment       the Company
                                                   ---------------     ------------------       -----------
Goldman Sachs Global Equity Long/Short, LLC          $152,733,677          $53,355,947            34.93%
Goldman Sachs Global Event Driven, LLC               $142,919,577           84,386,691            59.04%
Goldman Sachs Global Tactical Trading, LLC           $460,645,648           98,921,553            21.47%
Goldman Sachs Global Relative Value, LLC             $411,472,392          146,920,415            35.71%
                                                                       ------------------
     Total                                                                $383,584,606
                                                                          ============

In addition, in December 2003, the Financial Accounting Standards Board ("FASB") issued interpretation No. 46(R), "Consolidation of Variable Interest Entities" ("FIN 46(R)"), which provides new criteria for determining whether consolidation accounting is required. Registered investment companies have been exempted from the provisions of FIN 46(R) and FIN 46(R) has been deferred for non-registered for investment companies pending the release of an FASB Scope of Investment Companies project
("Scope Project"). The Scope Project is designed to determine which entities will qualify as investment companies, and therefore present their investees at fair value. Those entities so qualifying will not need to determine whether their investees should be consolidated pursuant to the provisions of FIN 46(R). FIN 46(R) would have no impact on the Fund's net assets or net increase in net assets resulting from operations. The Company understands that the Scope Project has been approved for issuance by the FASB, and retained these provisions.

Cash and cash equivalents
-------------------------

The Company considers all highly liquid investments with a maturity of less than 90 days at the time of purchase and not held for resale to be cash equivalents. Cash equivalents consisting of time deposits are held at several major financial institutions to which the Company is exposed to credit risk. Cash equivalents are carried at cost plus accrued interest, which approximates market.

Foreign currency
----------------

Assets and liabilities denominated in currencies other than United States dollars are translated at the closing rates of exchange at the end of the period. Transactions during the period are translated at the rate of exchange prevailing on the date of the transaction. Foreign currency transaction gains and losses are included in net trading profit/(loss).

Allocation of net income/(loss)
-------------------------------

The managing member receives an incentive allocation equal to five percent of any new appreciation in the net asset value of each series, as defined. Any depreciation in the net asset value of a series must be recouped prior to the managing member receiving an incentive allocation. Net income/(loss) is allocated monthly to the capital account of each member in the ratio that the balance of each such member's capital account bears to the total balance of all members' capital accounts.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 2003 AND 2002



NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
----------------------------------------------------

Subscriptions and redemptions
-----------------------------

Subscriptions to the Company can be made as of the first day of each calendar quarter or at the sole discretion of the managing member. Redemptions from the Company can be made semi-annually after a twelve-month holding period or at such other times as determined in the sole discretion of the managing member, as provided for in the Company's private placement memorandum.

Income taxes
------------

The Company is taxed as a partnership for U.S. federal income tax purposes. The members include their distributive share of the Company's taxable income or loss on their respective income tax returns. Accordingly, no income tax liability or expense has been recorded in the financial statements of the Company.

Indemnifications
----------------

The Company enters into contracts that contain a variety of indemnifications. The Company's maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote.

NOTE 2 - INVESTMENTS
--------------------

The Investees, to whom the Company is exposed to credit risk, seek capital appreciation over time by investing in the relative value, event driven, equity long/short and tactical trading hedge fund sectors. The Company's investments in Investees are subject to terms and conditions of the respective operating agreements. The investments are carried at fair value as determined by the Company's attributable share of the net assets of the respective Investees. Fair values are determined utilizing net asset value information supplied by each individual Investee net of each Advisor's management and incentive fees. These fees are included in Equity in Earnings of Investees on the Statement of Operations. The underlying investments of each Investee are accounted for at fair value. For investments of the underlying Advisor funds, market value normally is based on quoted market prices or broker-dealer price quotations provided to the Advisor fund. In the absence of quoted market prices or broker-dealer price quotations, underlying Advisor fund investments are valued at fair value as determined by the Advisor or their administrator. Because of the inherent uncertainty of valuation, estimated fair values may differ, at times significantly, from the values that would have been used had a ready market existed. GS Princeton is the managing member for the four Investees. GS Princeton does not charge the Company any management fee or incentive allocation at the Investee level.

The managing member generally has limited access, if at all, to information regarding the Advisors' portfolios and operations and relies on information and valuations provided by the Advisors. Generally, the valuations provided by the Advisors are only audited on an annual basis and are not subject to independent third party verification. Valuations received from the Advisors may differ from the values recognized in the balance sheet.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 2003 AND 2002

NOTE 2 - INVESTMENTS (CONTINUED)

The following table summarizes the Company's investments in Investees at December 31, 2003 and 2002:

                                                         2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                        % of members'                              Net income/
                             Investee                      equity            Fair value               (loss)            Liquidity
-------------------------------------------------       -------------       -------------        ---------------        ----------
Goldman Sachs Global Equity Long/Short, LLC                15.01%           $ 140,117,348        $  15,645,066            (2)
Goldman Sachs Global Event Driven, LLC                     23.78%             221,899,920           28,258,987            (1)
Goldman Sachs Global Tactical Trading, LLC                 26.74%             249,583,571           18,588,822            (3)
Goldman Sachs Global Relative Value, LLC                   38.50%             359,311,989           19,361,520            (1)
                                                         ------------        -------------       ----------------
      Total                                               104.03%           $ 970,912,828        $  81,854,395
                                                         ============       ==============       ================


                                                         2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                        % of members'                             Net income/
                             Investee                      equity            Fair value              (loss)             Liquidity
-------------------------------------------------       -------------       -------------       ----------------        ----------
Goldman Sachs Global Equity Long/Short, LLC                13.92%           $  53,355,947        $   (226,472)            (2)
Goldman Sachs Global Event Driven, LLC                     22.02%              84,386,691             839,462             (1)
Goldman Sachs Global Tactical Trading, LLC                 25.81%              98,921,553           7,135,919             (3)
Goldman Sachs Global Relative Value, LLC                   38.34%             146,920,415           4,072,565             (1)
                                                         ------------        -------------       ----------------
      Total                                               100.09%           $ 383,584,606        $ 11,821,474
                                                         ============       ==============       ================

(1) Redemptions can be made semiannually with 45 days' notice after a twelve-month holding period, or at the sole discretion of the managing member.
(2) Redemptions can be made quarterly with 45 days' notice after a twelve-month holding period, or at the sole discretion of the managing member.
(3) Redemptions can be made semiannually with 60 days' notice, or at the sole discretion of the managing member.

                   GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                       NOTES TO FINANCIAL STATEMENTS

                         DECEMBER 31, 2003 AND 2002

NOTE 2 - INVESTMENTS (CONTINUED)
--------------------------------

Goldman Sachs Global Equity Long/Short, LLC
-------------------------------------------

Goldman Sachs Global Equity Long/Short, LLC seeks risk-adjusted returns primarily through long and short investment opportunities in the global equity markets, with volatility lower than that of such markets. Strategies employed by the Investees are based on each Advisor's assessment of fundamental value compared to market price, although they are implemented via a wide range of styles.

Goldman Sachs Global Event Driven, LLC
--------------------------------------

Goldman Sachs Global Event Driven, LLC seeks risk-adjusted absolute returns with volatility and correlation lower than the broad equity markets by allocating assets to Advisors that operate primarily in the global event driven sector. Event driven strategies seek to identify security price changes resulting from corporate events such as restructurings, mergers, takeovers, spin-offs, and other special situations. Corporate event arbitrageurs generally choose their investments based on their perceptions of the likelihood that the event or transaction will occur, the amount of time that the process will take, and the estimated ratio of return to risk. Strategies that may be utilized in the event driven sector include merger arbitrage, high yield/distressed securities, and special situations. Other strategies may be employed as well.

Goldman Sachs Global Tactical Trading, LLC
------------------------------------------

Goldman Sachs Global Tactical Trading, LLC seeks long-term risk-adjusted absolute returns by allocating its assets to Advisors that employ strategies primarily within the tactical trading sector. Tactical trading strategies are directional trading strategies that generally fall into one of the following two categories: managed futures strategies and global macro strategies. Managed futures strategies involve trading in the global futures and currencies markets, generally using quantitative or discretionary approaches. Global macro strategies generally utilize analysis of macroeconomic, geopolitical, and financial conditions to develop views on country, regional or broader economic themes and then seek to capitalize on such views by trading in securities, commodities, interest rates, currencies and various financial instruments.

Goldman Sachs Global Relative Value, LLC
----------------------------------------

Goldman Sachs Global Relative Value, LLC seeks risk-adjusted absolute returns with volatility and correlation lower than the broad equity markets by allocating assets to Advisors that operate primarily in the global relative value sector. Relative value strategies seek to profit from the mispricing of financial instruments, capturing spreads between related securities that deviate from their fair value or historical norms.
Directional and market exposure is generally held to a minimum or completely hedged. Strategies that may be utilized in the relative value sector include convertible arbitrage, equity arbitrage, and fixed-income arbitrage. Other strategies may be employed as well.

                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2003 AND 2002

NOTE 2 - INVESTMENTS (CONTINUED)
--------------------------------

The Company's proportionate share of each individual investment owned by any individual Investee does not exceed 5% of the Company's equity. The following table reflects the weighted average Advisors' management fee and incentive fee rates at the Investee level at December 31, 2003 and 2002:

                                                                     2003                         2002
                                                         ------------------------      ---------------------------
                                                         Management    Incentive        Management        Incentive
                            Investee                        fees          fee              fees              fee
------------------------------------------------         -----------   ----------       -----------       ---------
Goldman Sachs Global Equity Long/Short, LLC                 1.27%        19.78%            1.15%             19.81%
Goldman Sachs Global Event Driven, LLC                      1.44%        19.93%            1.36%             19.65%
Goldman Sachs Global Tactical Trading, LLC                  1.96%        19.97%            1.94%             19.98%
Goldman Sachs Global Relative Value, LLC                    1.53%        20.60%            1.48%             20.30%


The Advisors' Management and Incentive fees are not paid to the managing member.

The following table summarizes the cost of the Company's investments in the Investees at December 31, 2003 and 2002:
                                                 12/31/2003        12/31/2002
                                               --------------    --------------
Goldman Sachs Global Equity Long/Short, LLC    $ 124,698,754     $  53,582,419
Goldman Sachs Global Event Driven, LLC           193,043,444        83,547,229
Goldman Sachs Global Tactical Trading, LLC       223,858,829        91,785,634
Goldman Sachs Global Relative Value, LLC         335,877,904       142,847,850
                                               --------------    --------------
    Total                                      $ 877,478,931     $ 371,763,132
                                               =============     =============
NOTE 3 - FEES
-------------

The Company pays a monthly management fee to GS Princeton equal to 1.25% per annum of the net assets of the Company as of each month-end, as defined.

The Company pays a monthly administration fee to GS Princeton equal to 0.20% per annum of the net assets at the Investee level. The administration fee is charged at the Investee level and is included in Equity in Earnings of Investees on the Statement of Operations. For the year ended December 31, 2003 and for the period from commencement of operations (April 1, 2002) to December 31, 2002, the administrative fee charged at the Investee level by GS Princeton totaled $1,539,364 and $319,588, respectively.

NOTE 4 - RISK MANAGEMENT
------------------------

In the ordinary course of business, GS Princeton in its capacity as managing member of the Company and the Investees attempts to manage a variety of risks, including market, credit and operational risk. GS

                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2003 AND 2002

NOTE 4 - RISK MANAGEMENT (CONTINUED)
------------------------------------

Princeton in its capacity as managing member of the Company and the Investees attempts to identify, measure and monitor risk through various mechanisms including risk management strategies and credit policies. These include monitoring risk guidelines and diversifying exposures across a variety of instruments, markets and counterparties.

Market risk is the risk of potential significant adverse changes to the value of financial instruments because of changes in market conditions such as interest and currency rate movements and volatility in commodity or security prices. GS Princeton in its capacity as managing member of the Company and the Investees monitors its exposure to market risk through various analytical techniques.

The Company invests in the Investees, and may from time to time redeem its membership units of the Investees. The Investees, in turn, maintain relationships with counterparties that include the Advisors. These relationships could result in concentrations of credit risk. Credit risk arises from the potential inability of counterparties to perform their obligations under the terms of the contract. GS Princeton in its capacity as managing member of the Investees has formal credit-review policies to monitor counterparty risk.

Operational risk is the potential for loss caused by a deficiency in information, communication, transaction processing and settlement, and accounting systems. GS Princeton in its capacity as managing member of the Company and the Investees maintains controls and procedures for the purpose of mitigating operational risk.

There can be no assurance that GS Princeton in its capacity as managing member of the Company and the Investees will be able to implement its risk guidelines or that its risk monitoring strategies will be successful.

NOTE 5 - DERIVATIVE CONTRACTS
-----------------------------

In the normal course of business, the Advisors trade various financial instruments and may enter into various investment activities with off-balance sheet risk. These include, but are not limited to, futures, forwards, swaps and the writing of options. The Company's risk of loss in the Investees is limited to the value of its investment as reported by the Investee.

NOTE 6 - RELATED PARTIES
------------------------

The Due to managing member liability on the Balance Sheet represents management fees due to GS Princeton at December 31, 2003 and 2002.

Goldman, Sachs & Co., an affiliate of the managing member, is one of several prime brokers for the Advisors. Goldman, Sachs & Co. charges commissions at prevailing market rates.

Directors and Executive Officers of the managing member own less than 1% of the Company's equity at December 31, 2003 and 2002.

                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2003 AND 2002

NOTE 7 - BORROWING FACILITY
---------------------------

During the year ended December 31, 2003, the Company entered into a borrowing facility with a major financial institution. The facility is structured as a call spread option that has been issued by the Company to the financial institution. Under the terms of the facility, the Company receives cash and redeposits the amount with the financial institution in a collateral account. The Company has the right to draw funds from the collateral account to use for liquidity purposes. The amount of cash received totaled $47,500,000 and is included in Cash and cash equivalents on the Balance Sheet. The effective interest rate on funds drawn from the collateral account is LIBOR plus 0.875%. The Company also pays the equivalent of a commitment fee of 0.25% on the undrawn funds. The facility expires on July 15, 2004. At December 31, 2003, the Company had not drawn any of the cash collateral balance. Included in Due to bank on the Balance Sheet is $47,500,000, which represents the borrowing at December 31, 2003.

NOTE 8 - MEMBERS' EQUITY
------------------------

At December 31, 2003, the Company has ten series of Class A units outstanding. Each series of Class A units is identical in every regard except with respect to its individualized incentive allocation base. Effective January 1, 2003, Class A Series 2 through Class A Series 9 units were collapsed into Class A Series 1 units, as provided for in the Company's private placement memorandum. Transactions in units for non-managing members for the year ended December 31, 2003 and the period from commencement of operations (April 1, 2002) to December 31, 2002 are as follows:

                                                2003                                      2002
                                -------------------------------------      --------------------------------------
                                    Units                   Amount              Units               Amount
                                ----------------    -----------------      ---------------    -------------------
Series collapse
    Class A
       Series 1                 3,260,399.10           $ 338,995,791              -               $           -
       Series 2                  (243,082.49)            (25,250,693)             -                           -
       Series 3                  (666,920.13)            (68,821,429)             -                           -
       Series 4                  (453,500.00)            (46,408,355)             -                           -
       Series 5                  (284,000.00)            (29,115,024)             -                           -
       Series 6                  (374,618.85)            (38,028,035)             -                           -
       Series 7                  (622,822.97)            (62,750,159)             -                           -
       Series 8                  (377,062.34)            (38,374,169)             -                           -
       Series 9                  (295,550.00)            (30,247,927)             -                           -
                                -------------          --------------      ---------------        --------------
Total                             (57,157.68)          $           -              -               $           -
                                =============          ==============      ===============        ==============

Subscriptions
    Class A
       Series 1                   361,728.64           $  37,610,130         420,882.48           $  42,088,436
       Series 2                   425,994.14              42,599,414         243,082.49              24,308,249
       Series 3                   752,365.57              75,236,557         666,920.13              66,692,013
       Series 4                   879,574.26              87,957,426         453,500.00              45,350,000
       Series 5                   654,391.41              65,439,141         284,000.00              28,400,000
       Series 6                   841,120.00              84,112,000         374,618.85              37,461,885




                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2003 AND 2002


NOTE 8 - MEMBER'S EQUITY (CONTINUED)
------------------------------------

       Series 7                 1,217,902.52             121,790,252         622,822.97              62,269,724
       Series 8                    86,650.95               8,665,095         377,062.34              37,705,776
       Series 9                     8,313.51                 831,351         295,550.00              29,555,000
       Series 10                      774.64                  77,464               -                          -
                                -------------          --------------      ---------------        --------------
Total                           5,228,815.64           $ 524,318,830       3,738,439.26           $ 373,831,083
                                =============          ==============      ===============        ==============



Redemptions
    Class A
       Series 1                   346,366.44           $  39,035,825              -               $           -
       Series 2                    10,000.00               1,079,841              -                           -
       Series 6                     5,000.00                 518,829              -                           -
       Series 7                     7,856.81                 815,062              -                           -
       Series 8                       361.56                  37,834              -                           -
                                  ----------           -------------       ----------             -------------
Total                             369,584.81           $  41,487,391              -               $           -
                                  ==========           =============       ==========             =============

At December 31, 2003 and 2002, members' equity consists of the following:


                                                      2003                                             2002
                                   -----------------------------------------------------------------------------------------
                                         Units                                            Units
                                      outstanding            Net asset value           outstanding           Net asset value
                                   -------------------     -----------------        -----------------        ----------------
Non-managing members
    Class A
       Series 1                    3,696,643.78            $ 421,242,087               420,882.48            $  43,760,711
       Series 2                      415,994.14               44,920,761               243,082.49               25,250,693
       Series 3                      752,365.57               80,402,510               666,920.13               68,821,429
       Series 4                      879,574.26               94,683,681               453,500.00               46,408,355
       Series 5                      654,391.41               69,753,438               284,000.00               29,115,024
       Series 6                      836,120.00               86,760,878               374,618.85               38,028,035
       Series 7                    1,210,045.71              125,529,478               622,822.97               62,750,159
       Series 8                       86,289.39                9,029,305               377,062.34               38,374,169
       Series 9                        8,313.51                  845,096               295,550.00               30,247,927
       Series 10                         774.64                   78,508                     -                          -
                                   ------------            -------------             ------------            -------------
           Subtotal                8,540,512.41            $ 933,245,742             3,738,439.26            $ 382,756,502
                                   ============                                      ============
Managing member                                                        -                                           469,759
                                                           -------------                                     -------------
Total members' equity                                      $ 933,245,742                                     $ 383,226,261
                                                           =============                                     =============


                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2003 AND 2002

NOTE 9 - FINANCIAL HIGHLIGHTS
-----------------------------

Financial highlights for the Company for the year ended December 31, 2003 are as follows:

                                                Class A    Class A    Class A    Class A    Class A
                                                Series 1   Series 2   Series 3   Series 4   Series 5
                                                --------   --------   --------   --------   --------
Per unit operating performance:
    Net asset value, beginning of period        $103.97    $100.00    $100.00    $100.00    $100.00
Income from operations:
    Net trading profit/(loss)                     12.00       9.70       8.43       9.13       7.89
    Net investment income/(loss)                  (2.02)     (1.72)     (1.56)     (1.48)     (1.30)
                                                -------    -------    -------    -------    -------
       Total income/(loss) from operations         9.98       7.98       6.87       7.65       6.59
                                                -------    -------    -------    -------    -------
Net asset value, end of period                  $113.95    $107.98    $106.87    $107.65    $106.59
                                                =======    =======    =======    =======    =======

Ratios to average net assets
    (annualized):
    Expenses                                      1.39%      1.39%      1.38%      1.37%      1.35%
    Incentive allocation                          0.48%      0.40%      0.35%      0.39%      0.33%
                                                -------    -------    -------    -------    -------
       Total expenses and incentive allocation    1.87%      1.79%      1.73%      1.76%      1.68%
                                                =======    =======    =======    =======    =======
       Net investment income/(loss)              (1.86%)    (1.78%)    (1.72%)    (1.74%)    (1.67%)
                                                =======    =======    =======    =======    =======

Total return (prior to incentive
   allocation)                                   10.11%      8.40%      7.23%      8.05%      6.94%
Incentive allocation                             (0.51%)    (0.42%)    (0.36%)    (0.40%)    (0.35%)
                                                -------    -------    -------    -------    -------
       Total return                               9.60%      7.98%      6.87%      7.65%      6.59%
                                                =======    =======    =======    =======    =======


                                                Class A    Class A    Class A    Class A     Class A
                                                Series 6   Series 7   Series 8   Series 9   Series 10
                                                --------   --------   --------   --------   --------
Per unit operating performance:
    Net asset value, beginning of period        $100.00    $100.00    $100.00    $100.00    $100.00
Income from operations:
    Net trading profit/(loss)                      4.79       4.61       5.47       1.98       1.55
    Net investment income/(loss)                  (1.02)     (0.87)     (0.83)     (0.33)     (0.20)
                                                -------    -------    -------    -------    -------
       Total income/(loss) from operations         3.77       3.74       4.64       1.65       1.35
                                                -------    -------    -------    -------    -------
Net asset value, end of period                  $103.77    $103.74    $104.64    $101.65    $101.35
                                                =======    =======    =======    =======    =======

Ratios to average net assets
    (annualized):
    Expenses                                      1.34%      1.30%      1.30%      1.28%      1.27%
    Incentive allocation                          0.20%      0.19%      0.24%      0.09%      0.07%
                                                -------    -------    -------    -------    -------
       Total expenses and incentive allocation    1.54%      1.49%      1.54%      1.37%      1.34%
                                                =======    =======    =======    =======    =======
       Net investment income/(loss)              (1.53%)    (1.49%)    (1.54%)    (1.37%)    (1.34%)
                                                =======    =======    =======    =======    =======

Total return (prior to incentive
   allocation)                                    3.97%      3.94%      4.88%      1.74%      1.42%
Incentive allocation                             (0.20%)    (0.20%)    (0.24%)    (0.09%)    (0.07%)
                                                -------    -------    -------    -------    -------
       Total return                               3.77%      3.74%      4.64%      1.65%      1.35%
                                                =======    =======    =======    =======    =======

                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          DECEMBER 31, 2003 AND 2002

NOTE 9 - FINANCIAL HIGHLIGHTS (CONTINUED)
-----------------------------------------

Financial highlights for the Company for the period from commencement of operations (April 1, 2002) to December 31, 2002 are as follows:

                                     Class A    Class A    Class A    Class A    Class A    Class A    Class A   Class A    Class A
                                     Series 1   Series 2   Series 3   Series 4   Series 5   Series 6   Series 7  Series 8   Series 9
                                     --------   --------   --------   --------   --------   --------   --------  --------   --------
Per unit operating performance:
    Net asset value, beginning
    of period                        $100.00    $100.00    $100.00    $100.00    $100.00    $100.00    $100.00   $100.00    $100.00
Income from operations:
    Net trading profit/(loss)           5.43       5.08       4.25       3.22       3.32       2.05       1.14      2.12       2.59
    Net investment income/(loss)       (1.46)     (1.20)     (1.06)     (0.89)     (0.80)     (0.54)     (0.39)    (0.35)     (0.25)
                                     -------    -------    -------    -------    -------    -------    -------   -------    -------
       Total income/(loss) from
           operations                   3.97       3.88       3.19       2.33       2.52       1.51       0.75      1.77       2.34
                                     -------    -------    -------    -------    -------    -------    -------   -------    -------
Net asset value, end of period       $103.97    $103.88    $103.19    $102.33    $102.52    $101.51    $100.75   $101.77    $102.34
                                     =======    =======    =======    =======    =======    =======    =======   =======    =======

Ratios to average net assets
    (annualized):
Expenses                               1.63%      1.45%      1.47%      1.48%      1.51%      1.31%      1.30%     1.30%      1.27%
    Incentive allocation               0.21%      0.20%      0.17%      0.12%      0.13%      0.08%      0.04%     0.09%      0.12%
                                     -------    -------    -------    -------    -------    -------    -------   -------    -------
       Total expenses and
       incentive allocation            1.84%      1.65%      1.64%      1.60%      1.64%      1.39%      1.34%     1.39%      1.39%
                                     =======    =======    =======    =======    =======    =======    =======   =======    =======
       Net investment income/
       (loss)                         (1.82%)    (1.63%)    (1.61%)    (1.58%)    (1.62%)    (1.36%)    (1.31%)   (1.39%)    (1.38%)
                                     =======    =======    =======    =======    =======    =======    =======   =======    =======

Total return (prior to incentive
    allocation)                        4.18%      4.08%      3.36%      2.45%      2.65%      1.59%      0.79%     1.86%      2.46%
Incentive allocation                  (0.21%)    (0.20%)    (0.17%)    (0.12%)    (0.13%)    (0.08%)    (0.04%)   (0.09%)    (0.12%)
                                     -------    -------    -------    -------    -------    -------    -------   -------    -------
       Total return                    3.97%      3.88%      3.19%      2.33%      2.52%      1.51%      0.75%     1.77%      2.34%
                                     =======    =======    =======    =======    =======    =======    =======   =======    =======




Total return is calculated for each series taken as a whole. The ratios to average net assets and the total return for each member may vary based on the timing of capital transactions. The ratio of expenses to average net assets is calculated by dividing total expenses by the month end average net assets for the period. The components of total return are calculated by dividing the change in the per unit value of each component for the period by the net asset value per unit at the beginning of the period. The ratios to average net assets calculated above do not include the Company's proportionate share of net investment income and expenses of the Investees.

                    GOLDMAN SACHS HEDGE FUND PARTNERS, LLC
                         NOTES TO FINANCIAL STATEMENTS

                          December 31, 2003 and 2002

NOTE 10 - SUBSEQUENT EVENTS
---------------------------

Effective January 1, 2004, Class A Series 2 through Class A Series 10 units were collapsed into Class A Series 1 units, as provided in the Company's private placement memorandum.

GS Princeton and the Company have entered into an agreement with SEI Global Services, Inc. ("SEI") to serve as the sub-administrator of the Company beginning effectively as of March 1, 2004. Pursuant to the agreement, GS Princeton is responsible for paying the fees of SEI. GS Princeton (in its capacity as the administrator of each Investee) and each Investee have entered into a similar agreement with SEI.